UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Allegheny Technologies Incorporated

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Proven to perform anywhere. 2022 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

ATI. Proven to Perform.

ATI

Primary Markets

AEROSPACE
You can't fly without ATI — our materials are on virtually every commercial aircraft flying today — engines and structures.

DEFENSE
Our materials power and protect the armed services in the air, sea and on the ground.

Critical Applications

ENERGY
Our alloys fuel electrical energy in nuclear reactors, renewables, and land-based turbines. Our oil and gas materials fight heat and corrosion deep in the sea.

MEDICAL
Essential for modern medical equipment, devices and implants, our specialty materials save and improve thousands of lives every day.

ELECTRONICS
We give capability to electronic devices through our alloys' unique electrical, magnetic, cosmetic and corrosion resistance properties and our chemicals for metal precursors.

ATI. Proven to Perform. ATI is a producer of specialty materials, highly differentiated by our materials science expertise and advanced process technologies. We are a leader in aerospace and defense and leverage our expertise to adjacent high-value critical applications in the electronics, specialty energy and medical markets. Built on the strong foundation of our legacy companies, we are a global market-driven powerhouse: advanced, innovative, highly sophisticated and quality driven. As a partner with our customers, we are proven to perform in the most extreme conditions. Primary Markets Critical Applications AEROSPACE DEFENSE ENERGY MEDICAL ELECTRONICS You can’t fly without Our materials power Our alloys fuel electrical Essential for modern We give capability to ATI?—?our materials and protect the energy in nuclear medical equipment, electronic devices are on virtually every armed services in reactors, renewables, devices and implants, through our alloys’ unique commercial aircraft the air, sea and on and land-based turbines. our specialty materials electrical, magnetic, flying today?—?engines the ground. Our oil and gas materials save and improve cosmetic and corrosion and structures. fight heat and corrosion thousands of lives every resistance properties and deep in the sea. day. our chemicals for metal precursors.

ATI 2022 Proxy Statement	1

Allegheny Technologies Incorporated 1000 Six PPG Place Pittsburgh, PA 15222

DEAR STOCKHOLDERS

I am pleased to invite you to attend ATI’s 2022 Annual Meeting of Stockholders, my first as Chair of your Board of Directors.

For ATI, 2021 marked a significant turning point defined by critical transformation of our business. We stayed focused on the future, even as we navigated the global pandemic and its many consequences. We took deliberate, decisive actions to focus our business on the demanding, high-value products and markets where our unique materials science capabilities set us apart. This gives ATI a durable competitive advantage. We are confident our actions position ATI to thrive.

Here are just some of the milestones we achieved. Over the course of the year, we completed plans to exit production of our low-margin standard stainless sheet products. We kept pace with our commitment to streamline the operations of our Specialty Rolled Products business, which remains on track for completion this year. Our intense focus on controlling costs ensured that many of the aggressive cost reduction actions we took in 2020 are now structural, continuing to benefit our business year-over-year. We employed disciplined resource allocation strategies focused on maximizing shareholder return, redeploying capital to make the critical investments needed to support the growth of a business purpose-built to manufacture complex, high-value specialty products. At the same time, we further improved our debt profile, continued to reduce our net pension obligation, and improved our liquidity position, ending the year with more than a billion dollars in total liquidity.

It doesn’t end there. As we evolve and grow our business, we are making strides in improving the diversity of our workforce and reducing our carbon footprint. We continue to maintain an outstanding enterprise-wide safety record and promote a zero-injury culture. We are committed to strong execution and operational excellence. As a result, our customers continue counting on us to deliver the mission-critical materials and components they need. We are honored to be rewarded with more of their business as their partner.

We are already seeing positive results. Following unprecedented disruptions to our business precipitated by the pandemic and exacerbated by a three-month labor strike, we returned to profitability in mid-2021, ahead of our own expectations. This was no small achievement. It was made possible by accelerating recovery in our primary end markets and the laser focus and perseverance of our team. While the current geopolitical climate, including recent events in Ukraine, presents a new set of uncertainties, our proven leadership team remains engaged and undaunted, taking on the new challenges created by this crisis across multiple fronts. I’m very proud of all we are accomplishing together and believe we are poised for significant multi-year growth, energized by our many opportunities to enhance stockholder value.

In particular, we are excited about the many opportunities the “greening” of the global economy presents to our business. Our products are indispensable to our customers’ efforts to meet the challenges of the world’s rapidly evolving and demanding sustainability needs and expectations. ATI’s innovative and exacting products and processes are helping to solve the world’s climate and other environmental challenges through materials science in the here and now, with applications ranging from lighter, more fuel efficient, longer-lasting jet engines, to solar, wind and nuclear energy applications, to pollution control and wastewater treatment. We are also committed to environmental sustainability in our own operations. In fact, we reduced our greenhouse gas emissions by nearly half since 2018.

Moving forward, our focus on ATI’s core values continues: we do what we say we’re going to do, when we say we’re going to do it, and we do it the right way. We believe these values strongly resonate with all of our stakeholders, and they permeate our corporate governance practices, investor outreach efforts and compensation programs. You’ll see that reflected in this Proxy Statement.

I encourage you to attend our 2022 Annual Meeting. After careful consideration and in light of unpredictable and rapidly evolving public health concerns, we will conduct this year’s meeting virtually. You will find information about how to participate in the meeting, including information about how to pose questions to our Board and management, in this Proxy Statement.

As we look to 2022 and beyond, your Board remains committed to serving as effective custodians of your investment and advocates for your interests and concerns. The other members of your Board and I value feedback from our investors and look forward to our ongoing dialogue. Thank you for your support of ATI.

Sincerely,

Robert S. Wetherbee

Board Chair, President and

Chief Executive Officer

March 25, 2022

2	ATI 2022 Proxy Statement

Notice of Annual Meeting of Stockholders

Annual Meeting Information
DATE & TIME: Thursday, May 12, 2022 12:00 p.m. Eastern Time
VIRTUAL MEETING SITE: www.meetnow.global/MGR2VDX
RECORD DATE: March 14, 2022

Agenda

1.	Elect three directors;

2.	Approve our 2022 Incentive Plan;

3.	Advisory vote to approve the compensation of our named executive officers; and

4.	Ratify the selection of Ernst & Young LLP as our independent auditors for 2022.

YOUR VOTE IS IMPORTANT

Please vote as soon as possible.

You can help the Company reduce expenses by voting your shares by telephone or Internet; your proxy card or voting instruction card contains the instructions. Or complete, sign and date your proxy card or voting instruction card and return it as soon as possible in the enclosed postage-paid envelope.

How to vote

Via the internet Visit the website listed on our proxy card

By mail Sign, date and return your proxy card in the enclosed envelope

By telephone Call the telephone number on your proxy card

During the Virtual Meeting Attend the Annual Meeting which is being presented virtually via webcast and vote online during the meeting

Admission to the Meeting

We are committed to the safety of our employees and stockholders. After careful consideration, and in light of continued public health concerns regarding the COVID-19 pandemic, we have decided to forego an in-person meeting this year in favor of a virtual meeting format only.

Our goal is to ensure that our stockholders will be able to participate in the virtual meeting like they would at an in-person meeting. You are entitled to participate, vote and submit questions at the virtual 2022 Annual Meeting if you were a stockholder of record as of the close of business on March 14, 2022, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee.

Stockholders of record. You will be able to participate in the 2022 Annual Meeting, vote electronically and submit questions during the live webcast of the meeting, without advance registration. To access the live webcast of the meeting you will need the 15-digit control number on the proxy card or the “Notice Regarding the Availability of Proxy Materials” (the “Notice”) you previously received.

Beneficial Owners. If you are a beneficial owner and hold your shares through an intermediary, such as a bank, broker, or nominee, you must register in advance to participate in the 2022 Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy, along with your email address, to Computershare Trust Company, N.A. (“Computershare”) by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on Monday, May 9, 2022. You will receive a confirmation of your registration and instructions on how to attend the meeting by email after Computershare receives your registration materials.

Beneficial owners that are unable to register in advance may still attend the 2022 Annual Meeting by visiting www.meetnow.global/MGR2VDX as a “guest” but will not have the option to vote shares electronically or submit questions during the live webcast of the meeting. However, you may submit questions in advance of the meeting by emailing your question, along with proof of ownership, to investors@ATlmetals.com.

Our Proxy Statement and 2021 Annual Report are available for review by stockholders of record at envisionreports.com/ATI and by beneficial owners at edocument-review.com/ATI. For further information about ATI, please visit our website at atimetals.com.

On behalf of the Board of Directors:

Amanda J. Skov

Corporate Secretary

March 25, 2022

Important notice regarding the availability of proxy materials for the ATI Annual Meeting of Stockholders to be held on Thursday, May 12, 2022.

As permitted under applicable SEC rules, we are mailing our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and submit proxy votes online. Our Proxy Statement, proxy card and 2021 Annual Report are available for review at: envisionreports.com/ATI.

ATI 2022 Proxy Statement	3

4	ATI 2022 Proxy Statement

Proxy Statement Summary

This summary highlights information that is contained elsewhere in this Proxy Statement. You should carefully read this Proxy Statement in its entirety before voting, as this summary does not contain all of the information that you should consider.

ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME: Thursday, May 12, 2022 12:00 p.m. Eastern Time	VIRTUAL MEETING SITE: www.meetnow.global/MGR2VDX

RECORD DATE AND VOTING:

March 14, 2022

ATI stockholders as of the record date are entitled to vote on the matters presented at the meeting. Each share of common stock of the Company is entitled to one vote for each director nominee and one vote on each other matter presented.

MEETING AGENDA AND VOTING MATTERS

Proposal	Board’s recommendation	Page reference

1. Election of three directors	FOR	9

2. Approval of our 2022 Incentive Plan	FOR	38

3. Advisory vote to approve the compensation of our named executive officers	FOR	45

3. Ratification of Ernst & Young LLP as our independent auditors for 2022	FOR	78

DIRECTOR NOMINEES – CLASS II – TERM TO EXPIRE IN 2025

Name	Director Since	Experience and Qualifications	Board Committees
Leroy M. Ball, Jr.	2019	• Leadership/Governance	• Audit & Risk
		• Finance	• Personnel & Compensation
		• Industry/Manufacturing	• Technology
		• Operations • Labor/HR

		• International/M&A
Carolyn Corvi	2012	• Leadership/Governance	• Nominating & Governance
		• Finance	• Personnel & Compensation
		• Industry/Manufacturing	• Technology
		• Operations • Technical

		• International/M&A
Robert S. Wetherbee	2019	• Leadership/Governance	Mr. Wetherbee, as a member of the Company’s management, does not serve on any independent committees.
		• Finance
		• Industry/Manufacturing
		• Operations • Technical • Labor/HR
		• International/M&A

Proxy Statement Summary	ATI 2022 Proxy Statement	5

BOARD COMPOSITION

ATI has a diverse, highly credentialed and highly experienced Board. Our directors possess a variety of tenure, qualifications, backgrounds, skills and experiences contributing to a Board that is well-rounded and well-positioned to effectively oversee our business and promote the interests of our stakeholders.

Highly Engaged Board Guides the Strategic Direction of Our Company

•

Actively oversees long-term strategic planning and capital allocation decisions, including through an annual, multi-day strategic planning meeting in addition to regular quarterly and other Board meetings.

•	Regularly assesses and oversees management and mitigation of known and emergent risks to our business.

•

Conducts site visits at our facilities throughout the United States. Though our recent ability to conduct these visits has been curtailed by the COVID-19 pandemic, they are a valuable component of our normal governance practices. Visiting our facilities allows our directors to meet with management and other employees and to gain both firsthand exposure to the technologies that drive our success and deeper knowledge of the strengths and challenges of our business and how they tie to our near and long-term strategic goals.

•	Actively and continuously engages in robust Board and senior management succession planning.

•	93% overall attendance rate for Board and Committee meetings during 2021 and more than 96% over the last three years.

•	Market-driven stock ownership guidelines.

Focused and Thoughtful Board Refreshment

•

Our Board routinely engages in succession planning and adds new members on an opportunistic basis when it identifies candidates whom it believes have experience, skill sets and other characteristics that will enhance Board effectiveness.

•	We have a mandatory retirement age, and our Board engages in recruitment as appropriate to support its refreshment efforts.

•

Our annual Board evaluation process assesses the Board’s existing skill sets and the need or desirability of adding members; the Board can appoint new members when presented with candidates who fill a particular need or otherwise would serve as an asset to the Board.

6	ATI 2022 Proxy Statement	Proxy Statement Summary

GOVERNANCE HIGHLIGHTS

Our commitment to good corporate governance is illustrated by the following practices:

•	Board independence (8 out of 9 directors are independent)

•	Lead Independent Director

•	Independent directors regularly meet in executive sessions without management present

•	100% independent Audit & Risk, Personnel & Compensation and Nominating & Governance Committees

•	Annual Board and committee self-assessments

•	Strong corporate governance guidelines and policies

•	Majority voting/director resignation policy for uncontested elections
•	Board diversity (female and minority directors comprise over 30% of our current Board) and mandatory director retirement age

•	Proxy access

•	Limits on future severance arrangements

•	Robust stock ownership guidelines for directors and executive management

•	Intensive succession planning for our Board and executive leadership

•	Well-established Board strategic and risk oversight function

OUR COVID-19 RESPONSE

When the potential impact of the COVID-19 pandemic on our people and business began to emerge in early 2020, we recognized that the urgency of the situation required significant and comprehensive action. Beginning in the first quarter of 2020, ATI immediately developed responsive plans and strategies that we have continued to pursue and refine throughout the pandemic. Consistent with our values and past practices, the safety and well-being of our employees is our top concern. As a critical manufacturing sector business, we were able to continue operating throughout the pandemic, which required an immediate focus on the measures necessary to maintain employee safety.

Our Global Rapid Response Team. During the first quarter of 2020, we convened a cross-functional and global rapid response team comprised of leaders across various disciplines from within our organization, including environmental health and safety, human resources, benefits, legal and communications. The team was tasked with helping to develop our response and monitoring the rapidly evolving nature and impact of the pandemic. The response team quickly established pandemic-related safety policies and guidelines for our business and implemented uniform safety protocols, such as mandatory masking, social distancing requirements and signage, deep cleaning procedures as appropriate and mandatory quarantining in cases of direct exposure, across all of our operating facilities, worldwide. At the same time, our procurement team members worked to ensure that employees were well supplied with personal protective equipment and other materials necessary for them to meet our safety protocols.

Our Workforce. Throughout 2020 and for the first half of 2021, members of our workforce who were able, given the nature of their job responsibilities, were strongly encouraged to work remotely. At the outset of the pandemic, our digital technology team rapidly accelerated the implementation of new tools and security measures across our business to provide highly reliable and highly secure remote access for much of our global workforce. These efforts enabled secure and seamless remote work and interaction among members of our leadership and other team members, helping to minimize in-person interaction and mitigate the risk of virus spread within our own ATI community. Although we have not been spared from infections among our employees and sadly experienced several COVID-related employee deaths during 2021, ATI’s instances of known workplace transmission have been limited. During the latter part of 2021, we began the return-to-work process and adopted flexible work policies to support the ability of our team members to develop flexible hybrid work arrangements.

Our Business. In tandem with our efforts to ensure continued safe working conditions for our employees, we swiftly adjusted our production levels and cost profile to match declining customer demand. We aggressively implemented measures to improve our operational efficiency and enacted other cost reductions to limit the impact of rapidly changing market conditions on our bottom line.

Through these difficult but necessary actions, ATI ensured ongoing production capabilities for our customers, preserved jobs for employees and maintained a strong balance sheet. Many of the cost cutting actions we implemented have become structural, yielding meaningful and lasting improvements in working capital levels, among other benefits. In total, these actions helped to ensure that our business was recovery-ready and poised to capitalize on the improving market conditions and opportunities that have begun to emerge.

Ensuring Appropriate Risk Oversight. Our response team met regularly throughout the pandemic to monitor and assess the health of our employee population, the impact of evolving federal, state and local actions and requirements in response to the pandemic and other matters. The team also reports periodically to our executive management, and updates regarding ATI’s response to the pandemic were a central point of reporting and discussion at every meeting of our Board throughout 2020 and 2021, helping to ensure Board-level oversight of the pandemic’s inherent risks and impacts on our business.

Cybersecurity Program. Throughout 2021 and 2020, special attention was and continues to be given to improving and implementing Cybersecurity Maturity Model Certification controls in support of protecting ATI’s technology and customer data. For more information, see “Corporate Governance, Cybersecurity Risk Oversight” on page 22.

Proxy Statement Summary	ATI 2022 Proxy Statement	7

2021 BUSINESS PERFORMANCE

For ATI, 2021 was a year of marked achievement and accelerating recovery following the profound impact of the global pandemic in 2020 and the sweeping challenges it presented to the global community and economy. Although the pandemic continues to impact our business, we began to benefit in 2021 from meaningful improvement in customer demand from our most significant end-markets, including the commercial aerospace industry.

At the same time, we continued to successfully execute our strategy, positioning our business for recovery and growth. In December 2020, we announced plans to exit production of low-margin standard stainless sheet products, streamline the operations of our Specialty Rolled Products (“SRP”) business, which is part of our Advanced Alloys and Solutions (“AA&S”) segment, and redeploy capital to invest in our specialty capabilities, sharpening our focus on higher-margin opportunities, including in aerospace and defense. We succeeded in this transformation during 2021, in spite of the ongoing challenges to our business; we no longer produce the low-margin standard stainless sheet products that we committed to exiting, and are on track to complete our plans to streamline operations within our SRP business by mid-2022.

Our business returned to profitability in the third quarter of 2021, more quickly than we had anticipated, and we believe that the strategic and operational changes we have achieved and continue to pursue are positioning our business for success in 2022 and beyond.

Sales of $2.8 billion compared to $3.0 billion in the prior year, notwithstanding our exit from standard stainless production

•	Reflects building momentum in commercial aerospace markets and the acceleration of high-value product sales, consistent with our strategy as we emerge from the pandemic-related downturn a stronger, more focused business

•	Includes fourth quarter revenue of $765 million (a 16% year-over-year improvement) and third quarter revenue of $726 million (up 18% sequentially and 21% year-over-year)

Gross profit of $333 million compared to $293 million in 2020

Net loss attributable to ATI of $38.2 million, compared to a net loss attributable to ATI of $1,573 million in 2020, which included $1,507 million in restructuring and other charges, net of associated tax impacts

•	Reflects return to profitability in the third quarter of 2021

Preserved strong liquidity and cash position

•	Refinanced $500 million in long-term debt at meaningfully improved interest rates

•	Significantly reduced our net pension obligations, ending the year at 84% funded status compared to 75% at year-end 2020, representing a $278 million, or 41%, year-over-year improvement

•	Ended the year with total liquidity of over $1 billion, including $688 million of cash on hand at December 31, 2021

Positioned our business for future recovery and growth

•	Exited production of low-margin standard stainless steel sheet products, streamlined the operations of our SRP business and redeployed capital

Returning capital to stockholders.

•	In early 2022, announced a $150 million share repurchase program

“

Velocity is speed in a defined direction. Today’s ATI is a company with accelerating velocity. We’re advancing along the path of our clear and defined strategy, gaining speed every day toward our goal of becoming an aerospace and defense leader.

Our markets are recovering, and we’ve positioned ourselves well. We have amazing capabilities and a winning team. I can’t wait to show the world what we can achieve.”

— Robert S. Wetherbee, Board Chair, President and CEO

8	ATI 2022 Proxy Statement	Proxy Statement Summary

STOCKHOLDER ENGAGEMENT

We value the input we receive from our stockholders. As part of our investor relations program, we regularly communicate with our investors and actively engage with them throughout the year. We solicit their feedback on environmental, social and governance (“ESG”) topics and ATI’s executive compensation program. Our goal is to be responsive to our stockholders and to ensure that we understand and address their concerns and observations. As a result of our stockholder engagement, we have sharpened our ESG reporting and have made significant changes to our corporate governance practices and executive compensation program since 2015.

2021 Say On Pay Vote

Last year, our Say On Pay proposal received the support of more than 98% of the shares voted at our 2021 Annual Meeting. Approximately 87% and 99% of the shares voted at our 2020 and 2019 annual meetings, respectively, were voted in favor of our Say On Pay proposal. Our Board believes this continued support from our stockholders is a result of our commitment to ensure a strong link between pay and performance.

OUR COMPENSATION PHILOSOPHY—PAY FOR PERFORMANCE

ATI’s executive compensation program is designed to support our long-term strategic vision and to align with our pay-for-performance philosophy. The goals of our program are to compensate executive management based on performance, create long-term stockholder value and attract and retain key employees. Paying for performance is a key attribute of ATI’s compensation philosophy. As such, a significant portion of the compensation of each named executive officer (“NEO”) is subject to the achievement of rigorous performance goals and, therefore, is “at risk.”

2021 Target Pay Mix

Proxy Statement Summary	ATI 2022 Proxy Statement	9

TOTAL REALIZED COMPENSATION

When making determinations and awards under our incentive plans, the Personnel and Compensation Committee looks to the actual dollar value of awards to be delivered to the NEOs in any given year, as illustrated by the Total Realized Compensation figures below.

The comparison of 2021 target compensation to realized compensation for our NEOs reflects year-over-year improvement in our business and the outcome of our short-term incentive program, but also reflects the ongoing impact of the COVID-19 pandemic and other challenges that unexpectedly confronted our business in 2020 and 2021, in particular on the outcome of our long-term incentive programs. For 2020, the comparison reflects the significant and unanticipated negative impact on our business of the pandemic, in contrast to our successful performance in 2019 and 2018. Similar to 2021 and 2020, total realized compensation was meaningfully lower than target for each of our NEOs in 2017, when our business performed below our expectations.

2017-2021 Total Realized Compensation as % of Target

These multi-year trends demonstrate our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant portion of senior executive compensation “at risk.”

2021 Target Compensation Comparison to Total Realized Compensation

Named Executive Officer	2021 Target Compensation	2021 Total Realized Compensation	% of Target Realized

Wetherbee	$6,681,250	$4,120,197	62%

Newman	$2,592,000	$1,836,502	71%

Fields	$2,630,000	$1,945,696	74%

Kramer	$2,288,000	$1,705,183	75%

Davis	$2,200,000	$1,585,260	72%

Total Realized Compensation is calculated as follows:

10	ATI 2022 Proxy Statement	Item 1: Election Of Directors Director Terms

Item 1:

Election Of Directors

Our Board of Directors has nominated three directors for election. Leroy M. Ball, Jr., Carolyn Corvi, and Robert S. Wetherbee are standing for election to the Board as Class II directors for three-year terms expiring in 2025.

Plurality Voting: Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

Director Resignation Policy: While directors are elected by a plurality of the votes cast, our Bylaws include a director resignation policy. This policy states that, in an uncontested election, if any director nominee receives a greater number of votes “WITHHELD” from his or her election, as compared to votes “FOR” such election, the director nominee must tender his or her resignation. The Nominating and Governance Committee of the Board is required to make recommendations to the Board regarding any such tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHOLD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee for purposes of our director resignation policy.

If a nominee becomes unable or unwilling to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Company has no reason to believe that any of the nominees for election will be unable or unwilling to serve.

DIRECTOR TERMS

Our directors currently are divided into three classes, and the directors in each class generally serve for three-year terms unless unable to serve due to death, retirement or disability. The term of one class of directors currently expires each year at our annual meeting of stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced or by effectively reassigning a director from another class. The Board may also create a new director position in any class and elect a director to hold the newly created position.

Mandatory Retirement Policy: Our Corporate Governance Guidelines include a mandatory retirement requirement that applies to our directors. Under this policy, an ATI director is expected to retire from the Board no later than the conclusion of the first Annual Meeting of Stockholders that occurs after his or her 75th birthday. If a director will reach his or her 75th birthday during his or her next upcoming term, the Nominating and Governance Committee takes that fact into account in determining whether to recommend nomination of the director for reelection.

OUR DIRECTOR NOMINATION PROCESS

The Board is responsible for recommending director nominees to the stockholders and for selecting directors to fill vacancies between stockholder meetings. The Nominating and Governance Committee recommends candidates to the Board.

The Committee considers director candidates suggested by sitting directors, senior management and stockholders, among other sources. Additionally, the Board has, at times, engaged an external search firm to facilitate nationwide candidate searches as part of its refreshment efforts. The Committee believes that a wide-ranging and robust search is the best way to identify those candidates who most aptly meet the experience, skill and other criteria established by the Committee as necessary or desirable additions to the Board.

Item 1: Election Of Directors Our Director Nomination Process	ATI 2022 Proxy Statement	11

Director Criteria for Nominees

Director candidates are generally selected on the basis of the following criteria:

•	their business or professional experience;

•	recognized achievement in their respective fields;

•	integrity and judgment;

•	ability to devote sufficient time to the affairs of ATI;
•	the diversity of their backgrounds;

•	ability to represent the interests of all stockholders; and

•	the skills and experience their membership adds to the overall competencies of the Board.

Board Diversity is one of many criteria considered by the Board when evaluating candidates. A key factor in determining director nominees is our interest in building a cognitively diverse board representing a wide breadth of experience and perspectives.

12	ATI 2022 Proxy Statement	Item 1: Election Of Directors Our Director Nomination Process

In evaluating the needs of the Board, the Nominating and Governance Committee considers the qualifications and past contributions to the Board of sitting directors and consults with our Board Chair, President and Chief Executive Officer, other members of the Board (including as part of the Board’s annual self-evaluation), and members of executive management. At a minimum, all recommended candidates must exemplify the highest standards of personal and professional integrity, meet any required independence standards, and be willing and able to constructively participate in and contribute to Board and committee meetings. Our Board engages, as appropriate, in refreshment efforts that focus on these and other more specific criteria, including ensuring that the Board continues to include key skill sets.

Director Skills Summary

CEO EXPERIENCE gives our Board strong leadership and experience across a range of corporate governance, strategic planning, finance, operational and management and succession planning matters.	∎	∎			∎	∎		∎	∎

INDUSTRY/MANUFACTURING KNOWLEDGE provides valuable, in-depth knowledge of our industry and/or the end markets we serve, with a detailed understanding of our business challenges and opportunities.	∎	∎	∎	∎	∎	∎	∎		∎

OPERATIONS/PRODUCTION experience gives our Board a practical understanding of the development and implementation of our business plan and the risks and opportunities that can impact our operations and strategies.	∎	∎	∎		∎	∎		∎	∎

FINANCIAL EXPERTISE provides our Board with the financial acumen necessary to inform its oversight of our financial performance and reporting, internal controls and long-term strategic planning.	∎	∎	∎	∎	∎	∎	∎	∎	∎

TECHNICAL OR LEGAL experience brings important perspectives for our business to develop innovative products and technologies and to the Board’s risk oversight function.		∎	∎	∎	∎	∎			∎

LABOR/HUMAN RESOURCES experience enables directors to make important contributions to our efforts to engage in robust succession planning, to attract, motivate and retain high-performing employees, and to interact effectively with our workforce.	∎			∎	∎	∎		∎	∎

MARKETING/COMMUNICATIONS experience helps guide our strategic efforts to develop new and existing markets and to communicate effectively with our stakeholders.	∎	∎			∎	∎		∎	∎

GOVERNMENT/ENVIRONMENTAL backgrounds and experience gives directors a deep understanding of the regulatory environment in which we operate.		∎		∎	∎		∎	∎

INTERNATIONAL/M&A experience is relevant to the global nature of our business and to our long-term strategic planning.	∎	∎	∎	∎	∎	∎	∎		∎

CORPORATE GOVERNANCE/CORPORATE RESPONSIBILITY experience supports our emphasis on strong Board and management accountability, transparency, protection of shareholder interests and long-term value creation.	∎	∎	∎	∎	∎	∎	∎	∎	∎

Item 1: Election Of Directors Our 2022 Director Nominees and Continuing Directors	ATI 2022 Proxy Statement	13

OUR 2022 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Our Board determined that each of the three director nominees qualifies for election under the criteria for evaluation of directors. The Board determined that Mr. Ball and Ms. Corvi qualify as independent directors under applicable rules and regulations and our categorical Board independence standards.

All of our directors bring to our Board a wealth of leadership experience derived from their service in executive and managerial roles, as well as extensive board experience. Background information about the nominees and the continuing directors, including their business experience and directorships held during the past five years, and certain individual qualifications and skills that contribute to the Board’s effectiveness as a whole, is provided below.

Nominees – Class II – Term to Expire at the 2025 Annual Meeting

Leroy M. Ball, Jr.
Director since 2019 Age 53; Audit Committee Financial Expert

Mr. Ball has been the President and Chief Executive Officer of Koppers Holdings Inc., a leading integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, since January 2015, having served as its Chief Operating Officer from August 2014 through December 2014, as both its Chief Operating Officer and Chief Financial Officer from May 2014 to August 2014, and as its Chief Financial Officer from 2010 to May 2014. Before joining Koppers, Mr. Ball served as the Senior Vice President and Chief Financial Officer of Calgon Carbon, Inc., a provider of services, products and solutions for purifying water and air, from 2002 to 2010.

Board Committees:

Chair, Audit & Risk Committee and member, Personnel & Compensation and Technology Committees.

Skills and Qualifications

The Board believes that Mr. Ball’s qualifications include his experience in senior leadership positions and his operational, financial, and public company accounting expertise.

Current Directorships:

•   Koppers Holdings Inc.

•   Koppers, Inc. (a subsidiary of Koppers Holdings Inc.)

Carolyn Corvi
Director since 2012 Age 70

Upon her retirement in 2008, Ms. Corvi concluded a 34-year career with The Boeing Company, a diversified aerospace company, where she most recently served as Vice President, General Manager of Airplane Programs, Boeing Commercial Airplanes, a position she held from 2005 until her retirement.

Board Committees:

Chair, Personnel & Compensation Committee and member, Nominating & Governance and Technology Committees.

Skills and Qualifications

The Board believes that Ms. Corvi’s qualifications include her extensive experience in the aerospace industry (ATI’s core end market) and her knowledge of and experience in manufacturing.

Current Directorships

•   Hyster-Yale Materials Handling, Inc.

•   United Continental Holdings, Inc.

Past Directorships:

•   Goodrich Corporation and Continental Airlines, Inc.

14	ATI 2022 Proxy Statement	Item 1: Election Of Directors Our 2022 Director Nominees and Continuing Directors

Robert S. Wetherbee
Director since 2019 and Board Chair since May 2021 Age 62

Mr. Wetherbee began serving as ATI’s President and Chief Executive Officer and as a member of the Board on January 1, 2019. He was appointed Board Chair in May 2021. He served as Executive Vice President, ATI Flat Rolled Products Group, from January 2015 to December 2018, and prior to that, was the President of ATI Flat Rolled Products from April 2014 to January 2015. From March 2013 to February 2014, Mr. Wetherbee was President and Chief Executive Officer of Minerals Technologies, Inc. He served as President of ATI’s tungsten business from 2010 through 2012, following a 29-year career with Alcoa Inc.

Skills and Qualifications

The Board believes that Mr. Wetherbee’s qualifications include his experience in senior leadership positions both at ATI and at other publicly traded manufacturers and his extensive knowledge of the industry and of ATI’s business given his tenure with the Company and his past long-tenured experience with another major metals producer.

Continuing Directors – Class III – Term to Expire at the 2023 Annual Meeting

James C. Diggs
Director since 2001 Age 73

From 1997 until his retirement in 2010, Mr. Diggs was Senior Vice President and General Counsel of PPG Industries, Inc., a manufacturer and distributor of a broad range of paints, coatings and specialty materials. He held the position of Secretary from 2004 to 2009.

Board Committees:

Chair, Nominating & Governance Committee and member, Audit & Risk Committee.

Skills and Qualifications

The Board believes that Mr. Diggs’s qualifications include his experience with industry and legal matters, his senior leadership at a global public company, and his experience with domestic and international operations.

Current Directorships:

•   Brandywine Realty Trust

J. Brett Harvey
Director since 2007, Lead Independent Director since May 2021 Age 71

Mr. Harvey previously served as Chairman Emeritus of CONSOL Energy Inc., a leading diversified energy company in the United States, from May 2016 to May 2017. He served as Chairman of CONSOL from 2010 until his retirement in May 2016 and was Executive Chairman from May 2014 to January 2015. Mr. Harvey was Chief Executive Officer of CONSOL from 1998 until May 2014. He also served as President from 1998 until 2011. Mr. Harvey was Chairman of CNX Gas Corporation, a subsidiary of CONSOL, from 2009 to 2010 and was a Director of CNX from 2005 to 2014.

Board Committees:

Member, Nominating & Governance and Personnel & Compensation Committees

Skills and Qualifications

The Board believes that Mr. Harvey’s qualifications include his significant oversight experience from serving as the chief executive officer of public companies, his industry experience in the oil and gas market (a large end market for ATI), and his operational expertise.

Current Directorships:

•   Barrick Gold Corporation (Lead Director since 2013)

•   Warrior Met Coal (Lead Independent Director since 2018)

Past Directorships:

•   CONSOL Energy Inc. (Chairman from 2010 to 2016) and CNX Gas Corporation (Chairman from 2009 to 2010)

Item 1: Election Of Directors Our 2022 Director Nominees and Continuing Directors	ATI 2022 Proxy Statement	15

David J. Morehouse
Director since 2015 Age 61

Mr. Morehouse is Chief Executive Officer and President of Pittsburgh Penguins LLC, which owns and operates the Pittsburgh Penguins National Hockey League team. He was named President of the Pittsburgh Penguins in 2007 and has also served as Chief Executive Officer since 2010. He joined the Pittsburgh Penguins in 2004 as a consultant for special projects, including the construction of the team’s current arena.

Board Committees:

Member, Audit & Risk and Technology Committees.

Skills and Qualifications

The Board believes that Mr. Morehouse’s qualifications include his leadership, strategic planning and development, operations, branding and marketing, and government experience.

Continuing Directors – Class I – Term to Expire at the 2024 Annual Meeting

Herbert J. Carlisle
Director since 2018 Age 66

General Carlisle has been President and Chief Executive Officer of the National Defense Industrial Association (NDIA) since March 2017, when he retired from the United States Air Force as a four-star general following a 39-year military career. His last Air Force assignment was as Commander, Air Company Command at Langley Air Force Base in Virginia. Prior to that, he was the Commander of the Pacific Air Forces, the air component Commander for the U.S. Pacific Command, and served as executive director of Pacific Air Combat Operations staff, Joint Base Harbor in Hawaii, following various operational and staff assignments throughout the Air Force, including as chief of air operations, U.S. Central Command Forward in Riyadh, Saudi Arabia and as director of legislative liaison at the Office of the Secretary of the Air Force.

Board Committees:

Member, Audit & Risk and Technology Committees.

Skills and Qualifications

The Board believes that General Carlisle’s qualifications include his executive leadership experience as a senior military official, his legislative and government experience and his experience and knowledge in the aerospace and defense fields.

Current Directorships:

•   IAP Worldwide Services, Inc.

•   The Entwistle Company

•   Crew Training International

16	ATI 2022 Proxy Statement	Item 1: Election Of Directors Our 2022 Director Nominees and Continuing Directors

David P. Hess
Director since 2019 Age 66

Mr. Hess has 40 years of experience in the aerospace industry, including 38 at United Technologies Corporation where he most recently served as Executive Vice President and Chief Customer Officer for UTC Aerospace from January 2015 until his retirement in January 2017. From 2009 to 2014 he was President of Pratt & Whitney, a subsidiary of UTC, responsible for the company’s global operations in the design, manufacture and service of engines for commercial and military aircraft. Most recently, Mr. Hess served as a board member for Arconic Corporation from March 2017 to May 2019, and as Arconic’s Chief Executive Officer from April 2017 to January 2018.

Board Committees:

Chair, Technology Committee and member, Nominating & Governance and Personnel & Compensation Committees.

Skills and Qualifications

The Board believes that Mr. Hess’s qualifications include his extensive aerospace background and leadership experience, including his recent service as a Chief Executive Officer.

Current Directorships:

•   Woodward, Inc.

•   Southwest Airlines Co.

Past Directorships:

•   Arconic Corporation

Marianne Kah
Director since 2019 Age 68

Ms. Kah is a global energy and raw materials markets expert with extensive experience in board-level strategic planning and risk analysis. She served as Chief Economist for ConocoPhillips, an oil and gas exploration and production company, for more than 20 years until her retirement in 2017, developing market outlooks, risk assessments and scenario plans that drove corporate strategy. She currently serves as an adjunct senior research scholar and Advisory Board member of Columbia University’s Center on Global Energy Policy. In 2021, she received certification by Ceres and University of California Berkeley School of Law in “ESG: Navigating the Board’s Role.” She is Past President of the U.S. Association for Energy Economics and current co-leader of the Energy Roundtable for the National Association for Business Economics.

Board Committees:

Member, Audit & Risk and Technology Committees.

Skills and Qualifications

The Board believes that Ms. Kah’s qualifications include her energy markets experience and expertise, her leadership skills and past role as a senior leader of a global public company, and her extensive strategic planning background.

Current Directorships:

•   PGS ASA

Our Corporate Governance Our Commitment to Integrity, Corporate Governance and Sustainability	ATI 2022 Proxy Statement	17

Our Corporate Governance

We are committed to a strong self-governance program. Our corporate governance practices are designed to maintain high standards of oversight, compliance, integrity and ethics, while promoting growth in long-term stockholder value. The role of our Board of Directors is to ensure that ATI is managed for the long-term benefit of our stockholders and other stakeholders.

Each year, we review our corporate governance and compensation policies and practices and engage with our stockholders. In our ongoing effort to ensure that our governance policies and practices consistently reflect best practices, we take suggestions from our stockholders into consideration, along with developments and evolving trends reflected in the standards established by proxy advisory firms, as well as in the policies, practices and disclosures of other public companies. In this way, we affirm our commitment to performance and innovation by continually evolving our programs to benefit all of our stakeholders.

OUR COMMITMENT TO INTEGRITY, CORPORATE GOVERNANCE AND SUSTAINABILITY

ATI is committed to conducting its business in an honest, ethical and lawful manner. Our employees strive to satisfy the spirit and intent, as well as the technical requirements, of the contracts we enter into and the laws, regulations and rules that govern us.

We are committed to protecting the health and safety of our employees, the environment, and our communities. We support sustainable development and consistently work to improve our operations to the benefit of our stockholders, employees, customers and local communities.

We are committed to providing a workplace where employees are treated with dignity and respect, free of harassment and discrimination, and where all employees can fulfill their potential based on merit and ability.

We value our reputation. We pledge to promptly address issues in a lawful and proper manner. We strive to create value for our stakeholders while continually improving our performance as a good corporate citizen.

We are also committed to providing information in our financial reporting that is accurate, complete, objective, relevant, timely and transparent, and we have a robust system of internal controls.
We take these commitments seriously. Our management and our Board have instilled a culture throughout our organization that supports and honors these commitments. We expect that the actions of our employees, officers and directors comply with these principles and all polices undertaken to further these objectives.

Corporate Governance Information on Our Website

The following governance documents are available on our website atimetals.com, at “Investors – Corporate Governance”:

•	Corporate Governance Guidelines

•	Corporate Guidelines for Business Conduct and Ethics (including Financial Code of Ethics)

•	Board Committee Charters

•	Certificate of Incorporation and Bylaws

Paper copies can be obtained by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

Additionally, our current ESG Report is available at ATImetals.com/aboutati/Pages/safety-sustainability. For more information, see page 27 of this Proxy Statement.

18	ATI 2022 Proxy Statement	Our Corporate Governance ATI Corporate Governance at a Glance

ATI CORPORATE GOVERNANCE AT A GLANCE

Presented below are some highlights of the ATI corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

Board Independence	• Eight of our nine current directors are independent.

Lead Independent Director

•  J. Brett Harvey currently serves as our Lead Independent Director.

•  Our independent directors meet in regularly scheduled executive sessions without the presence of management.

•  Stockholders can communicate with the independent directors through the Lead Independent Director.

Board Composition

•  Currently, the Board has fixed the number of directors at nine.

•  Our Board regularly assesses its performance and can adjust the number of directors according to need or as the opportunity arises to enhance the overall mix of skills and experience represented on our Board.

•  As shown under Item 1 – Election of Directors, our Board has a diverse mix of skills, experience and background. We also have a mandatory retirement age, as described elsewhere in this Proxy Statement.

Accountability to Stockholders

•  Engagement with Stockholders. We actively reach out to our stockholders through our annual engagement program and communicate with them on important compensation, governance and environmental and social sustainability issues. Also, stockholders can contact our Board, Board Chair or management by email or regular mail.

•  Proxy Access. We allow a stockholder or group of up to 20 stockholders owning an aggregate of 3% or more of our outstanding common stock for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors then in office or two nominees, whichever is greater, provided the stockholders and nominees otherwise satisfy the requirements of our Bylaws.

•  Majority Voting/Director Resignation Policy. Our director resignation policy provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” his or her election must promptly tender his or her resignation to the Board for the Board’s consideration.

Independent Board Committees

•  We have four Board committees: Audit & Risk; Nominating & Governance; Personnel & Compensation; and Technology.

•  All of the Board committees are composed entirely of independent directors, and each has a written charter that is reviewed and reassessed annually and is posted on our website.

Risk Oversight

•  Our full Board is ultimately responsible for risk oversight and has designated committees to assist in the oversight of certain key risks. Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Succession Planning

•  The Board actively monitors our management succession plans and receives regular updates on employee engagement, diversity and retention matters. At least annually, the Board reviews senior management succession and development plans.

•  Additionally, the Board evaluates matters related to Board succession and the processes by which additional directors with strong and diverse experience can be attracted and selected for future Board seats.

Self-Evaluations	• We have an annual self-evaluation process for the Board and for each standing committee of the Board.

Director and NEO Stock Ownership

•  Each director is expected to own ATI common stock with a value equivalent to at least four times the amount of the annual cash retainer that we pay to our directors.

•  Executives are expected to own ATI common stock with a value equivalent to:

–  CEO: six times base salary;

–  Executive Vice Presidents: three times base salary; and

–  Senior Vice Presidents: two times base salary.

Ethics/Corporate Responsibility

•  Our Corporate Guidelines for Business Conduct and Ethics, as well as the Company’s annual ESG Report, are disclosed on our website.

•  The Company has an active ethics and compliance program, which includes regular employee training.

Our Corporate Governance Our Board and its Role	ATI 2022 Proxy Statement	19

OUR BOARD AND ITS ROLE

Our Board Leadership Structure

Our Board has the flexibility to determine whether it is in the best interests of ATI and its stockholders to separate or combine the roles of Board Chair and Chief Executive Officer at any given time. In making that determination, the Board assesses whether the roles should be separated or combined based on its evaluation of the existing composition of the Board and the circumstances at the time.

In 2021, in conjunction with the retirement of our prior Board Chair, our Board reassessed its then-current leadership structure. After careful consideration, the Board determined that the Company and its stockholders would be best served by combining the roles of Board Chair and Chief Executive Officer. Accordingly, Mr. Wetherbee assumed the role of Board Chair, President and Chief Executive Officer in May 2021, and J. Brett Harvey now serves as our Board’s Lead Independent Director.

Why a combined Board Chair and CEO role is best for ATI and our stockholders at this time

Our Board believes that maintaining a combined Board Chair and Chief Executive Officer role promotes unified leadership and direction for the Company and facilitates the efficient implementation of our strategies to create shareholder value over the long-term. Additionally, the Board believes that Mr. Wetherbee, serving in both capacities, effectively bridges communication between the Board and our management.

Our Board’s ability to maintain appropriate independent oversight of our business strategies and activities is enhanced by ATI’s existing strong governance structures and policies, such as:

•	establishing a Lead Independent Director;

•	appointing only independent directors to the standing committees of the Board; and

•	regularly scheduling executive sessions of the independent directors.

OUR LEAD INDEPENDENT DIRECTOR

First elected to the Board in 2007, J. Brett Harvey serves as our Lead Independent Director. The Lead Independent Director is the principal liaison between the independent directors and the Board Chair on Board-wide issues.

Role and Responsibilities:

•  Preside, in the absence of the Chair, at meetings of the Board, including executive sessions of the independent directors;

•  Call meetings of the independent directors when necessary and appropriate;

•  Facilitate communication with, and among, independent directors between meetings, when appropriate;

•  Advise the Chair regarding schedules, agendas and the quantity, quality and timeliness of information for Board and committee meetings;

•  Serve as a contact for stockholders wishing to communicate with the Board other than through the Chair, when appropriate;

•  Communicate with other external constituencies, as needed; and

•  Advise and consult with the Chair on matters related to corporate governance and Board performance and generally serve as a resource for, and counsel to, the Chair.

Independent Committees

Our Board has four standing committees, its: Audit and Risk Committee; Nominating and Governance Committee; Personnel and Compensation Committee; and Technology Committee. Each standing committee of the Board is comprised entirely of independent directors, and each has a written charter that describes its responsibilities.

For more information, see “The Role of Our Board” and “Board Committees” below.

20	ATI 2022 Proxy Statement	Our Corporate Governance Our Board and its Role

The Role of Our Board

Our Board is elected by our stockholders to safeguard their interests through oversight of management and the good faith exercise of its members’ business judgment. At the same time, our Board recognizes that the long-term interests of ATI are advanced by recognition of the concerns of other constituencies, including employees, customers, suppliers and the communities in which ATI operates. Accordingly, while not involved in our day-to-day operations, our Board actively oversees matters of key importance to the overall conduct of our business, including among other matters, our financial performance and expectations, development and implementation of our strategic plans, capital structure and allocation, matters impacting our corporate governance and culture, and the identification and mitigation of known and emergent enterprise risks and opportunities, including those pertaining to environmental, workforce and community safety and sustainability.

Key Oversight Responsibilities of the Board:

Strategy

•  The Board oversees and lends perspective to management’s development and execution of near, medium and longer-term strategy

•  Strategic considerations are an integral part of every Board meeting and foundational to deliberations and decision-making processes of our Board and its committees

Leadership

•  The Board oversees succession planning and talent development for senior executive positions

•  The Board’s Personnel and Compensation Committee has primary responsibility for overseeing succession planning for the CEO position

Risk

•  The Board oversees risk management

•  Each of the Board’s standing committees, which regularly meet and report to the full Board, play key roles, as defined in their respective charters, in the Board’s exercise of its oversight function

Strategy Oversight

Our directors oversee and, leveraging their broad array of backgrounds, experience and expertise, lend perspective and insight to, management’s development and execution of near, medium and longer-term strategy.

Leadership Development and Succession Oversight

With the support of the Personnel and Compensation Committee and its independent compensation consultants, our Board actively monitors our comprehensive senior leadership development and succession plans with a view to ensuring the team’s ongoing performance, resilience and diversity of background, skills and experience. Leadership development, engagement, retention and succession matters are regularly addressed during Board meetings throughout each year and during the Board’s annual multi-day strategy meeting. Additionally, the Board conducts an in-depth review of senior management development and succession plans at least annually.

Our Corporate Governance Our Board and its Role	ATI 2022 Proxy Statement	21

Risk Oversight

Understanding the risks and opportunities facing the Company is fundamental to the Board’s ability to effectively exercise its oversight function and promote stakeholder interests. We view the consideration of enterprise risk — the specific financial, operational, business and strategic risks that the Company faces — as integral to our decision-making processes at both the Board and management level. We consistently seek to identify potential risks and to balance risk mitigation with a level of risk tolerance that enables us to pursue opportunities to grow stockholder value as they arise.

This approach is intended to foster open dialogue and to assist our Board in understanding critical risks to our business and strategy, appropriately allocating oversight responsibility among its standing committees and evaluating the operation of the Company’s risk management processes.

22	ATI 2022 Proxy Statement	Our Corporate Governance Our Board and its Role

Cybersecurity Risk Management and Oversight

Our Board is actively engaged in the oversight of our cybersecurity and information security programs. ATI recognizes the increasing significance that cybersecurity has to our operations and the success of our business. We also recognize the need to continually assess cybersecurity risk and evolve our response in the face of a rapidly and ever-changing environment. Our Chief Digital and Information Officer leads development and execution of our digital strategy, as well as our efforts to address and mitigate digital technology risks, in partnership with ATI’s business leaders. Our Chief Information Security Officer oversees our comprehensive cybersecurity program.

In recent years, the need to ensure cybersecurity while enabling a comprehensive and highly-reliable remote working environment for a significant proportion of our workforce was a central component of our response to the COVID-19 pandemic. Throughout 2020 and 2021, special attention was and continues to be given to improving and implementing Cybersecurity Maturity Model Certification controls in support of protecting ATI’s technology and customer data.

Additionally, we have a robust Cybersecurity Incident Response Plan in place that provides a documented framework for handling high severity security incidents and facilitates coordination across multiple parts of ATI. We routinely perform simulations and drills at both a technical and management level. We incorporate external expertise and reviews in all aspects of our program, and all personnel receive regular cybersecurity awareness training.

As part of its program of regular oversight, the Audit and Risk Committee assists the Board in overseeing ATI’s cybersecurity risk. The Audit and Risk Committee receives quarterly reports from our Chief Digital and Information Officer and the Chief Information Security Officer on ATI’s cybersecurity risk profile and enterprise cybersecurity program.

ESG Risk Oversight

Environmental Sustainability

The Audit and Risk Committee is broadly responsible for assisting the Board in overseeing risks associated with climate change and other environmental compliance and sustainability matters. The Committee regularly discusses with management the Company’s significant risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management guidelines and policies.

The Technology Committee is responsible for assessing the technical capabilities of the Company in all phases of its activities and the risks and opportunities such capabilities present in relation to corporate strategies and plans. Among other matters, it is charged with assisting the Board in identifying and analyzing significant emerging scientific, technological, and product or process-related innovations and current or emerging industry or geopolitical developments regarding the same, that could disrupt or present opportunities to the Company’s overall business strategy. From an ESG perspective, it is expected in particular that the Technology Committee’s work will enhance that of the Audit and Risk Committee in overseeing the impact of, and the Company’s response to, the many challenges and opportunities presented by climate change.

Social Responsibility	The Personnel and Compensation Committee assists the Board in its oversight responsibility concerning executive compensation and management organization matters generally. Among other specific matters, it monitors and encourages the development of intellectual capital and oversees the Company’s human capital management policies and procedures, including its workforce and professional development and diversity and inclusion initiatives, the impact to the Company of current or anticipated political, legislative or regulatory trends or developments regarding human capital management, including without limitation diversity and inclusion in the workplace, and management’s efforts to mitigate any resulting risks to the Company.

Governance	The Nominating and Governance Committee assists the Board in overseeing the Company’s corporate governance practices and profile, including as appropriate, the legal standards, prevailing recommended practices, investor views and potential benefits and risks associated with or impacting such governance practices and profile. It leads the Board’s director succession planning and recruitment efforts and makes recommendations to the Board concerning its committee structure, the membership of committees of the Board and the chairpersons of the respective committees, including committee member qualification, appropriate delegations of authority to its various committees, and exercise of its oversight function with regard to ESG matters through the operation of its committees.

Our Corporate Governance Our Board and its Role	ATI 2022 Proxy Statement	23

Board Committees

The Board has four standing committees, its: Audit and Risk Committee; Nominating and Governance Committee; Personnel and Compensation Committee; and Technology Committee. Each standing committee of the Board is comprised entirely of independent directors.

Each committee has a written charter that describes its responsibilities. Each of the Audit and Risk Committee, the Nominating and Governance Committee and the Personnel and Compensation Committee has the authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each committee annually conducts a review and evaluation of its performance and reviews and reassesses its charter.

The table below provides information about the Board committee memberships that our independent directors currently hold. The table also shows the number of meetings held by each Board committee in 2021.

Director	Audit and Risk	Nominating and Governance	Personnel and Compensation	Technology

L. M. Ball	CHAIR		∎	∎

H. J. Carlisle	∎			∎

C. Corvi		∎	CHAIR	∎

J. C. Diggs	∎	CHAIR

J. B. Harvey		∎	∎

M. Kah	∎			∎

D. P. Hess		∎	∎	CHAIR

D. J. Morehouse	∎			∎

Number of Meetings held in 2021	11	4	6	4

(1)

Mr. Wetherbee is not a member of any of the Board’s standing committees. However, in his capacity as Board Chair, he may attend each Committee meeting, except to the extent that a Committee requests to meet without the Chair present.

24	ATI 2022 Proxy Statement	Our Corporate Governance Our Board and its Role

Audit and Risk Committee

Number of 2021 Meetings: 11

Chair:

Leroy M. Ball, Jr.*

Members:

Herbert J. Carlisle

James C. Diggs

Marianne Kah

David J. Morehouse

* Mr. Ball meets the SEC criteria for an “audit committee financial expert” and the NYSE requirements for accounting or related financial management expertise.

Role and Primary Responsibilities:

Assists the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, and the performance of the Company’s internal audit function, as well as the Company’s major financial policies and actions of the Company, including with regard to:

• Retention, compensation, evaluation and oversight of ATI’s independent auditors, including:

–   pre-approval of engagement fees and all audit and non-audit services to be performed by the independent auditors;

–   review and approval of the annual audit plan;

–   oversight of auditor independence and internal quality and control procedures; and

–   periodic review of the experience and qualifications of the independent auditors’ lead partner and evaluation of compliance with applicable partner rotation requirements;

• Oversight of the Company’s internal audit function, including staffing levels and the annual internal audit plan;

• The Company’s quarterly and annual financial statements and earnings releases and related SEC reports, including:

–   critical accounting policies and practices, new accounting pronouncements and related disclosures;

–   significant financial reporting issues and judgments and the treatment of complex or unusual transactions;

–   significant internal control matters, including recommendations as to the adequacy of the Company’s system of internal controls; and

–   critical audit matters and related disclosures;

• The Company’s various compliance programs;

• Generally, the identification, evaluation and mitigation, as appropriate, of significant risks to the Company and its business, operations and results, including without limitation risks associated with climate change and other environmental compliance and sustainability matters and cybersecurity risk;

• The review and approval of any related party transaction; and

• The Company’s debt and equity structure, dividends, authorized capital stock, and credit agreements.

Both the independent auditors and the internal auditors have full access to the Committee and meet on a routine basis without management being present. Additionally, the Audit and Risk Committee serves as named fiduciary of certain employee benefit plans maintained by the Company.

Nominating and Governance Committee

Number of 2021 Meetings: 4

Chair: James C. Diggs Members: Carolyn Corvi J. Brett Harvey David P. Hess

Role and Primary Responsibilities:

Assists the Board in its oversight of the Company’s corporate governance matters, including through recommendations regarding:

• The annual evaluation of the Board and its committees;

• The Board’s director succession planning and recruitment efforts;

• The Board’s committee structure, including the membership of committees of the Board and the chairpersons of the respective committees, committee member qualification, and appropriate delegations of authority to its various committees;

• Oversight of ESG matters through the operation of its committees;

• Director nominees to the Board, including evaluation of new candidates and current directors who are being considered for re-election; and

• The Company’s director compensation program.

Our Corporate Governance Our Board and its Role	ATI 2022 Proxy Statement	25

Personnel and Compensation Committee

Number of 2021 Meetings: 6

Chair:

Carolyn Corvi

Members:

Leroy M. Ball, Jr.

J. Brett Harvey

David P. Hess

Each member of the Personnel and Compensation Committee is a “non- employee director” of the Company as defined under Rule 16b-3 of the Securities Exchange Act of 1934.

Role and Primary Responsibilities:

Assists the Board in its oversight of the Company’s executive compensation programs, including through recommendations regarding:

• CEO and other executive officer compensation, based on reviews, with outside compensation consultants and other advisors, of best practices, policies and practices at peer companies and other information and recommendations;

• Goals and objectives for CEO and other executive officer compensation, the CEO’s performance in light of those goals and objectives, and the CEO’s compensation level based on this evaluation;

• Non-CEO executive officer compensation;

• Incentive compensation plans and equity-based plans that require Board approval and administration of those plans;

• The development of intellectual capital and the Company’s human capital management policies and procedures, including its workforce and professional development and diversity and inclusion initiatives;

• The impact to the Company of current or anticipated political, legislative or regulatory trends or developments regarding human capital management, including without limitation diversity and inclusion in the workplace, and management’s efforts to mitigate any resulting risks to the Company; and

• Senior management succession and executive management organization matters generally.

The Personnel and Compensation Committee has the sole authority to retain, approve fees and other terms for, and terminate any compensation consultant used to assist the committee in the evaluation of CEO or other executive compensation. The Committee also may obtain advice and assistance from internal or external legal, accounting or other advisors.

• The Committee has retained an independent compensation consultant, Meridian Compensation Partners, LLC.

• The Committee also utilizes external legal advisors and assesses the independence of its advisors.

Please see the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement for more discussion about the Committee’s role in executive officer compensation.

Technology Committee

Number of 2021 Meetings: 4

Chair: David J. Hess Members: Leroy M. Ball, Jr. Herbert J. Carlisle Carolyn Corvi Marianne Kah David J. Morehouse

Role and Primary Responsibilities:

Assists the Board in its oversight of changing technologies and the manner in which they may affect ATI, its technical capabilities and competitive position:

• Considers the impact of technologies on the well-being of the Company;

• Assesses ATI’s technical capabilities in relation to corporate strategies and plans; and

• Makes recommendations to the Board concerning priorities, asset deployment, and other matters relating to the Company’s technical activities, including the Company’s response to the challenges and opportunities presented by climate change.

26	ATI 2022 Proxy Statement	Our Corporate Governance Our Board and its Role

Board Self-Assessment

Annually, our Board Chair or Lead Independent Director facilitates the Board’s own self-assessment process, the results of which help to inform Board-level discussions regarding Board and Committee composition, Board succession planning and potential director candidates, corporate governance practices and other matters.

Our Corporate Governance Environmental and Social Sustainability	ATI 2022 Proxy Statement	27

ENVIRONMENTAL AND SOCIAL SUSTAINABILITY

At ATI, we recognize that long-term excellence and profitability require sustainable practices. Sustainability can mean many things, and for ATI it is an evolving and developing effort. Our core values emphasize the safety and sustainability of our products, people and the communities in which we operate, and we continually review and refine our efforts to enrich those communities, improve the health and safety of our employees, ensure the sustainability and quality of our workforce and lessen our environmental impact. We were pleased to be named by Newsweek as one of America’s Most Responsible Companies for 2021. The following discussion highlights some of our key sustainability initiatives and areas of current focus.

Under our short-term incentive program, the Personnel and Compensation Committee of our Board has expressly reserved the broad discretion to reduce or eliminate any annual cash incentive award that may otherwise be payable to one or more participants, including each NEO, if any facet of our financial or operational performance, especially in relation to the Committee’s expectations for workplace safety, the environmental impact of our business or other aspects of our annual performance with the potential to affect the sustainability of our business, is sub-standard in the view of the Committee.

ESG Report Highlights

ATI published its most recent ESG Report in July 2021, addressing our ESG efforts during 2020, and anticipates publishing an updated 2021 Report prior to our 2022 Annual Meeting. Recognizing that “sustainability” can mean many things, the Report provides an overview of environmental, workforce health and safety and community sustainability efforts and achievements across our business. We also report specific environmental sustainability goals that ATI will pursue through 2030, using our 2018 results as the baseline against which we will measure our achievement. We intend to publish our report and update our stakeholders on our progress toward these goals annually. ATI’s ESG Report is available at ATImetals.com/aboutati/Pages/safety-sustainability.aspx

Additionally, during 2021, we undertook an initiative to begin reporting on the impacts of climate change on our business consistent with the Task Force on Climate-related Financial Disclosures (“TCFD”) framework. We intend to publish our first TCFD report prior to our 2022 Annual Meeting.

All ATI operations are committed to:

•	Reducing their energy intensity through conservation efforts and energy efficiency;

•	Reducing greenhouse gas emissions through operational efforts, energy conservation and procurement strategies;

•	Reducing consumption of water withdrawal through conservation, reuse, and equipment modification; and

•

Increasing the amount of recycled materials used in our processes to eliminate waste in all phases of our manufacturing processes. Approximately 62% of the raw materials that ATI used in 2020 to manufacture specialty metals started from scrap material, which is either purchased or internally generated by our own manufacturing processes.

2018 Environmental Performance Benchmarks:

•  3.02GJ/ton produced energy intensity

•  877,390 tons CO2e emissions

•  1.12kgal/ton produced water intensity

•  Approximately 75% of raw materials used to manufacture specialty metals sourced from scrap material

•  Approximately 42% of ATI operations operate according to an ISO 14001 certified Environmental Management System

2022 Goals:

•  All facilities to be included in metrics

•  All facilities ISO 14001 and 45001 certified

2025 Goals:

•  Reduce Energy Intensity 5%

•  Reduce CO2e Emissions 5%

•  Reduce Freshwater Intake 5%

•  Increase Recycled Materials to 80%

2030 Goals:

•  Reduce Energy Intensity 7%

•  Reduce CO2e Emissions 7%

•  Reduce Freshwater Intake 3%

•  Increase Recycled Materials to 83%

28	ATI 2022 Proxy Statement	Our Corporate Governance Environmental and Social Sustainability

Products that Promote Sustainability

Our materials enable our customers to do amazing things, from operating jet engines at 2,800º F, to equipping our nation’s defense, to safely and efficiently transporting corrosive liquids and exhaust streams and enabling life-changing medical insights.

The materials that we produce improve quality of life by reducing air pollution, providing advanced medical solutions, enabling clean water and eliminating waste.

Our alloys are used in products and equipment that:

•	Enable commercial aircraft that operate longer and are lighter, quieter and more fuel efficient;

•	Reduce air pollution produced by electrical power generation by enabling solar, geothermal, and other renewable power applications;

•	Support sustainable nuclear energy applications and fuel cell interconnects, and solid oxide fuel cells used for on-site power generation.

•	Improve the performance of land-based gas turbines, assisting in the transition to cleaner fuels;
•	Are essential to the manufacture of solar panels and to pollution control equipment used in power plants and ships and for the treatment of ship ballast water;

•	Help enable electrolyzers used in the production of hydrogen from water;

•	Can operate in highly corrosive environments for decades at a time, reducing the need for replacement; and

•	In the context of medical equipment such as prosthetic devices, offer the potential for less frequent replacement and are essential to the life-saving insights available through the use of MRI systems.

Environmental Stewardship

We are also committed to sound environmental practices in our own business operations.

•	We have established specific emissions reduction and other environmental goals for 2022, 2025 and 2030.

•	Approximately 62% or more of the raw materials that we use to manufacture our products in 2020 were sourced from scrap metal.

•	Our facilities employ other recycling and waste reduction equipment and processes. For example:

–	one of our facilities includes equipment for the regeneration of spent sulfuric and other acids resulting in significant reductions in both usage and waste generation;

–	one of our facilities recovers aqueous ammonia at over 99.5% efficiency, allowing for recovery and reuse of up to four million pounds of aqueous ammonia annually;

–	through a program that recycles oily absorbent materials, our facilities have diverted more than 15,000 pounds of oily waste from landfills in recent years; and

–	other facilities now recycle and/or reuse baghouse dust.
•	We purchase energy from renewable and other carbon-free sources, and previously-vacant property owned by our Cudahy, Wisconsin facility now hosts approximately 7,000 solar panels.

•	We established a Company-wide efficient lighting program and invested in other equipment upgrades to reduce energy consumption.

•	Our cross-functional water conservation team evaluates and implements projects to achieve reductions in fresh water consumption and to reduce water waste.

–	The wastewater treatment facility at one of our facilities recycles water up to three times and has recycled over six billion gallons of water since its installation;

–	In cooperation with its local community, one of our facilities developed and maintains “talking water gardens,” an innovative water discharge system using constructed wetlands to cool and safely return treated water to the local river.

Health and Safety

As part of our continuous improvement culture, we are committed to making our operations the safest in the industry for our employees and the communities surrounding our plant locations.

•	We are committed to finishing each day incident- and injury-free. Employees are expected to guard against workplace injuries by recognizing risks and taking action to minimize injuries.

•	Lost time from work in 2020 was consistent with low 2019 rates, following very significant year-over-year reductions of 62% in 2019 and 63% in 2018.
•	As of year-end 2020, 82% of our operations had achieved OSHAS 18001 or ISO 45001 certification.

Our Corporate Governance Environmental and Social Sustainability	ATI 2022 Proxy Statement	29

Community

We support local communities and contribute to their sustainability through measures such as locally sourcing goods and services and charitable giving. Examples include:

•	Funding scholarship and cooperative work experiences for local residents; and
•	Fostering employee volunteerism through United Way, the ATI Veterans Network and other community-based Programs.

Human Capital Management

We believe that world-class leadership and fostering a culture that enables us to build and grow a talented team through career development and opportunities is foundational to our vision. Attracting, retaining and developing members of our workforce is key to the sustainability of our business. As the economy and our business grow, so do both demand for qualified candidates and the retirement rate for older workers; hence we are always competing for talent in an environment of increasingly challenged supply. To that end, we have developed — and continue to enhance and refine — a robust and comprehensive talent management program that spans from recruitment and selection to performance management, career development and retention of our top talent and, ultimately, to succession planning across our organization.

Talent Acquisition

•

Partner closely with a targeted number of colleges and universities specifically known for programs that are relevant to our business in order to identify materials science, STEM expertise and other relevant talent, and have developed similar partnerships with high schools and relevant trade schools.

•	Engage with external professional recruiting firms to enhance our recruiting efforts for key positions.

•	Use pre-employment assessment tools to identify candidates who we believe would adapt well to our culture and be most suited to a particular opportunity.

•	Actively engage with campus and professional diversity groups.

Professional Development

•

Global Leadership Development Program (GLDP). The GLDP is our Company-wide, flagship program designed to build the skills of our employees across each level of leadership. It includes a series of multi-day training programs tailored to reach and serve a broad range of current and potential leaders across the ATI organization.

•

Business Acumen Series. This more narrowly focused leadership education program is designed to develop skills in key areas, such as finance. The purpose of this program is to facilitate a common framework and understanding of financial business acumen to improve decision making critical to the sustainable success of our business.

•

Early Career Leadership Development Program. Our selective Early Career Leadership Program is designed for high-potential and motivated college graduates. This five-year program, which is designed to prepare our future leaders, accelerates participants’ professional development by rotating them through a variety of business-critical assignments and development opportunities.

•

Insights Discovery Program. This program, which we incorporate as an element of our other professional development programs, is designed to support employees in exploring and developing targeted competencies such as self-awareness, communication, conflict management, giving and receiving feedback, influencing others and other skills.

Engagement and Performance Management

•

Senior Leader Communication and Transparency. We actively seek opportunities for regular engagement and communication by our CEO and other senior executive leaders with our broader employee population. For example, we hold a quarterly CEO Review that follows the release of our quarterly earnings and is accessible to hundreds of employees across the Company. These reviews provide an opportunity for our CEO and other senior leaders to communicate their perspectives on our recent financial results, as well as financial education and enterprise-level education on topics such as global commercial and other growth initiatives, cybersecurity, ethics and compliance, talent and development programs, opportunities for community engagement and safety.

•

Annual Employee Engagement Surveys. Annually, we conduct a confidential company-wide employee engagement survey. Feedback from these surveys provides our management team with valuable information about our workplace culture. It is reviewed with our Board and used to develop and refine other aspects of our overall human capital management and other growth strategies.

•

Performance Management Framework. We maintain a robust annual performance management process across the organization. Together with their supervisors, employees identify annual goals and, at the end of the year, provide their own self assessments as to goal achievement and defined core competencies. Employees are reviewed based on the same criteria by both their managers and a second-level reviewer. The results of each annual assessment inform short term incentive compensation and career advancement decisions and are reviewed with employees in one-on-one sessions with their managers.

30	ATI 2022 Proxy Statement	Our Corporate Governance Environmental and Social Sustainability

Succession Planning

We maintain a formal succession planning process and career mapping framework that is designed to work in concert with our performance management processes and ensure a systematic and ongoing dialogue regarding career development and succession planning at both the individual employee level and more broadly at an enterprise level. We believe that the robust and systematic nature of these programs is critical to optimizing our talent management and ensuring sustainably high-quality management of our business over the long term.

Diversity and Inclusion

Ultimately, continuing ATI’s long tradition of innovation and operational excellence demands the contributions of leaders and other team members with a wide array of characteristics, backgrounds, experiences, knowledge and skills. One of the principal aspirations of our comprehensive human capital management effort is the cultivation of a workforce that is diverse in every sense and a climate of inclusion that promotes the development, advancement and well-being of our key talent. Simply put, for our business to continue thriving, we must attract, coach and retain the best. That requires a commitment to workforce diversity.

To identify opportunities to improve our recruiting efforts and enhance the inclusiveness of our workplace culture, we collect and regularly review with our senior leadership various diversity statistics relating to gender, ethnicity, age, military service and other attributes, some of which are illustrated below. We also use our annual Employee Engagement Survey to solicit employee perceptions of the diversity and inclusiveness of our company-wide culture. Quantitative analysis of our employee population, coupled with a more qualitative understanding of how we are perceived and of the particular challenges we may face as a manufacturing company in the specific regions in which we operate, helps to inform our policy decisions and initiatives related to workforce diversity.

Gender and Ethnic Diversity

We recognize that the proportions of women and ethnic and racial minorities included in our leadership and total workforce do not reflect the composition of the general population. However, we have long benefited from gender diversity on our Board, and women contribute to our business at the highest levels of senior leadership. In fact, we have been recognized for at least ten consecutive years by 2020 Women on Boards for having a Board comprised at least 20% of women. From May 2019 to May 2021, when she retired from our Board, Diane Creel served as our first Independent Board Chair, following her multi-year service as our Lead Independent Director. Additionally, two of the seven current members of our Executive Council, including our Executive Vice President and Chief Operating Officer and our Chief Human Resources Officer, are women.

Our most recent employee engagement survey results demonstrated year-over-year improvement in employee perceptions of the diversity and inclusiveness of our corporate culture. A majority of respondents agreed that as an organization we value diversity and cultivate a work environment that is accepting of individual differences. However, our ultimate goal is that all respondents take a positive view of our efforts to promote diversity and inclusion.

Veterans

Understanding that we have many opportunities to improve our diversity initiatives, we believe that ATI stands out in its efforts to support and provide career opportunities to veterans of the U.S. armed forces. More than 5% of our senior leadership and more than 8% of our total employee population are military veterans. The defense market is critical to ATI and is a growing component of our business, and we have a formal company-wide strategy and commitment to the recruitment, career development and retention of veterans and the extended military community. We value the contributions of our military community members and recognize the technical and leadership skills earned through the devotion to our company and country.

Our Corporate Governance Investor Outreach and Stockholder Engagement	ATI 2022 Proxy Statement	31

•

We are committed to increasing the representation of women and of racial and ethnic minorities and military veterans of all backgrounds among our employee ranks. To support this objective, we have an enterprise-wide target for 80% of all job candidate slates to include a minimum of 30% diverse candidates.

•

Additionally, we are making extensive efforts to identify and attract diverse candidates through comprehensive recruiting strategies that include, among other initiatives, campus partnerships with female and minority student chapters of targeted professional groups, such as the Society of Women Engineers, Society of Hispanic Engineers, and Society of Asian Scientists and Engineers at our partner universities and increased outreach through engagement with additional networking groups, such as the National Society of Black Engineers, the National Association of Black Accountants and the Association of Latino Professions in Accounting and Finance.

•

We believe that we are seeing the impact of our diversity initiatives. Notably, our 2021 new hire statistics outpace the composition of our existing employee base for both women and ethnic minorities. While military veterans as a proportion of our total workforce exceeds the percentage of veteran new hires in 2021, at 6.7% of 2021 new hires, our success in recruiting veterans during 2021 is consistent with the representation of military veterans in the general U.S. population. Military veterans comprise more than 8% of our total workforce, or nearly 50% higher than their proportion of the general U.S. population.

32	ATI 2022 Proxy Statement	Our Corporate Governance Investor Outreach and Stockholder Engagement

INVESTOR OUTREACH AND STOCKHOLDER ENGAGEMENT

We value the input we receive from our stockholders. As part of our investor relations program, we engage in a structured communication program with certain investors, actively engaging with them throughout the year. We solicit their feedback on a variety of relevant matters, which may include corporate governance topics, our executive compensation program and sustainability initiatives, among other matters. Our goal is to be responsive to our stockholders and to ensure that we understand and address their concerns and observations.

Stockholder Engagement Cycle

INVESTOR OUTREACH—CREATING A COLLABORATIVE DIALOGUE

Throughout the year, management conducts regular meetings and discussions with investors. Each Fall, we offer our largest stockholders a more structured opportunity for one-on-one discussions with representatives of our management team. As a result, during the fourth quarter of 2021, we conducted outreach sessions with several of our largest investors, covering topics of discussion including, among others:

•  Key current corporate governance policies and practices;

•  The ongoing impact of the COVID-19 pandemic and our recent response;

•  Continuing Board refreshment efforts and our Board’s focus on diversity of background, experience, skill and other characteristics;

•  Our climate change and other environmental sustainability goals and initiatives, including our plans to include TCFD-aligned disclosures in our upcoming ESG Report; and

•  The ongoing success of our executive compensation programs.

Our 2021 outreach dialogue generally solicited very positive feedback from our investors, in particular with regard to the best practices reflected in our executive compensation programs and our planned adoption of the TCFD reporting framework.

Our Corporate Governance Governance Policies and Practices	ATI 2022 Proxy Statement	33

GOVERNANCE POLICIES AND PRACTICES

Corporate Governance Guidelines

ATI’s Board of Directors has adopted Corporate Governance Guidelines designed to assist the Board in the exercise of its duties and responsibilities to the Company. The Guidelines reflect the Board’s commitment to monitor the effectiveness of decision making at the Board and management levels, with a view to achieving ATI’s strategic objectives. The Guidelines are subject to modification by the Board at any time.

Board Independence

The Board does not consider Robert S. Wetherbee, Board Chair, President and Chief Executive Officer of ATI, to be independent. At its February 25, 2022 meeting, the Board determined that the remaining eight directors are independent in accordance with NYSE listing standards, our own Board independence standards and applicable SEC rules.

Director Attendance at Meetings

During 2021, the Board of Directors held seven meetings, including a multi-day strategy meeting. In 2021, our current directors attended 93% of all Board meetings and meetings of Board committees of which they were members.

Our independent, non-management directors meet separately in regularly scheduled executive sessions without members of management (except to the extent that the non-management directors request the attendance of a member of management. Our Lead Independent Director presides over such meetings.

A Board meeting is typically scheduled in conjunction with our Annual Meeting of Stockholders, and it is expected that our directors will attend the Annual Meeting absent good reason. In 2021, all directors attended our Annual Meeting of Stockholders, which was conducted virtually, due to the COVID-19 pandemic.

Corporate Guidelines for Business Conduct and Ethics

Our Corporate Guidelines for Business Conduct and Ethics (our “Code of Ethics”) apply to all directors, officers and employees, including our principal executive officer, our principal financial officer, and our controller and principal accounting officer. We require all directors, officers and employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in their work.

Our Code of Ethics requires that our directors, officers and employees avoid conflicts of interest, comply with applicable laws, conduct business in an honest and ethical manner, and otherwise act with integrity and honesty in all of their actions by or on behalf of the Company. It includes a financial code of ethics specifically for our Chief Executive Officer, our Chief Financial Officer, and all other financial officers and employees, which supplements the general principles in the Code of Ethics and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws, as well as other matters.

Only the Audit and Risk Committee of the Board can amend or grant waivers from the provisions of the Code of Ethics relating to the Company’s executive officers and directors, and any such amendments or waivers will be promptly posted on our website at ATImetals.com. To date, no such amendments have been made or waivers granted.

Mandatory Employee Training

All employees receive a copy of the Code of Ethics. Each year, we require all officers and managers to certify as to their understanding of and compliance with the Code of Ethics. In addition, all directors, officers and other employees must annually complete an interactive online ethics course addressing the Code of Ethics. This course is part of ATI’s broader ethics and compliance program, which includes online ethics training that is administered by a third party. In 2021, ATI’s online ethics courses addressed:

•	anti-corruption/anti-bribery;

•	cybersecurity;

•	protecting intellectual property;

•	sexual harassment;

•	human rights;

•	diversity and inclusion; and

•	reporting ethical concerns.

We encourage employees to communicate concerns before they become problems. We believe that building and maintaining trust, respect and communication between employees and management and between fellow employees is critical to the overarching goal of efficiently producing high quality products, providing the maximum level of customer satisfaction, and ultimately fueling profitability and growth.

34	ATI 2022 Proxy Statement	Our Corporate Governance Director Compensation

The ATI Ethics Helpline provides for confidential, secure, and anonymous reporting and is available 24 hours a day. Additionally, our Chief Compliance Officer and ethics officers at our operating companies also provide confidential resources for employees to surface their concerns without fear of reprisal.

Related Party Transactions

The Board has adopted a written Statement of Policy with respect to Related Party Transactions. The Policy applies to transactions or arrangements between ATI and a related person (namely directors, executive officers, and their immediate family members, and 5% stockholders) with a direct or indirect material interest in the transaction, including transactions requiring disclosure under Item 404(a) of Regulation S-K.

Under the Policy, no related party transaction may occur unless it is approved or ratified by the Audit Committee or approved by the disinterested members of the Board. The Audit and Risk Committee is primarily responsible for approving and ratifying related party transactions, and in doing so, will consider all matters it deems appropriate, including the dollar value of the proposed transaction, the relative benefits to be obtained and obligations to be incurred by the Company, and whether the terms of the transaction are comparable to those available to third parties.

Compensation Committee Interlocks and Insider Participation

No member of the Personnel and Compensation Committee is an officer or employee of the Company. No member of the Committee has a current or prior relationship, and none of our executive officers have a relationship, to any other company that is required to be described under the SEC rules relating to disclosure of executive compensation.

Process For Communicating With Directors

We maintain a process for stockholders and interested parties to communicate with the Board, the Chair or Lead Independent Director, or any individual director.

ATI stockholders or interested parties who want to communicate with the Board, the Board Chair or Lead Independent Director, or any individual director can write to:

Board Chair/Lead Director c/o Corporate Secretary Allegheny Technologies Incorporated 1000 Six PPG Place Pittsburgh, PA 15222-5479
or call: 1-877-787-9761 (toll free).

Your letter or message should indicate whether you are an ATI stockholder.

Depending on the subject matter, the Board Chair or Lead Independent Director and/or Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly when, for example, it is a request for information about the Company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or it relates to an improper or irrelevant topic.

At each Board meeting, the Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

DIRECTOR COMPENSATION

Non-employee directors receive compensation for their service that is designed to fairly compensate them for their Board responsibilities and align their interests with our stockholders. The Nominating and Governance Committee periodically reviews and evaluates our non-employee director compensation program to ensure that it is competitive with ATI’s industry peers and best practices and serves the purposes of attracting and retaining high quality directors. The Nominating and Governance Committee uses an independent consultant, Meridian Compensation Partners LLC, which is the same consultant retained by the Personnel and Compensation Committee, to provide market and comparison data and information on current developments and practices in director compensation. ATI’s non-employee director compensation program is competitive and market-based.

Our Corporate Governance Director Compensation	ATI 2022 Proxy Statement	35

Elements of Director Compensation

Pay Component	2021 Compensation

Annual Retainer	$225,000 – $125,000 Cash – $100,000 Restricted Stock Value

Lead Independent Director Retainer	$35,000

Committee Chair Retainers	Audit and Risk Committee $20,000 Personnel and Compensation Committee $15,000 Nominating and Governance and Technology Committees $10,000

Board service travel expenses are also paid by the Company

Diane Creel served as independent Board Chair during a portion of 2021 until her retirement, in connection with which she received a $150,000 retainer fee.

In 2004, the Board froze and discontinued the Company’s Fee Continuation Plan for Non-Employee Directors. Under the frozen plan, an amount equal to the annual retainer fee in effect for 2004 (which was $28,000) will be paid annually to each member of the Board as of December 31, 2004, following the termination of his or her service as a Board member. In each case, the fee will be paid for each year of the director’s credited service as a director (as defined in the Plan) up to a maximum of ten years.

Director Stock Ownership Guidelines

The Board encourages directors to obtain a meaningful stock ownership interest in ATI. Under the stock ownership guidelines applicable to all non-employee directors, each non-employee director is expected to own, within five years of his or her initial election to the Board, ATI Common Stock having an aggregate value at least equal to four times the amount of the annual cash retainer that we pay to our directors. Furthermore, directors are required to retain one-third of any awarded stock until compliance with the guidelines is achieved. Our Directors may opt to receive all or a portion of their cash retainer in shares of ATI stock.

Each of the directors complied with the guidelines as of December 31, 2021 or is reasonably proceeding with compliance as of the applicable five-year anniversary of his or her initial election to the Board.

2021 Non-Employee Director Compensation

Name(1)	Fees Earned Or Paid In Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation	Total ($)

L. M. Ball	136,667	99,981	–	236,648

H. J. Carlisle	125,000	99,981	–	224,981

C. Corvi	143,750	99,981	–	243,731

D. C. Creel	236,500	–	–	236,500

J. C. Diggs	140,833	99,981	–	240,814

J. B. Harvey	72,708	172,707	–	245,415

D. P. Hess	130,833	99,981	–	230,814

M. Kah	125,000	99,981	–	224,981

D. J. Morehouse	62,500	162,495	–	224,995

J. R. Pipski	82,500	–	–	82,500

J. E. Rohr	91,500	–	–	91,500

Non-employee directors are not granted option awards or non-equity incentive plan compensation awards, and do not have company pensions or non-qualified deferred compensation earnings.

(1)

Robert S. Wetherbee, Board Chair, President and Chief Executive Officer, does not receive any compensation for his service on the Board. Ms. Creel and Messrs. Pipski and Rohr retired from the Board in May 2021.

36	ATI 2022 Proxy Statement	Our Corporate Governance Director Compensation

(2)

This column reflects annual retainer fees, including committee Chair and Board Chair fees, and for Ms. Creel and Mr. Rohr, payments under the Company’s Fee Continuation Plan for Non-Employee Directors. During 2021, our non-employee directors had the option to receive all or a specified portion of their annual retainer fees in restricted shares of our common stock. Mr. Harvey and Mr. Morehouse each elected to receive ATI stock in lieu of 50% of the portion of his 2021 director compensation that would otherwise have been paid in cash.

(3)

This column reflects the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of the restricted stock awards granted to directors under the Company’s Non-Employee Director Restricted Stock Program. Shares granted in 2021 vest on the first anniversary of the date of grant, or earlier upon retirement, death or change of control, and expense is recognized over the vesting period. The fair value of nonvested stock awards is measured based on the average of the high and low trading prices for a share of the Company’s stock price on the date of grant.

Stock Ownership Information	ATI 2022 Proxy Statement	37

Stock Ownership

Information

FIVE PERCENT OWNERS OF COMMON STOCK

The entities listed in the following table are beneficial owners of five percent or more of ATI Common Stock as of December 31, 2021, based on information filed with the SEC. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer currently, and shares such person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Of Class(1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	20,864,023	(2)	16.7%

Capital International Investors 333 South Hope Street Los Angeles, CA 90071	15,587,922	(3)	12.5%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	13,815,653	(4)	11.1%

State Street Corp. State Street Financial Center, One Lincoln Street Boston, MA 02111	8,661,205	(5)	6.9%

(1)	Percentages are based on shares of Company Common Stock outstanding as of March 14, 2022, as of which date there were 124,844,552 shares of Company Common Stock outstanding.

(2)

Based on a Schedule 13G/A filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), made on January 27, 2022 by BlackRock, Inc., reporting sole voting power with respect to 20,647,526 shares and sole dispositive power with respect to 20,864,023 shares at December 31, 2021.

(3)

Based on a Schedule 13G filing under the Exchange Act, made on February 11, 2022, by Capital International Investors, a division of Capital Research and Management Company, reporting sole voting power with respect to 13,673,919 shares, and sole dispositive power with respect to 15,587,922 shares at December 31, 2021.

(4)

Based on a Schedule 13G/A filing under the Exchange Act, made on February 9, 2022, by The Vanguard Group, reporting shared voting power with respect to 185,830 shares, sole dispositive power with respect to 13,520,551 shares, and shared dispositive power with respect to 295,102 shares at December 31, 2021.

(5)

Based on a Schedule 13G filing under the Exchange Act, made on February 10, 2022, by State Street Corp., reporting shared voting power with respect to 8,398,487 shares and shared dispositive power with respect to 8,661,205 shares at December 31, 2021.

38	ATI 2022 Proxy Statement	Stock Ownership Information Stock Ownership of Directors, Board Nominees and Executive Management

STOCK OWNERSHIP OF DIRECTORS, BOARD NOMINEES AND EXECUTIVE MANAGEMENT

The following table shows the shares of Common Stock reported to ATI as beneficially owned as of March 14, 2022 by the nominees for director, the continuing directors, each officer named in the Summary Compensation Table, and for all directors, officers and other statutory insiders as a group. Unless indicated otherwise below, the information provided in the following table is based on the Company’s records, information filed with the SEC, and information furnished by the respective individuals and includes as “beneficially owned” those shares that each such person has the power to vote or transfer currently, or the right to acquire within 60 days following March 14, 2022.

For biographical information regarding the beneficial owners, please see information under “Item 1—Election of Directors” and “Members of ATI’s Executive Management” of this Proxy Statement. The business address for each beneficial owner is c/o Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage Of Class

Leroy M. Ball	24,454	*

Herbert J. Carlisle	25,438	*

Carolyn Corvi	59,026	*

Elliot S. Davis	150,986	*

James C. Diggs	54,260	*

Kimberly A. Fields	35,816	*

J. Brett Harvey	78,248	*

David P. Hess	20,973	*

Marianne Kah	22,957	*

Kevin B. Kramer	98,644	*

David J. Morehouse	54,744	*

Donald P. Newman	43,082	*

Robert S. Wetherbee	178,031	*

All directors, nominees, named executive officers and other statutory insiders as a group (16 persons)	1,019,676	*

*Indicates beneficial ownership of less than one percent (1%) of the outstanding shares of Company Common Stock. As of March 14, 2022, there were 124,844,552 shares of Company Common Stock outstanding.

(1)

The table includes aggregate restricted stock awards as follows: (a) 4,347 shares for each of Ms. Corvi, Ms. Kah and Messrs. Ball, Carlisle, Diggs and Hess; (b) 7,509 shares for Mr. Harvey; 7,065 shares for Mr. Morehouse; and (c) 40,656 shares held by all directors, nominees and officers as a group. The table includes shares jointly held with named individuals’ spouses. The table does not include restricted stock units granted to our NEOs in 2020, 2021 and 2022, none of which vest within 60 days following March 14, 2022.

Stock Ownership Information Members of ATI’s Executive Management	ATI 2022 Proxy Statement	39

MEMBERS OF ATI’S EXECUTIVE MANAGEMENT

The following lists our executive officers as of March 14, 2022.

Name	Biographical information

Robert S. Wetherbee, 62 Board Chair, President and Chief Executive Officer since May 2021	Mr. Wetherbee served as President and Chief Executive Officer from January 2019 until May 2021, when he was appointed Board Chair, President and CEO. Previously, he was Executive Vice President, ATI Flat Rolled Products, from January 2015 through December 2018, and prior to that, was President, ATI Flat Rolled Products from April 2014 to January 2015. He also served as President of ATI’s tungsten materials business from 2010 until early 2013, following a 29-year career with Alcoa Inc.

Kimberly A. Fields, 52 Executive Vice President and Chief Operating Officer since January 2022	Ms. Fields was appointed to her current role as of January 2022, having served as Executive Vice President, AA&S and HPMC from January to October 2021 and Executive Vice President, Flat Rolled Products from April 2019 to December 2019. She joined ATI in April 2019 after serving as Group President at IDEX Corporation since 2015. Previously, Ms. Fields served as Executive Vice President for the integrated global steel producer EVRAZ, where she had full responsibility for all activities for the $2 billion North American Flat Products business. Prior to that, Ms. Fields was General Manager of Industrials for GE Energy, with global responsibility for growing GE’s penetration in metals, petrochemicals and mining segments, after holding a series of leadership positions with Alcoa, Inc., The Boston Consulting Group and Owens Corning Fiberglass.

Donald P. Newman, 57 Executive Vice President, Finance and Chief Financial Officer since January 2022	Mr. Newman was appointed to his current role as of January 2022 after serving as Senior Vice President, Finance and Chief Financial Officer from January 2020 through December 2021. He joined ATI in January 2020, having served as Chief Financial Officer of Stelco Holdings, Inc. from August 2017 through December 2019. Previously, Mr. Newman was Chief Financial Officer of Headwaters Incorporated from December 2010 until it was acquired in May 2017. In previous roles, Mr. Newman served as Vice President – Controller and Interim Chief Financial Officer at Boart Longyear Limited and as Chief Accounting Officer at ACI Worldwide, Inc., and held leadership roles in accounting, finance and financial planning and analysis for over 12 years at NRG Energy, Inc.

Elliot S. Davis, 60 Senior Vice President, Chief Legal and Compliance Officer since October 2021	Mr. Davis was appointed to his current role in October 2021 after serving as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary from May 2011 to October 2021. Previously, he served as Vice President and General Counsel from 2010 to May 2011 and as Assistant General Counsel from 2008, when he joined the Company, to 2010. Prior to that, Mr. Davis was a partner of the law firm K&L Gates LLP, where he practiced for nearly 20 years in its corporate, mergers and acquisitions and securities group.

Timothy J. Harris, 47 Senior Vice President, Chief Digital and Information Officer since May 2019	Mr. Harris joined ATI in May 2019 after serving as Chief Information Officer at Andeavor from November 2016 to April 2019. Prior to that, he held a series of senior positions at Mylan N.V., including most recently Chief Technology Officer and head of Global Technology Services from June 2013 to March 2016. Before joining Mylan, Mr. Harris held several global technology roles for Aviva PLC, following over ten years in a variety of leadership positions at Rockwell Collins.

Kevin B. Kramer, 62 Senior Vice President, Chief Commercial and Marketing Officer since February 2014	Prior to joining ATI in February 2014, Mr. Kramer was President—Stoneridge Wiring Division and Vice President of Stoneridge, Inc., from May 2012 through January 2014. Previously, Mr. Kramer worked for Alcoa, Inc. from 2004 until 2012, where he served as President—Growth Initiatives and President—Wheel and Transportation Products.

Elizabeth C. Powers, 62 Senior Vice President, Chief Human Resources Officer since November 2014	Ms. Powers served as Vice President, Human Resources and Chief Administrative Officer for Dresser-Rand Group, Inc. from 2010 until 2012 and from 2005 to 2009. She was named Vice President, Human Resources of Dresser-Rand Group in April 2004. From 2012 until she joined ATI in November 2014, Ms. Powers worked in academia. In 2009 and 2010, Ms. Powers worked in the public policy and non-profit sectors.

Karl D. Schwartz, 58 Vice President, Controller and Chief Accounting Officer since January 2016	Mr. Schwartz served as Controller and Chief Accounting Officer from May 2011 to January 2016, and Controller and Principal Accounting Officer from 2010 to May 2011. Prior to that, Mr. Schwartz was Assistant Controller beginning in 2002, when he joined the Company.

40	ATI 2022 Proxy Statement

Item 2:

Approval of our 2022 Incentive Plan

We are asking our stockholders to approve a new 2022 Incentive Plan (the “2022 Incentive Plan” or the “Plan”) authorizing the issuance of up to a total of 4,725,000 additional shares of our common stock, which represents 3.78% of the 124,844,552 total shares of our common stock outstanding on the record date. The new Plan will enable us to continue including in our executive compensation program equity-based long-term incentive compensation opportunities, which we believe are a key component to maintaining a competitive compensation program that is appropriately aligned with stockholder interests.

The long-term incentive awards that we granted in 2021 and in January 2022 were made under our 2020 Incentive Plan, which was approved by our stockholders at our 2020 Annual Meeting of Stockholders. If the 2022 Incentive Plan is approved by our stockholders at the 2022 Annual Meeting, no new awards will be granted under the 2020 Incentive Plan. Grants previously made under the 2020 Incentive Plan will remain in effect in accordance with their terms and the terms of the 2020 Incentive Plan.

Plan Highlights – Promotion of Best Practices

We are committed to sound corporate governance and to incorporating best practices in our equity compensation programs. Some key features of the Plan reflecting these principles are summarized below and under “Summary of the Plan.”

•	Available Shares. The Plan authorizes an additional 4,725,000 shares for grant, subject to anti-dilution adjustments upon the occurrence of significant corporate events.

•

Minimum Vesting and Performance Periods. Awards generally may not vest prior to the first anniversary of the applicable grant date, with limited exceptions and except in connection with a change in control (as defined in the Plan).

•

No Repricing or Discounted Awards. The Plan prohibits repricing of stock options and SARs without stockholder approval. In addition, no awards of stock options or SARs will be granted with an exercise price of less than fair market value of our common stock on the date of grant. The Plan prohibits various specific forms of option or SAR repricing.

•

Robust Clawback provisions. All Awards under the Plan are subject to a repayment obligation to the extent the payment was the result of inaccurate or incomplete information that resulted or contributed to a larger than deserved payment.

•	No “Evergreen” Provision. The Plan does not include an “evergreen” feature, which would allow the number of shares available for issuance under the Plan to be automatically replenished.

•

“Double Trigger” Change in Control. Awards under the Plan that are assumed by the surviving entity as part of a change in control will not vest solely upon the consummation of the change in control unless expressly provided in the applicable award agreement.

•

Dividends. Dividends or dividend equivalents may accumulate on performance shares or units and grants of restricted stock and restricted share units but are paid, if at all, only at the time that the restrictions lapse.

WHY YOU SHOULD VOTE TO APPROVE THE 2022 INCENTIVE PLAN

The Board of Directors recommends a vote in favor of approval of the 2022 Incentive Plan because it believes that it is in the best interests of the Company and its stockholders, principally for the following reasons:

•

Equity Compensation Awards Are a Critical Recruitment and Retention Tool. We believe that our success and performance depend in part on our ability to attract, motivate and retain talented employees and directors. Equity awards under our long-term incentive compensation programs are a key component to maintaining a total compensation package that is competitive in our industry and the markets in which we operate, which we believe is essential for attracting and retaining key employees.

•

Our Compensation Programs Are Aligned with Stockholder Interests. We believe that equity compensation is, by its nature, performance-based compensation. Equity compensation has been an important component of total compensation at our Company for many years because it fosters an employee ownership culture and motivates employees to create stockholder value. A significant portion of our compensation is performance-oriented and “at risk” for our key employees, with achievement tied to the Company’s performance. We have stock ownership guidelines for our executives and we target long-term incentive compensation at the

Item 2: Approval of our 2022 Incentive Plan	ATI 2022 Proxy Statement	41

midpoint of our peer group. Our equity compensation plans, which emphasize restricted stock units and performance awards, are our principal means of aligning the interests of employees with those of stockholders. Equity compensation also promotes a focus on long-term value creation because equity compensation awards are subject to vesting and/or performance conditions, and generally provide the greatest value to employees when held over the long-term.

•

We are Committed to Sound Equity Compensation Practices and Pay-For-Performance. Our equity compensation practices are designed to be in line with peer group norms, and we believe that our historical share usage has been responsible and mindful of stockholder interests. Moreover, as explained in the Compensation Discussion and Analysis section of this Proxy Statement, our long-term compensation programs are tied to Company performance.

•

Plan Approval Would Avoid Disruption in Compensation Programs. At March 14, 2022, there were approximately 277,257 shares of Common Stock available for issuance to employees and directors under the 2020 Incentive Plan, which is not an adequate number of shares to support our current equity compensation programs, and therefore, a market-competitive executive compensation program, through our next annual meeting of stockholders, in 2023. If the 2022 Incentive Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders as well as alignment provided by equity- based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.

The following includes aggregated information regarding our view of the overhang and dilution associated with our 2020 Incentive Plan and the potential stockholder dilution that would result if our proposed share authorization under the 2022 Incentive Plan is approved. The information below is as of March 14, 2022, on which 124,844,552 shares of our Common Stock were outstanding:

Under the Legacy Plan:

•

Total shares of Common Stock subject to outstanding awards (comprised entirely of full-value awards): 5,414,225 shares of Common Stock (approximately 4.3 percent of our outstanding shares of Common Stock);

•

Total shares of Common Stock available for future awards under the 2020 Incentive Plan: 277,257 shares of Common Stock (approximately 0.2 percent of our outstanding shares of Common Stock). As noted above, no further grants will be made under the 2020 Incentive Plan upon the effective date of the 2022 Incentive Plan. However, any shares remaining available under the 2020 Incentive Plan at that time will become available for grant under the 2022 Incentive Plan.

•

The total number of shares of Common Stock subject to outstanding awards (5,414,225 shares of Common Stock), plus the total number of shares of Common Stock available for future awards under the 2020 Incentive Plan (277,257 shares of Common Stock), represents a current overhang of 4.6 percent (potential dilution of our stockholders represented by the 2020 Incentive Plan).

Under the 2022 Incentive Plan:

•

Proposed shares of Common Stock available for awards under the 2022 Plan: 4,725,000 shares of Common Stock plus remaining shares previously available under the 2020 Plan (277,257 shares as of March 14, 2022), which currently represents approximately 4.0 percent of our outstanding shares of Common Stock. This percentage reflects the dilution of our stockholders that would occur if the 2022 Incentive Plan is approved.

Total potential overhang or dilution:

•

The total shares of Common Stock subject to outstanding awards as of March 14, 2022 (5,414,225 shares of Common Stock), plus the proposed new shares of Common Stock available for awards under the 2022 Plan (4,725,000 shares of Common Stock) plus the total shares of Common Stock that, as of March 14, 2022, remain available for grant under the 2020 Incentive Plan and, if still available for grant at the time the 2022 Incentive Plan is approved, would become available for grant under the 2022 Plan (277,257 shares of Common Stock), represent a total overhang of 10,416,482 shares (8.34 percent).

Based on the closing price for a share of our Common Stock on the NYSE on March 14, 2022 of $25.74 per share, the aggregate market value of the new 4,725,000 shares of Common Stock requested under the 2022 Incentive Plan was $121,621,500.

Summary of the 2022 Incentive Plan

The following is a general description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Appendix A. We encourage our stockholders to read the Plan in its entirety. Capitalized terms used and not otherwise defined in this Proposal have the meanings given to them in the Plan.

Purpose

The purpose of the Plan is to attract, retain, motivate and reward key executives and other employees who contribute to our profitability and, in the case of stock-based awards, to give these individuals and members of our Board a vested ownership interest in the Company’s growth and financial success and provide incentives for future performance of services linked to the profitability of the Company’s business and increases in Company shareholder value. We believe that the Plan enhances our ability to attract and retain individuals with exceptional managerial, technical and professional skills upon whom, in large measure, the sustained growth and profitability of the Company depend.

42	ATI 2022 Proxy Statement	Item 2: Approval of our 2022 Incentive Plan

Eligibility for Awards

Awards may be granted under the Plan to directors, officers, employees and consultants of the Company and any of its subsidiaries. As of the date of this Proxy Statement, eight non-employee directors and approximately 375 officers and other employees participate in the Plan. Awards also may be granted to prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or any of its subsidiaries.

Administration

The Plan will be administered by the Board directly, or if the Board elects, the Personnel and Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time designate. Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers to one or more of its members or persons selected by it. Subject to the terms and conditions of the Plan, the Committee will have authority under the Plan to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of Common Stock to be covered by each award, and to determine the terms and conditions of any such awards.

Vesting

Except for (a) Awards granted with respect to a maximum of five percent of the authorized Shares under the Plan, and (b) Awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting, any Award (or any installment thereof ) granted under the Plan will vest no earlier than the first anniversary of the Grant Date.

Shares Available; Adjustments

The aggregate number of shares of the Company’s common stock available for issuance under the Plan is 4,725,000 plus the number of shares available under the 2020 Plan immediately prior to stockholder approval of the 2022 Plan (of March 14, 2022, 277,257 shares), and the maximum number of shares that may be granted pursuant to stock options intended to be incentive stock options is 1,000,000 shares.

To the extent that any award under the Plan or any award under the 2020 Incentive Plan is forfeited, expires, or is settled for cash, the shares of common stock subject to such awards not delivered as a result thereof will again be available for awards under the Plan. If the exercise price of or tax withholding obligations relating to any stock option or stock appreciation right is satisfied by delivering shares (either by actual delivery or by attestation) or by withholding shares, the gross number of shares of common stock will be deemed to have been granted under the Plan.

The Plan provides that, in the event of certain extraordinary corporate transactions or events affecting the Company, the Committee will or may make such substitutions or adjustments as it deems appropriate and equitable to:

•	the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan;

•	the various maximum limitations set forth in the Plan;

•	the number and kind of shares or other securities subject to outstanding awards;

•	the number of shares considered delivered based on the type of award granted; and

•

the exercise price of outstanding options and stock appreciation rights. In the event of a corporate transaction such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.

Awards Under the Plan

Awards may be granted under the Plan to eligible individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries.

Stock Options and Stock Appreciation Rights

Stock options granted under the Plan may either be incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or nonqualified stock options, which do not qualify for this favorable tax treatment.

Each grant of stock options or SARs under the Plan will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains, and such additional limitations, terms and conditions as the Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or nonqualified stock options. The Plan provides that the exercise price of stock options and SARs will be determined by the Committee, but may not be less than the fair market value of the stock underlying the stock options or SARs on the date of grant. Award holders may pay the exercise price in cash or, if approved by the Committee, in common stock (valued at its fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of stock options and SARs will be determined by the Committee but may not exceed ten years from the date of grant. The Committee will determine the vesting and exercise schedule of stock options and SARs, and the effect of a plan participant’s termination of service to the Company on an award of stock options or SARs then held by such participant will be specified in the applicable award agreement or other document approved by the Committee and applicable to such award.

Item 2: Approval of our 2022 Incentive Plan	ATI 2022 Proxy Statement	43

Restricted Stock

Restricted stock may be granted under the Plan with such restrictions as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. Except for these restrictions and any others imposed under the Plan or by the Committee, upon the grant of restricted stock under the Plan, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock; however, whether and to what extent the recipient will be entitled to receive cash or stock dividends paid, either currently or on a deferred basis, will be set forth in the award agreement, provided that in no event will any dividend be paid until the vesting of the underlying restricted stock. The award agreement may also provide for vesting upon certain qualifying terminations of employment.

Restricted Stock Units. The Committee may grant restricted stock units payable in cash, shares of common stock, or both, conditioned upon continued service and/or the attainment of applicable performance goals determined by the Committee. The Company is not required to set aside a fund for the payment of any restricted stock units, and the award agreement for restricted stock units will specify whether, to what extent, and on what terms and conditions the applicable participant will be entitled to receive dividend equivalents with respect to the restricted stock units, provided that in no event will any dividend equivalent be paid until the vesting of the underlying restricted stock unit. The award agreement may also provide for vesting upon certain qualifying terminations of employment.

Performance Units. The Committee may grant performance units valued by reference to a designated amount of cash or other property (other than shares of common stock) under the Plan, which will be payable in cash, shares of common stock, other property, or any combination thereof and conditioned upon attainment of applicable performance goals determined by the Committee. The award agreement may provide for vesting upon certain qualifying terminations of employment. The maximum value of property, including cash, which may be paid or distributed to any plan participant pursuant to a grant of Performance Units made in any one calendar year will not exceed $10 million.

Stock Bonus Awards. The Committee may grant unrestricted shares of the Company’s common stock, or other awards denominated in the Company’s common stock, alone or in conjunction with other awards, in such amounts and subject to such terms and conditions as the Committee determines from time to time in its sole discretion.

Performance Goals. Under the Plan, the Committee may determine that the grant, vesting, or settlement of an award granted under the Plan will be subject to the attainment of one or more performance goals.

The Committee has the authority to establish any performance objectives to be achieved during the applicable performance period when granting performance awards.

Cash-Based Awards

Cash-based awards may be granted under the Plan. No participant may be granted cash- based awards during any calendar year that have a target value in excess of $5 million.

Effect of Change in Control

The Plan provides that, unless otherwise provided in an award agreement, in the event of a change in control (as defined in the Plan) and to the extent an award is not replaced by a replacement award (as described below):

•

each then-outstanding stock option and stock appreciation right will become fully vested and exercisable, and each other award (other than a performance-based award) will vest, be free of restrictions, and be deemed to be earned and payable; and

•

each then-outstanding performance-based award will be deemed to be earned and payable, with all applicable performance goals deemed achieved at the greater of (i) the applicable target level and (ii) actual performance, as determined by the Committee, through the latest date practicable preceding the date of the change in control.

A replacement award is an award that is the same type as the replaced award with a value equal to the value of the replaced award as of the date of the change in control, as determined by the Committee and if the underlying replaced award was an equity-based award, the replacement award relates to publicly traded equity securities of the Company, or the entity surviving the Company following the change in control and contains terms relating to vesting that are substantially identical to those of the replaced award and other terms and conditions are not less favorable than the terms and conditions of the replaced award.

Unless otherwise determined by the Committee and set forth in the applicable award agreement, upon termination of service other than for cause within 24 months following a change in control,

•

all replacement awards held will vest in full, be free of restrictions, and be deemed to be earned in full (with respect to performance goals, unless otherwise agreed in connection with the change in control, at the greater of (x) the applicable target level and (y) actual performance, as determined by the Committee, through the latest date practicable preceding the termination of service) and

•

any outstanding stock option or stock appreciation right as of the date of the change in control that remains outstanding as of the date of such termination of service may thereafter be exercised until the expiration of its stated full term.

44	ATI 2022 Proxy Statement	Item 2: Approval of our 2022 Incentive Plan

With respect to an award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, a change in control will not constitute a settlement or distribution event with respect to such award unless such change in control is also a change in control for purposes of Section 409A of the Code, provided that such change in control may result in accelerated vesting of such award.

Amendment and Termination of the Plan

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation may be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, applicable exchange listing standards or accounting rules. In addition, no amendment may be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange. The Plan will become effective on the date that it is approved by the Company’s stockholders and, if not terminated earlier, will expire on the tenth anniversary thereof.

Federal Income Tax Consequences Relating to Equity Awards Granted Under the Plan

The following discussion summarizes certain federal income tax consequences of the issuance, receipt, and exercises of stock options and the granting and vesting of restricted stock and restricted stock units, in each case under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

•

Nonqualified Options. In general, in the case of a nonqualified stock option, the participant has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.

•

Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option, and the Company is not entitled to a deduction. The exercise of an incentive stock option, however, may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

•

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and the Company will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. If, however, the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his or her Section 83(b) election.

•

Restricted Stock Units. A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which the Company is not entitled to a deduction.

Clawback Provision

Any Awards or amounts paid in respect thereof that were granted or paid based on financial statements or performance metrics that are subsequently restated or revised may be subject to recovery by the Company. The determination whether to seek recovery of Awards or amounts paid in respect thereof from a Participant will be made by the Committee in its discretion, provided that, such demand will be limited to Awards granted or amounts paid in respect thereof within the three-year period following the first public filing of the document requiring restatement.

Awards to Executives

While the Personnel and Compensation Committee has established general guidelines for its compensation programs for NEOs, which are described in the Compensation Discussion and Analysis section of this Proxy Statement, the designation of specific participants, whether NEOs, executive officers as a group, other employees as a group or non-employee directors as a group, and the amount of any

Item 2: Approval of our 2022 Incentive Plan	ATI 2022 Proxy Statement	45

award that may be made under the Plan will be determined in the discretion of the Personnel and Compensation Committee, up to the limitations on individual awards set forth in the Plan. Because awards under the Plan are discretionary, awards are generally not determinable at this time.

Recent Share Price

On March 14, 2022 (the record date for the Annual Meeting), the closing trading price on the New York Stock Exchange for Company Common Stock was $25.74 per share.

Equity Compensation Plan Information

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of March 14, 2022:

(in thousands, except per share amounts) Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)

Equity compensation plans approved by stockholders	5,414		277

Equity compensation plans not approved by stockholders	—		—

Total	5,414		277

Vote Required for Approval

Approval of the Plan requires the affirmative vote of a majority of votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. The Board has approved the Plan and believes it to be in the best interests of the Company and the stockholders.

46	ATI 2022 Proxy Statement

Item 3:

Advisory Vote to Approve Compensation of the Company’s Named Executive Officers

Each year we ask our stockholders to approve the compensation of ATI’s named executive officers. This proposal, commonly known as a “Say On Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

While this vote is advisory, and not binding on our Company, it provides valuable information to our Personnel and Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices. The Committee will consider the outcome of this vote when determining executive compensation for the remainder of 2022 and in future years. In 2021, our Say On Pay proposal received the support of more than 98% of the shares voted at our Annual Meeting, and since 2018, our Say On Pay proposals have received, on average, the support of 95% of the shares voted. We believe that ATI’s 2021 executive compensation is similarly and appropriately aligned with stockholder interests. Notably, in spite of very significant disruptions to our business as a result of the ongoing pandemic, we did not take any action to revise or amend the previously-established company performance goals that determined the 2020 or 2021 outcome of our short and long-term incentive compensation programs.

Using Executive Compensation to Create Long-Term Stockholder Value

The Committee continually reviews the compensation program for our NEOs to ensure that it achieves the desired goal of offering total compensation consisting of base salary that is competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. When casting your Say On Pay vote, we urge you to consider:

Linking compensation to ATI performance

•	Approximately 86% of our CEO’s 2021 compensation opportunity was tied to performance and, therefore, “at risk.” Performance drives pay.

•

Our short-term cash incentive and long-term equity incentive plans are based on the attainment of business plan performance metrics, such as operating profit, EBITDA, net income, cash flow, return on capital, strategic goals, and total stockholder return relative to a peer group. These previously-established performance metrics were not revised or amended during the course of 2020 or 2021 in response to the COVID-19 pandemic, in spite of its significant impact on our business and the markets that we serve.

•	Payments with regard to the Company performance-vested components of both our annual and long-term incentive programs are made only when at least threshold performance targets are achieved.

Aligning compensation to stockholder interests

•	All of the long-term incentive compensation opportunities for our NEOs are equity-based.

•	The business plan performance metrics that drive our performance-vested compensation programs are metrics that we believe correlate with the achievement of sustained profitable growth.

•	Our stock ownership guidelines for senior executives denote ownership as a multiple of base salary, prescribing 6X ownership for our CEO, and require 50% retention until ownership guidelines are met.

Item 3: Advisory Vote to Approve Compensation of the Company’s Named Executive Officers	ATI 2022 Proxy Statement	47

Before voting, we encourage you to read the “Compensation Discussion and Analysis” section to learn more about our executive compensation program. We ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Allegheny Technologies Incorporated approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders.”

Based on the recommendation of our stockholders at our 2017 Annual Meeting of Stockholders, and the Board’s consideration of that recommendation, we have determined that we will hold an advisory vote to approve the compensation of the Company’s named executive officers annually until the next required stockholder vote to recommend the frequency of such votes, which is expected to occur in 2023.

48	ATI 2022 Proxy Statement	Compensation Discussion and Analysis 1. Executive Compensation Summary

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation program and plans for our Named Executive Officers, or “NEOs”:

Robert S. Wetherbee

Board Chair, President and Chief Executive Officer

Donald P. Newman

Executive Vice President, Finance and Chief Financial Officer

Kimberly A. Fields

Executive Vice President and Chief Operating Officer

Kevin B. Kramer

Senior Vice President and Chief Commercial and Marketing Officer

Elliot S. Davis

Senior Vice President and Chief Legal and Compliance Officer

Each of our NEOs is a member of our Executive Council, which also includes other key members of our senior management.

TABLE OF CONTENTS:

Compensation Discussion and Analysis 1. Executive Compensation Summary	ATI 2022 Proxy Statement	49

1.	EXECUTIVE COMPENSATION SUMMARY

Our 2021 Business Performance

For ATI, 2021 was a year of marked achievement and accelerating recovery following the profound impact in 2020 of the global pandemic in 2020. Although the pandemic continues to impact our business, we began in 2021 to benefit from meaningful improvement in customer demand from our most significant end-markets, including the commercial aerospace industry. At the same time, we continued to successfully execute our strategy, positioning our business for recovery and growth. In December 2020, we announced plans to exit production of low-margin standard stainless sheet products, streamline the operations of our SRP business and redeploy capital to invest in our specialty capabilities, sharpening our focus on higher-margin opportunities, including in aerospace and defense. We succeeded in this transformation during 2021, in spite of the ongoing challenges to our business; we no longer produce the low-margin standard stainless sheet products that we committed to exiting, and are on track to complete our plans to streamline operations within our SRP business by mid-2022.

Our business returned to profitability in the third quarter of 2021, more quickly than we had anticipated, and we believe that the strategic and operational changes we have achieved and continue to pursue are positioning our business for success in 2022 and beyond.

2021 Year End Performance

Financial and Operational Performance

Key Achievements

Sales of $2.8 billion compared to $3.0 billion in the prior year, notwithstanding our exit from standard stainless production

•	Reflects building momentum in commercial aerospace markets and the acceleration of high-value product sales, consistent with our strategy as we emerge from the pandemic-related downturn a stronger, more focused business

•	Includes fourth quarter revenue of $765 million (a 16% year-over-year improvement) and third quarter revenue of $726 million (up 18% sequentially and 21% year-over-year)

Gross profit of $333 million compared to $293 million in 2020

Net loss attributable to ATI of $38.2 million, compared to a net loss attributable to ATI of $1,573 million in 2020, which included $1,507 million in restructuring and other charges, net of associated tax impacts

•	Reflects return to profitability in the third quarter of 2021

Preserved strong liquidity and cash position

•	Refinanced $500 million in long-term debt at meaningfully improved interest rates

•	Significantly reduced our net pension obligations, ending the year at 84% funded status compared to 75% at year-end 2020, representing a $278 million, or 41%, year-over-year improvement

•	Ended the year with total liquidity of over $1 billion, including $688 million of cash on hand at December 31, 2021

Positioned our business for future recovery and growth

•	Exited production of low-margin standard stainless steel sheet products, streamlined the operations of our SRP business and redeployed capital

Returning capital to stockholders.

•	In early 2022, announced a $150 million share repurchase program

Pay For Performance

Paying for performance is a key attribute of ATI’s compensation philosophy. Fundamentally, ATI’s executive compensation program links compensation to the achievement of specific, predetermined financial and performance goals that further ATI’s business strategies. As such, a significant portion of our NEOs’ compensation is subject to the achievement of rigorous performance goals and, therefore, is “at

50	ATI 2022 Proxy Statement	Compensation Discussion and Analysis 1. Executive Compensation Summary

risk.” The Company uses performance measurement periods of three or more years for all but our annual cash incentive plan in recognition of performance over a longer period of time and to mitigate compensation risk. In this way, our programs both reward actual performance and are effective in driving achievement of the Company’s underlying near and longer-term goals.

We believe that our compensation program is transparent and easy to understand, performance-driven and appropriately aligned with stockholders’ interests. Our program:

Places significant emphasis on financial results

•  Awards under our short-term cash incentive program to our CEO and Executive Council members are 90% contingent on ATI’s financial performance. The Personnel and Compensation Committee has the authority to reduce or eliminate the remaining 10% of these awards (which are contingent on the achievement of individual strategic goals) in order to align as closely as possible with stockholder interests.

•  A majority of the long-term incentive awards to our NEOs and other senior executives are contingent on our performance over a multi-year period and include a shareholder return component to take into account our performance relative to our peers.

Aligns with our business strategies and performance

•  Our long-term incentive program incorporates 3-year equity performance-based incentives that are aligned with our business strategies.

•  Equity awards granted to our CEO and Executive Council are weighted in favor of performance stock units that vest based on our future achievement of performance goals reflecting our long-term strategies and outlook.

Reflects competitive market data

•  Compensation levels for our NEOs and other senior executives are reviewed annually in light of market benchmarking data.

•  Our long-term equity incentive plan, adopted in 2020, provides for double-trigger change in control vesting across all awards.

•  We implemented robust stock ownership guidelines for executives, officers and other top leadership positions.

Principal Compensation Components

The following table summarizes the principal components of our executive compensation program. The Committee structures these elements to promote and reward financial performance through a variety of performance metrics and time horizons.

Pay Component	Time Horizon	Nature	Purpose

Base Salary	1 year	Fixed (based on median benchmark)	Attract and retain talent

Annual Performance Bonus	1 year	Variable\“at risk”	Drive near-term corporate and individual performance goals

Performance Stock Units	3 years*	Variable\“at risk”	Drive medium-term performance goals

Restricted Stock Units	3 years	Time-based	Retain talent

*	In early 2022, we granted certain performance stock units with a four-year performance period, as described elsewhere in this Proxy Statement.

2021 Pay For Performance

The compensation of our senior executives during 2021 reflects recovery in our business following the significant downturn experienced in 2020 as a result of the COVID-19 pandemic and our successful execution of our 2021 priorities and other strategic initiatives.

•

2021 Short-term incentive payments were above target: Our NEOs received short-term incentive payments under our annual incentive plan for 2021 that ranged from 172% to 176.5% of their respective target awards, reflecting significant business recovery and meaningful personal achievement over the course of 2021.

•

Multi-year trends in short-term incentive reflect commitment to pay for performance: Awards under our 2020 short term incentive program were very significantly below target, reflecting the sudden and widespread impact of the COVID-19 pandemic and

Compensation Discussion and Analysis 1. Executive Compensation Summary	ATI 2022 Proxy Statement	51

related economic downturn on our business, as well as our decision to refrain from adjusting our performance goals under either our 2020 short term incentive program or our long-term incentive awards, despite the sudden and unanticipated nature of the pandemic and its effects. Our 2019 and 2018 payment of short-term incentive awards at greater-than-target levels followed near-target short-term incentive payments for 2017 and short-term incentive payments for 2016 and 2015 that were either zero or significantly below target. This trend reflects the many and unprecedented challenges facing our business in 2020, the cyclical nature of our business, our success in addressing these impacts and pursuing our strategic priorities to position our business for recovery and the strong correlation between pay and performance inherent in our executive compensation programs.

•

Long-term incentive results similarly reflect cyclical challenges: Notably, as we sought to transform our business over the last several years, the results of our long-term compensation programs also contributed at times to below-target annual compensation for our NEOs. Specifically, a substantial portion of the long-term incentive awards granted to our NEOs for the performance periods ended in 2015, 2016, 2017 and 2021 did not vest, because the applicable performance criteria (including market performance as reflected in the total shareholder return (“TSR”) component of certain awards) were not satisfied. As a consequence, our NEOs’ aggregate realized compensation was meaningfully lower than the target total annual compensation established for each of them. Awards with performance periods that ended in 2018, which were paid in early 2019, resulted in payments of 39% of each NEO’s target award. By contrast, our 2017 - 2019 PSU awards settled at 132.9% of target for our NEOs. This result reflected improvements in our business in 2017 and 2018 compared to earlier very challenging years. However, as reflected in the table below, our 2018 - 2020 awards settled in early 2021 and our 2019 - 2022 awards settled in early 2022 at only 68.9% and 23.7% of target, respectively, for our NEOs, consistent with the pandemic-related downturn that we have experienced since early 2020.

These results reflect the cyclical fluctuations in business performance that we have experienced over the last several years, further demonstrating our pay for performance culture.

					2019-2021 Performance Period Results
2019 – 2021 Financial Performance Goals	Relative Weighting (%)	Threshold	Target	Maximum	Actual Performance(2)	Actual Achievement (% of Goal Target)

Net Income(1)	50	$365	$729	$1,094	$285	0%

Return on Capital Employed	50	3.60%	7.21%	10.81%	4.28%	59.32%

						29.66%

+/- 20%TSR Modifier(3)					- 20%	23.73%

(1)	Threshold, Target, Maximum and Actual Performance dollar amounts shown in millions.

(2)

Actual Performance includes $1,499 million of adjustments, net of tax at a 5% tax rate, for restructuring and other charges (credits), goodwill impairment, debt extinguishment, divestitures, strike-related impacts, retirement benefits settlement gain, and A&T stainless joint venture impacts.

(3)

Based on the Company’s TSR for the 2019 – 2021 Performance Period relative to the TSR of a peer group of companies included in the S&P Midcap 400 Industrials and Midcap 400 Materials indices. For more information, please see page 62.

ATI Performance Impact on NEO Compensation

2021 NEO Performance-Based Compensation

Our NEOs received cash incentives for 2021 under our short-term incentive program, the 2021 Annual Performance Plan, at levels ranging from 172% to 176.5% of their respective target awards. The following table shows the compensation paid to each NEO based on ATI’s recent performance.

Named Executive Officer	2021 Base Salary ($)	2021 Annual Performance Plan (APP) ($)	2019-2021 Performance Restricted Share Units($)(1)

Wetherbee	907,211	2,040,319	400,956

Newman	578,654	832,891	0

Fields	587,692	845,922	143,994

Kramer	500,192	701,597	194,463

Davis	490,385	603,610	190,438

(1)

Based on ATI’s achievement of specific financial performance goals for the period from January 1, 2019 through December 31, 2021. The amounts shown reflect achievement at 23.73% of target, including the impact of the “TSR Modifier” component of the 2019-2021 PSU award, and a per share value of $23.54 per share, which was the average of the high and low trading prices for one share of our common stock on the NYSE on February 25, 2022. Mr. Newman joined the Company in January 2020 and therefore did not receive a 2019 PSU grant.

52	ATI 2022 Proxy Statement	Compensation Discussion and Analysis 1. Executive Compensation Summary

2021 NEO Target Compensation Comparison to Realized Compensation

The following comparison of target compensation to realized compensation for our NEOs employed throughout 2021 demonstrates our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant proportion of senior executive compensation “at risk”:

Named Executive Officer	2021 Target	2021 Realized

Wetherbee	$6,681,250	$4,120,197

Newman	$2,630,000	$1,836,502

Fields	$2,592,000	$1,945,696

Kramer	$2,288,000	$1,705,183

Davis	$2,200,000	$1,585,260

Executive Compensation Highlights

WHAT WE DO:

Link compensation to ATI performance.

Performance drives pay. A significant portion of compensation opportunities for our NEOs is variable, meaning it is tied to performance. Cash and equity incentive plans are based on the attainment of business plan performance metrics. Payments are made only when at least threshold performance targets are achieved.

Balanced compensation program.

The compensation program includes complementary but diverse performance goals, a balance of types of compensation, and caps on the amount of compensation that can be awarded.

Compensation aligned with stockholder interests. Long-term incentive compensation opportunities for our NEOs are equity-based and tied to business plan performance metrics.
Double trigger change in control. ATI’s equity incentive plan, approved by our stockholders in 2020, includes double trigger change in control provisions that apply to equity awards under the plan.

Independent Compensation Consultant. Our Personnel and Compensation Committee works closely with an independent compensation consultant.

Clawback policy.

Clawback arrangements require the return of compensation to the extent that information used to calculate the achievement of earnings or other performance measures is subsequently determined to be materially incorrect.

Robust stock ownership guidelines for directors and executive management.

Our stock ownership guidelines for management include 6X base salary ownership for the CEO and require 50% retention until ownership guidelines are met.

Limits on severance arrangements. Severance arrangements limited to 2.99X base salary.

Board compensation risk oversight.

Our board regularly reviews various risks associated with our compensation program, which includes review of an annual risk analysis performed by our independent compensation consultant.

WHAT WE DON’T DO:

No employment agreements for executive officers.
No excise tax gross-ups in change in control agreements.
Executive perquisites. We do not pay executive perquisites such as personal air travel, club dues or tax gross-ups.

No hedging transactions or pledging of ATI stock by officers and directors. We prohibit officers and directors from hedging or pledging ATI stock.
No repricing of awards. No previously granted awards can be repriced or surrendered in exchange for new awards.

Compensation Discussion and Analysis 2. Our Compensation Framework and Philosophy	ATI 2022 Proxy Statement	53

2.	OUR COMPENSATION FRAMEWORK AND PHILOSOPHY

Role of the Personnel and Compensation Committee

The Committee’s primary responsibility is to design compensation plans that support the Board’s and management’s long-term strategic vision for ATI and to ensure that those plans support ATI’s goal of creating stockholder value over the long-term. Over the last several years, the Committee has emphasized design clarity and transparency to better communicate with our stockholders and to ensure that our compensation programs are aligned with evolving best practices.

The Committee is composed of four independent, non-employee directors. The Committee has the sole responsibility to carry out ATI’s overarching policy of linking its executive compensation program to the interests of its stockholders. The Committee is responsible for determining compensation for the NEOs and other members of the management Executive Council, which currently is comprised of seven members of senior management, including the CEO. The Committee also has the responsibility for oversight of the Company’s equity plans, variable compensation plans for management employees and management’s implementation of those plans to ensure a continuing source of leadership and succession planning for ATI. In addition, the Committee reviews compliance with independence standards applicable to ATI’s compensation consultant.

Role of Independent Compensation Consultants

The Committee, under its charter, has the sole authority to retain and terminate any compensation consultant used in the evaluation of executive compensation and has the sole authority to approve the retention terms of the consultant, including fees. The compensation consultant retained by the Committee is responsible only to the Committee. The Committee reviews the consultant’s qualifications, including independence. The Committee re-evaluates the consultant’s independence on an ongoing basis. The Committee may, at any time, contact the consultant without interaction from management.

For 2021, the Committee retained Meridian Compensation Partners, LLC, a nationally recognized executive compensation consultant, for benchmarking compensation and program design and advice on a variety of compensation related matters. Meridian, which the Committee determined is independent, provides no other services to ATI. Further, because Meridian is involved only in the business of executive compensation consulting, Meridian does not attempt to sell other services to the Company.

Our Philosophy

The Committee’s approach to compensation is to offer a base salary that is competitive with an identified benchmarking peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. The Committee has developed a balance of annual and long-term programs using diverse criteria to discourage inappropriate risk taking. For the NEOs, the program consists of base salary, an annual performance-based cash incentive, longer-term performance-based equity compensation opportunities and a time-based equity component that is intended to serve as a retention tool.

The Committee views the executive compensation program as a management tool that, through a detailed and quantitative target-setting process, establishes challenging financial performance goals that encourage the management team to achieve or surpass ATI’s business objectives.

The Committee has determined that the executive compensation program should:

•

pay competitively by setting overall target compensation, which is realized when performance targets are met, in line with target compensation at peer companies and other companies and industries with which ATI competes for executive talent;

•	provide performance-oriented incentive pay opportunities that are linked to the interests of stockholders by putting substantial portions of potential compensation at risk;

•	support ATI’s business strategy by tying performance goals to specific annual and longer-term strategic objectives; and

•	retain executives who are essential to driving ATI’s strategies and future growth.

Competitive Compensation

The Committee reviews, with outside compensation consultants and other advisors, the compensation policies and practices at peer companies that ATI competes with for talent, or that are in our industry and serving our end markets. We use this information to help establish base compensation levels throughout the management organization at the approximate median of these groups. The variable components of our incentive awards provide opportunities to earn additional amounts if performance goals are met or exceeded, but do not pay out if performance goals are not met.

54	ATI 2022 Proxy Statement	Compensation Discussion and Analysis 2. Our Compensation Framework and Philosophy

Performance-Oriented and Linked to the Interests of Stockholders

The Committee believes that the more senior the manager, the larger the percentage of compensation that, over time, should be at risk. The goals and targets used across all management levels include both company-wide financial performance measures as well as pre-set goals within a particular participant’s area of responsibility. They are designed to encourage a team-oriented approach to achieving ATI profitability and strategic objectives and positioning the Company for the future. The Committee scales compensation opportunities by level of responsibility and focuses performance on the measures that particular managers can most directly influence.

The Committee implements its pay for performance philosophy by using performance metrics that are linked to the interests of stockholders, such as operating profit, EBITDA, net income/earnings, TSR, and/or strategic goals that are designed to help create stockholder value over the long-term. In 2021, performance goals focused on income, EBITDA, cash flow, and relative TSR. ATI’s business plans have focused on internal generation of the funds necessary for sustainable, profitable growth and product diversification.

Attract and Retain Talent

We designed our compensation program to attract and retain a deep pool of managerial talent, the members of which share ATI’s commitment to enhancing stockholder value in the short- and longer-terms. The Committee believes that the plans and performance goals included in our program will attract, challenge, and retain superior managers experienced in ATI’s businesses and direct their efforts toward achieving specific tasks that the Board and senior management determine to be necessary for profitable growth through business cycles.

2022 Breakout Performance Awards

In early 2022, we made incremental, one-time grants to our NEOs and certain other members of our management team under a specially-designed “Breakout Performance” program. In view of our ongoing business transformation and growth strategies and current trends creating heightened talent market competition and retention challenges, we designed this program to support retention of key leadership, drive achievement of our strategic objectives, and reward creation of stockholder value above and beyond expectations. Awards under this program will vest, if at all, based on the Company’s absolute TSR relative to pre-determined benchmarks over the course of a four-year performance period extending from January 1, 2022 through December 31, 2025, creating a longer incentive and retention horizon than other components of our existing incentive programs. Shares earned under the Breakout Performance program, if any, will be payable to award recipients who remain employed by the Company in two equal installments in early 2026 and early 2027. The Committee believes that this program will drive engagement and provide important incentives to our senior management and other key members of the Company’s leadership to creatively and consistently pursue achievement of our most important and transformational strategic goals, supporting value creation over a meaningful time horizon.

Compensation Discussion and Analysis 3. How We Determine Executive Compensation	ATI 2022 Proxy Statement	55

3.	HOW WE DETERMINE EXECUTIVE COMPENSATION

Compensation Setting Process

Setting Compensation Levels and Opportunities

This section explains the Committee’s multi-step process for setting compensation levels and opportunities and validating our pay targets. The table below, and description that follows, summarizes the analyses involved in this process:

Review of Annual and Long-Term Business Plans
Nov. – Feb.	Responsibility/Purpose: Board and management/Aligning incentive compensation with business objectives	How It’s Used: To support determination of performance targets in incentive plans
Individual Performance Assessments
Nov. – Feb.	Responsibility/Purpose: Committee and CEO/Evaluating individual performance of CEO and, based on CEO input, the members of our management Executive Council

How It’s Used:

•   To determine each executive’s personal performance relative to the individual goals that comprise the 10% component of his or her short-term incentive award and to determine payments for the award period that recently ended

•   To assist in setting individual award opportunities for the next year/ award cycle

Company Achievement of Performance Goals
Jan. – Feb.	Responsibility/Purpose: Committee and management/Determining award payments based on Company performance in completed performance periods	How It’s Used: • To determine award payouts • Considered when determining appropriate performance goals for upcoming periods
Market and Peer Analysis
Sept. – Feb.	Responsibility/Purpose: Compensation consultants/Setting pay for our executives	How It’s Used: To set competitive base pay and short-term and long-term incentive targets and compensation opportunities for the next year/ award cycle
Pay and Performance Analysis
Ongoing	Responsibility/Purpose: Publicly available financial and compensation information/Evaluating pay and performance to validate individual compensation plans that were established in February	How It’s Used: To assess achievement under the incentive plans relative to Company and peer performance
Tally Sheets
Ongoing	Responsibility/Purpose: Compensation consultants/Internal compensation and benefits data; Evaluating total remuneration and internal pay equity of our executives

How It’s Used:

To evaluate the total remuneration and projected payments to the NEOs under various termination scenarios. This helps to determine if each executive’s compensation package is appropriately aligned with that of internal peers and whether any adjustments to our compensation plans or programs, or an individual’s pay package, is necessary

Stockholder Outreach
Ongoing	Responsibility/Purpose: Board/management/To obtain stockholder feedback on concerns and questions relating to plan design and performance	How It’s Used: To understand expectations of investors and monitor trends in executive compensation from the perspective of stockholders. Used to evaluate compensation policies, practices and plans.

56	ATI 2022 Proxy Statement	Compensation Discussion and Analysis 3. How We Determine Executive Compensation

Near the end of each year, the Board (including members of the Committee) reviews ATI’s annual and long-term business and strategic plans with management. During the first quarter of the following year, the Committee reviews the Company’s year-end financial results and, based on its assessment of ATI’s achievement of the predefined financial goals and objectives, determines the extent to which awards with performance measurement periods that concluded at the end of the previous year are payable. During the first quarter of each fiscal year, the Committee authorizes compensation programs for the year and establishes specific financial performance goals for the performance period or periods applicable to awards under such programs in light of the Board approved business and strategic plans.

The Committee considers which incentive plans, award levels and performance goals would optimize the achievement of ATI’s future business objectives without introducing systemic risk driven by the executive compensation program. The Committee solicits the views of its advisors as to whether the plans under consideration reflect and support achievement of the Company’s short-term and long-term business objectives and strategies. The Committee also approves individual participation levels in the compensation plans for the CEO and members of the management Executive Council and directs executive management to establish participation levels in the plans for other eligible employees within the guidelines given by the Committee. Generally, prospective compensation opportunities under the long-term compensation plans are awarded during the first quarter.

Internal Pay Equity

Using market data, our independent compensation consultant advises the Committee on relative compensation among the Executive Council members, including the NEOs. In recognition of his ultimate management responsibility as Board Chair, President and CEO, base pay and compensation opportunities are significantly greater for the CEO than for the other NEOs. As a result, the Committee considers the ratios of CEO compensation opportunities and the compensation opportunities of each of the other NEOs in setting compensation opportunities. The ratio of the 2021 total realized compensation for Mr. Wetherbee, Board Chair, President and Chief Executive Officer, compared to the average of the compensation of the other NEOs, as reflected in the Total Realized Compensation Table, is approximately 2.2:1.

Benchmarking Peer Group

The Committee considers, with information provided by the compensation consultant, compensation practices across a peer group of manufacturing companies. The Committee uses the peer group as a reference in developing its executive compensation program and in determining the competitiveness of its executive compensation levels. The Committee also uses information regarding compensation practices across a broader survey of manufacturing companies as a check against the peer group information. Annually, the Committee reviews the composition of its peer group to ensure that the companies constituting the peer group remain relevant and provide meaningful comparisons for compensation and business purposes. ATI believes that there are no other public companies that engage in the full range of the Company’s specialty materials and components manufacturing, fabrication, marketing and distribution. Therefore, the Committee’s independent compensation consultant developed the following criteria to guide the selection of peer companies for benchmarking compensation. Specifically, peer companies should: 1) be competitors for business and/or executive talent and be primarily from the metals industry or adjacent sectors; 2) have stock prices reasonably correlated with ATI over the past five years indicating sensitivity to similar external market influences and 3) be reflective of the general complexity and business orientation of ATI, including with respect to global footprint, product lines and foreign competition.

CRITERIA FOR PEER GROUP COMPANY SELECTION

Generally, the peers selected have:

•   Revenues that approximate 50% to 200% of ATI’s with some flexibility;

•   Capital intensive businesses as indicated by lower asset turnover ratios (i.e., 0.5 to 1.5);

•   Higher stock price volatility, or “beta” (i.e., greater than 1.0);

•   Market capitalization reasonably aligned with ATI; Some flexibility for outliers that may be aligned from different perspectives (i.e., revenues, competition); and

•   Similar number of employees.

Compensation Discussion and Analysis 3. How We Determine Executive Compensation	ATI 2022 Proxy Statement	57

2021 Benchmarking Peer Group

As a result, for performance measurement periods under the executive compensation plans beginning on January 1, 2021, the Benchmarking Peer Group consists of the following companies:

Source: Standard & Poor’s Capital IQ Database (Compustat financials)

Data represents each company’s fiscal year, which may not align with ATI’s fiscal year end of December 31

The peer group used for measuring the Company’s relative total stockholder return (“TSR Peer Group”) is different from the benchmarking peer group. The TSR Peer Group companies, though having a range of sizes, all remain aligned with ATI on the basis of relative similarity to one or more of the aspects of the Company’s businesses. These companies compete in one or more of the markets in which ATI competes, and the risk profiles typically assigned to those companies by the capital markets are similar to ATI. For further information, please see page 62.

Monitoring of Performance and Progress Throughout the Year

The Committee meets regularly during the year to monitor the Company’s performance, as well as the individual performance of members of our management Executive Council, relative to the incentive plan goals. At these meetings, the Committee is provided with current financial data and with internal status reports on key performance measures. The Committee uses this information to:

•	assess management’s interim progress toward achieving the predetermined performance goals and the potential payouts under the various executive compensation plans; and

•	assist in the evaluation of whether the compensation plans continue to support and direct performance as required to achieve the Company’s business goals.

Members of management attend portions of these meetings. The Committee also meets with its outside compensation and other advisors during non-management executive session in order to ensure independent feedback on all compensation related matters.

58	ATI 2022 Proxy Statement	Compensation Discussion and Analysis 4. 2021 Executive Compensation Program

4.	2021 EXECUTIVE COMPENSATION PROGRAM

2021 Executive Compensation Program

Our executive compensation program for 2021 consists of the following elements for our NEOs:

	Plan	Purpose	Relevant Performance Metric and Description
ANNUAL/SHORT TERM INCENTIVE	Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility of position held.	Individual performance	FIXED
	2021 Annual Performance Plan	To provide performance-based annual cash awards to motivate and reward key employees for achieving our short-term business objectives and to drive performance.	Mix of metrics, including: • EBITDA • Cash flow • Strategic/Individual goals	VARIABLE
LONG- TERM INCENTIVE	Long-Term Incentive Plan: Performance Stock Units (“PSUs”) (50%)*	To provide performance-based equity compensation in the form of restricted stock units to drive ATI’s earnings and retain key managers.	Awards vest at the end of a three-year performance period based on achievement of specified goals. Awards granted in 2021 vest based on the Company’s total shareholder return relative to that of a predetermined peer group.
	Long-Term Incentive Plan: Restricted Stock Units (“RSUs”) (50%)*	To enhance the program’s ability to retain participants and drive long-term behavior by allowing for time-based awards.	The RSUs are time-vested awards that generally vest in equal annual installments on the first three anniversaries of the applicable grant date, subject to the award recipient’s continued employment by the Company.

*

For our NEOs, 70% of the aggregate award under the long-term incentive portion of our redesigned compensation program, the Long-Term Incentive Plan, or “LTIP,” historically since 2016 has been performance-based and entirely contingent on the achievement of quantitative performance measures, while the remaining 30% of the LTIP award generally has been time-based to provide retention incentives. In 2021, specifically in response to the various talent retention and other challenges facing our business due principally to the COVID-19 pandemic, we granted awards to our NEOs that were comprised 50% of PSUs and 50% time-vested RSUs. Our intention is to return over time to our historical distribution of 70% PSUs and 30% RSUs while continuing to ensure that we retain and incent the level of talent necessary to effectively manage and grow our business and successfully achieve our strategic objectives. To that end, and in light of improving market conditions, our 2022 long-term incentive awards were, for NEOs comprised 60% of PSUs and 40% of RSUs.

Summary Analysis of 2021 Compensation

Base salary and incentive award opportunities for 2021 continued to reflect the underlying approach and goals of our current compensation program, which we substantially redesigned in 2016, the cyclical nature of our business and the unique challenges posed by the COVID-19 pandemic. Specifically, for 2021:

•

Base salary rates remained unchanged in 2021 compared to 2020 for our NEOs, other than Ms. Fields, whose base salary increased 10% compared to 2020, based on the expansion of her role and responsibilities as she assumed operational oversight responsibility for our High Performance Materials and Components segment, in addition to her ongoing responsibility for the operations of our Advanced Alloys and Components segment, as well as market median data for her expanded position in consultation with our independent compensation consultants, Meridian Partners, and other advisors.

•

Our incentive programs promote our “one ATI” philosophy by placing greater emphasis on financial metrics that measure total ATI performance, rather than segment or individual results, for all participants.

•

Our incentive programs are heavily weighted toward performance-contingent awards, particularly for NEOs. Short-term incentive awards to our NEOs for 2021 were 90% contingent on total ATI financial performance, and 50% of each 2021 long-term incentive award is performance-vested.

Compensation Discussion and Analysis 4. 2021 Executive Compensation Program	ATI 2022 Proxy Statement	59

The pie charts below show the mix of aggregate NEO compensation by type, form and length, at target for 2021:

2021 Target Pay Mix

Base Salary

The Committee’s approach to compensation is to offer a base salary that is competitive with an identified benchmarking peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. Base salary is determined by market median data for each NEO’s respective position, individual performance and competitive pay positioning.

2021 Base Salaries

Named Executive Officer	2021 Base Salary ($)

Wetherbee	907,211

Newman	578,654

Fields	587,692

Kramer	500,192

Davis	490,385

Annual Performance Plan (“APP”)

The APP is a short-term cash incentive plan in which approximately 400 key employees (including the NEOs) participate. For Executive Council members, 90% of the performance goals are based on financial metrics, and 10% on strategic/individual goals, as described below.

Financial Metrics

Performance Criteria. The performance goals for the 2021 APP were set in early 2021 based on ATI’s business and operations plans for 2021. Corporate-wide goals are established in a bottom-up process through which each business unit’s business plan and business conditions are separately reviewed in setting targets, as are the expectations for other performance factors at each business unit. The performance goals include a mix of financial targets and strategic and/or individual performance goals.

Level of Difficulty. The Committee sets the APP metrics so that the relative difficulty of achieving the target level is consistent from year to year. The objective is to establish target goals in any given year that are challenging yet achievable, with a much higher level of difficulty to achieve performance that generates the maximum payout.

Award Opportunities. The opportunities for the NEOs under the APP are granted at “threshold,” “target” and “maximum” levels expressed as a percentage of base salary and based on predetermined levels of performance. The Committee sets the potential award

60	ATI 2022 Proxy Statement	Compensation Discussion and Analysis 4. 2021 Executive Compensation Program

ranges as percentages of base salary for each NEO using comparative market data provided by our compensation consultant. In general, our short-term incentive program is designed so that the payout associated with achieving threshold performance for each performance goal is equal to 25% of target, while the payout associated with achieving the maximum performance level is capped at 200% of target. No payout with respect to the financial performance component is earned for performance below the threshold level.

Individual NEO Goals. While 90% of each NEO’s annual award opportunity under the APP is determined based on performance criteria relating to the financial and/or operational performance of our business, as described above, the remaining 10% of each NEO’s award is determined based on his or her personal performance relative to specific individual strategic goals. These goals are established early in the year and reviewed and approved by the Committee. Each NEO’s performance relative to his or her individual goals is evaluated at the end of the year, through a process that includes personal self-assessments, input and recommendations from our Board Chair, President and CEO and ultimately, review by the Committee, which performs its own assessment of our Board Chair, President and CEO’s personal performance and determines the amount of each NEO award.

For 2021, our NEO’s goals focused on, among other strategic matters: continued leadership through the global pandemic and positioning the Company to emerge stronger from the related downturn; the transformation of our business, including the streamlining of our SRP business and its exit from standard stainless sheet products; cash flow and inventory management; liquidity and capital allocation; and effective management of various risks facing our business.

Under our APP program, the Committee has expressly reserved the broad discretion to reduce or eliminate any APP award that may otherwise be payable to one or more participants, including each NEO, if any facet of ATI’s financial or operational performance, especially in relation to the Committee’s expectations for workplace safety, the environmental impact of our business or other aspects of our annual performance with the potential to affect the sustainability of our business, is sub-standard in the view of the Committee. This discretion, coupled with the 10% personal goal component of our APP program, provides the Committee with flexibility to ensure that short-term incentives, while largely designed to drive achievement of financial performance goals, also reflect our values and other qualitative considerations that are important to our business and our stakeholders.

2021 Award Opportunities for NEOs

	Annual Incentive Opportunities (percentage of base salary)
Named Executive Officer	Below Threshold	Threshold	Target	Maximum

Wetherbee	0%	62.5%	125%	250%

Newman, Fields and Kramer	0%	40%	80%	160%

Davis	0%	35%	70%	140%

To calculate a potential award amount, the target percentage of salary for each NEO is multiplied by a formula based on performance.

Formula

2021 Target and Earned Amounts for Each NEO

	At Target (100%)		Actual
Named Executive Officer	Target (% of Base Salary)	Target Dollar Amount ($)	Actual Weighted Achievement (% of Target)	Earned/Paid Cash Award ($)

Wetherbee	125	1,156,250	176.46	2,040,319

Newman	80	472,000	176.46	832,891

Fields	80	480,000	176.46	845,922

Kramer	80	408,000	171.96	701,597

Davis	70	350,000	172.46	603,610

Compensation Discussion and Analysis 4. 2021 Executive Compensation Program	ATI 2022 Proxy Statement	61

2021 Performance Goals and Achievement Levels for the Named Executive Officers

The 2021 APP award for each of our NEOs was determined by (a) total ATI performance relative to the financial metrics and (b) each such executive’s individual performance relative to individual strategic goals. The following tables describe the relative weighting of each metric and the individual goals, as well as ATI’s and each executive’s relative level of achievement for the year:

		($ in millions)
Financial Performance Goals	Relative Weighting (% of Total Award)	Threshold	Target	Maximum	2021 Actual Performance(a)	2021 Actual Achievement (% of Goal Target)

ATI EBITDA	60	65	129	197	291	200.0

ATI Cash Flow	30	48	114	181	153	138.3

Aggregate Financial Performance	90					179.4

(a)

Actual 2021 APP Award performance included certain adjustments to both the EBITDA and Cash Flow metrics for strike-related impacts and adjustments to the Cash Flow metric for ATI Pension Plan contributions and the early payment of interest in connection with the extinguishment of debt.

Aggregate Performance	Financial Performance Goals (90%)	Strategic/Individual Goals (10%)	Total 2021 Achievement (%)	Total 2021 Achievement ($)

Wetherbee	179.4	150	176.46	2,040,319

Newman	179.4	150	176.46	832,891

Fields	179.4	150	176.46	845,922

Kramer	179.4	105	171.96	701,597

Davis	179.4	110	172.46	603,610

For further information about ATI financial performance, please see ATI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

Long-Term Incentive Plan (“LTIP”)

For our NEOs, 70% of the aggregate award under the long-term incentive portion of our redesigned compensation program, the Long-Term Incentive Plan, or “LTIP,” historically since 2016 has been performance-based and entirely contingent on the achievement of quantitative performance measures, while the remaining 30% of the LTIP award generally has been time-based to provide retention incentives. Specifically, the LTIP generally has included two components, including performance stock units (“PSUs”) that cliff vest based on the achievement of quantitative financial performance metrics over a three-year performance period and restricted stock units (“RSUs”) that vest in three equal annual installments, provided that the recipient remains employed by ATI on the applicable vesting date.

In 2021, specifically in response to the various talent retention and other challenges facing our business due principally to the COVID-19 pandemic, we granted awards to our NEOs that were comprised 50% of PSUs and 50% time-vested RSUs. Our intention is to return over time to our historical distribution of 70% PSUs and 30% RSUs while continuing to ensure that we retain and incent the level of talent necessary to effectively manage and grow our business and successfully achieve our strategic objectives. To that end, and in light of improving market conditions, our 2022 long-term incentive awards to NEOs were comprised 60% of PSUs and 40% of RSUs.

Vehicle	Performance	Vesting	Payout Range

Performance Stock Units	Relative TSR	3—Year performance period	Threshold = 50% of Target Target = 100% Maximum = 200% of Target* * At the inception of the award period, the Committee can reduce the threshold and maximum payout levels at its discretion.

Restricted Stock Units	N/A	3—Year Ratable Vesting

62	ATI 2022 Proxy Statement	Compensation Discussion and Analysis 4. 2021 Executive Compensation Program

Individual opportunities under the LTIP are granted at Threshold, Target and Maximum levels, which are expressed as a percentage of base salary.

Performance Stock Units

PSUs awarded in 2021 will vest to the extent that the Company’s Relative TSR meets or exceeds a Threshold, Target or Maximum level of performance set by the Committee at the beginning of the three-year performance measurement period. Whether such goals are met, and the extent to which the PSUs comprising a particular award vest, will be determined by the Personnel and Compensation Committee at the end of the three-year performance measurement period. When vested, each PSU will convert into a share of the Company’s common stock. No dividends are accumulated or paid on the PSUs granted in 2021.

Restricted Stock Units

RSUs granted under the LTIP vest in equal annual installments on each of the first three anniversaries of their grant date, as long as the award recipient remains an employee of the Company on the relevant vesting date. If and when vested, each RSU converts into a share of Company common stock. No dividends accumulate or are paid on the RSUs.

Legacy Awards

PSUs awarded in 2020 will vest, if at all, to the extent that cumulative earnings (defined as income from continuing operations attributable to ATI) and ROCE (defined as net operating profit after taxes divided by average net assets) meet or exceed a Threshold, Target or Maximum level of performance set by the Committee at the beginning of the three-year performance measurement period. ROCE performance is averaged over the three-year performance measurement period. Whether the income or ROCE performance goals are met, and the extent to which the PSUs comprising a particular award vest, will be determined by the Personnel and Compensation Committee at the end of each three-year performance measurement period. When vested, each PSU will convert into a share of the Company’s common stock. No dividends are accumulated or paid on the PSUs granted in 2020.

Total Shareholder Return Adjustment. If the Committee determines that the income and ROCE goals for the 2020-2022 performance measurement period meet or exceed Threshold, the number of shares earned by NEOs may be increased or decreased by up to an additional 20% based on the Company’s TSR relative to the TSR of a peer group of companies, as follows:

TSR Modifier Structure

For 2020 awards, we used a peer group comprised of companies in the S&P Midcap 400 Industrials and Midcap 400 Materials Indices as our TSR peer group.

Compensation Discussion and Analysis 5. Total Realized Compensation	ATI 2022 Proxy Statement	63

5.	TOTAL REALIZED COMPENSATION

When making determinations and awards under our incentive plans, the Committee looks to the actual dollar value of awards to be delivered to the NEOs in any given year, as illustrated by the Total Realized Compensation figures below. Total realized compensation for our NEOs improved meaningfully in 2021, following significant challenges in 2020, reflecting improvements in our business following the unanticipated and unprecedented consequences of the COVID-19 pandemic and other circumstances that negatively impacted our 2020 results. For example:

•	for 2020, Messrs. Wetherbee, Newman and Kramer and Ms. Fields received total realized compensation equal to 40%, 80%, 76% and 50% of their 2020 target compensation levels, respectively, and

•	for 2021, they received 62%, 71%, 74% and 75% of target, respectively, and Mr. Davis received 72% of target.

Similarly, 2019 total realized compensation for Messrs. Wetherbee and Kramer was 84% and 145% of target, respectively, and for 2018 was 122% and 115% of target, respectively, reflecting improved business results and conditions, compared to significantly lower payouts in 2017 (70.8% and 71.4%, respectively) and 2016 (42.0% and 80.3%, respectively), during a time when our business and results were challenged. These multi-year trends demonstrate our ongoing commitment to compensating our leadership based on the Company’s performance and placing a significant proportion of senior executive compensation “at risk”:

2017-2021 Total Realized Compensation as % of Target

2021 Target Compensation Comparison to Total Realized Compensation

Named Executive Officer	2021 Target Compensation	2021 Total Realized Compensation	% of Target Realized

Wetherbee	$6,681,250	$4,120,197	62%

Newman	$2,592,000	$1,836,502	71%

Fields	$2,630,000	$1,945,696	74%

Kramer	$2,288,000	$1,705,183	75%

Davis	$2,200,000	$1,585,260	72%

Total Realized Compensation is calculated as follows:

64	ATI 2022 Proxy Statement	Compensation Discussion and Analysis 6. Other Compensation Practices and Policies

6.	OTHER COMPENSATION PRACTICES AND POLICIES

Stock Ownership Guidelines

The Company maintains the following robust stock ownership guidelines for its executives, including the NEOs. These guidelines are designed to further link these executives’ interests with the interests of stockholders generally:

Executives are required to retain 50% of the after-tax value of shares issued upon the vesting of equity awards until the ownership requirement is satisfied.

Each executive subject to the guidelines had until the later of February 25, 2021 or five years from the date of his or her promotion to one of the designated positions, as the case may be, to meet the guideline applicable to his/ her position. Accordingly, our CEO and each other NEO currently meets his or her ownership obligations under the guidelines.

NEO Stock Ownership Guidelines Compliance

*	Reflects March 14, 2022 closing price for ATI common stock on the NYSE of $25.74 per share.

No Hedging or Pledging of Stock

ATI policy prohibits directors, officers and key employees from engaging in publicly traded options and hedging transactions with regard to ATI securities. ATI policies also prohibit our officers and directors from pledging ATI stock to secure personal loans.

Adherence to Ethical Standard; Clawback Policy

Incentive awards (paid in cash or equity) are conditioned on adherence to the Company’s Corporate Guidelines for Business Conduct and Ethics, which are published on our website ATImetals.com. We have clawback provisions that provide for the return of compensation to the extent that information used to calculate achievement of earnings or other performance measures is subsequently determined to be materially incorrect (including but not limited to circumstances under which any such inaccuracy results in a financial restatement).

Compensation Discussion and Analysis Compensation Committee Report	ATI 2022 Proxy Statement	65

Employment Agreements; Change in Control Agreements

ATI does not have any employment agreements with its NEOs.

The Company has change in control agreements with each NEO and certain other executives that provide for severance payments to each such executive in the event he or she is terminated from his or her position in connection with a change in control, as defined in and provided by the agreements. These change in control agreements do not include an excise tax gross-up provision. The change in control agreements are intended to better enable ATI to retain the NEOs in the event that it is the subject of a potential change in control transaction. Based on past advice from its compensation consultant, the Committee believes that the potential payments under these agreements are, individually and in the aggregate, in line with competitive practices.

For a more detailed discussion of these agreements, see the “Employment and Change in Control Agreements” section of this Proxy Statement.

Pension and Retirement Plans

ATI maintains qualified defined benefit pension plans, which have a number of benefit formulas that apply separately to various groups of employees and retirees. Effective December 31, 2014, the Company froze future benefit accruals in the ATI Pension Plan for all participating employees other than those in collectively bargained employment arrangements. Also, effective December 31, 2014, the Company froze the defined benefit-type non-qualified deferred compensation plans in which salaried employees participate, which includes the defined benefit portion of the ATI Benefit Restoration Plan in which Messrs. Wetherbee participates. The Company continues to sponsor a qualified defined contribution plan and a non-qualified defined contribution restoration plan aimed at restoring the effects of limitations on defined contribution accruals imposed by the Code. For more information regarding the pension plans, see the Pension Benefits table and accompanying narrative.

Perquisites

ATI does not generally provide our executives with perquisites, such as the personal use of corporate aircraft without reimbursement to the Company, payment of club membership dues or tax reimbursement arrangements. ATI does provide a parking benefit to the NEOs who work at corporate headquarters on the same terms as provided to a broader group of corporate employees.

COMPENSATION COMMITTEE REPORT

The Personnel and Compensation Committee (referred to in this Report as the “Committee”) has reviewed and discussed the preceding Compensation Discussion and Analysis with Company management. Based on this review and discussion, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2022 Proxy Statement. The Committee furnishes this Report for inclusion in the 2022 Proxy Statement and recommends its inclusion in ATI’s Annual Report on Form 10-K.

Submitted by:

PERSONNEL AND COMPENSATION COMMITTEE,

Members:

Carolyn Corvi, Chair

Leroy M. Ball, Jr.

J. Brett Harvey

David P. Hess

66	ATI 2022 Proxy Statement	Compensation Discussion and Analysis Summary Compensation Table for 2021

SUMMARY COMPENSATION TABLE FOR 2021

The following Summary Compensation Table sets forth information about the compensation paid by the Company to the Chief Executive Officer, the Chief Financial Officer, and each of the other three most highly compensated executives who were serving as executive officers as of December 31, 2021.

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Robert S. Wetherbee	2021	907,211	—	4,428,259	2,040,319	—	214,556	7,590,345
Board Chair, President and	2020	802,173	—	4,128,163	566,100	45,679	168,536	5,710,651
Chief Executive Officer	2019	823,846	—	3,171,011	1,352,755	56,428	151,266	5,555,306
Donald P. Newman(1)	2021	578,654	116,668	1,481,553	832,891	—	139,144	3,148,910
Executive Vice President, Finance and Chief Financial Officer	2020	510,123	1,016,668	2,217,599	230,400	—	27,531	4,002,321
Kimberly A. Fields(2)	2021	587,692	—	1,503,677	845,922	—	131,098	3,068,389
Executive Vice President,	2020	478,423	—	1,135,245	306,200	—	74,372	1,994,240
Chief Operating Officer	2019	375,000	100,000	1,877,190	522,300	—	115,372	2,989,862
Kevin B. Kramer	2021	500,192	—	1,304,409	701,597	—	36,431	2,542,629
Senior Vice President, Chief	2020	446,915	—	1,052,666	187,600	—	82,170	1,769,351
Commercial & Marketing Officer	2019	480,962	—	1,537,930	610,629	—	103,692	2,733,213
Elliot S. Davis	2021	490,385	—	1,282,264	603,610	—	34,614	2,410,873
Senior Vice President, Chief
Legal and Compliance Officer

(1)	Mr. Newman joined the Company in January 2020.

(2)	Ms. Fields joined the Company in April 2019.

(3)	Reflects actual amounts of base salary paid in 2021.

(4)

For 2021, includes the second one-third installment of cash relocation compensation of $350,000 in the aggregate, payable to Mr. Newman in three equal installments on each January 31, 2020, 2021 and 2022.

(5)

Stock awards: The values in this column are based on the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of awards made under the Company’s LTIP in 2021. For our NEOs, the 2021 LTIP awards were comprised 50% of PSUs and 50% of time-vested RSUs. The PSUs vest based on the Company’s total shareholder return over a three-year performance period relative to that of a predetermined peer group. The RSUs vest over three years based on employment service, with one-third of the award vesting on each of the first, second and third anniversaries of the grant date. Grant date fair values of the awards are calculated based on the expected outcome of the related performance conditions to which the awards are subject, as applicable. If maximum performance were to be achieved, the 2021 amounts (including both RSUs and PSUs) for each NEO would be as follows: Mr. Wetherbee, $6,856,524; Mr. Newman, $2,197,895; Ms. Fields, $2,232,141; Mr. Kramer, $1,923,617; and Mr. Davis, $1,889,330. Fair values for the PSU awards at target were estimated using Monte Carlo simulations of stock price correlation, projected dividend yields and other variables over three-year time horizons matching the PSU performance measurement period. The per share fair value of PSU awards made to the NEOs in 2021 was $20.27. The fair value of nonvested restricted stock unit awards, or RSUs, are measured based on the stock price at the grant date. For the 2021 RSU awards under the LTIP, the values were calculated using the average of the high and low trading prices of the Company’s common stock on the date of grant (January 4, 2021), which was $16.70. See Note 16 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for further information.

(6)	Non-equity Incentive Plan Compensation: Consists of performance-based (and not discretionary) cash awards paid under the 2021 APP.

(7)

Changes in Pension Value and Non-Qualified Deferred Compensation Earnings: The amounts reflect the actuarial change in the present value of the NEO’s benefits under all defined benefit pension plans established by the Company, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Effective December 31, 2014, the Company froze future benefit accruals in the ATI Pension Plan for all participating employees other than those in contractual employment arrangements. Also effective December 31, 2014, the Company froze the defined benefit-type non-qualified deferred compensation plans in which salaried employees participate, which includes the defined benefit portion of the ATI Benefit Restoration Plan in which Mr. Wetherbee participates. In 2021, the discount rate used was 2.95% and had the effect of decreasing the pension benefit to the NEOs.

(8)

All Other Compensation: The values of any perquisites are calculated based on the aggregate incremental cost to the Company. The Company does not provide perquisites or personal benefits such as air travel or club memberships, or tax reimbursements relating to perquisites or personal benefits. Please see the All Other Compensation Table for 2021 that follows for additional information.

Compensation Discussion and Analysis Summary Compensation Table for 2021	ATI 2022 Proxy Statement	67

All Other Compensation for 2021

Amounts in the “All Other Compensation Column” include the following:

Name	Nonqualified Defined Contribution Plans ($)(1)	Contributions made by the Company to 401(k) and Other Defined Contribution Plans ($)	Insurance Premiums ($)	Other ($)(2)	Total ($)

Robert S. Wetherbee	46,578	8,700	14,256	145,022	214,556

Donald P. Newman	20,964	8,700	5,831	103,650	139,144

Kimberly A. Fields	24,589	8,700	2,898	94,911	131,098

Kevin B. Kramer	18,054	8,700	7,682	1,995	36,431

Elliot S. Davis	16,830	8,700	7,524	1,560	34,614

(1)

Amounts relate to the Defined Contribution Restoration Plan. Under the Defined Contribution Restoration Plan, the Company supplements payments received by participants under the Company’s defined contribution plan by accruing benefits on behalf of participants in amounts that are equivalent to the portion of the formula contributions or benefits that cannot be made under such plan due to limitations imposed by the Code. See also the narrative discussion preceding the Non-Qualified Deferred Compensation Table.

(2)

Amounts for Mr. Wetherbee, Mr. Newman and Ms. Fields, include (i) $143,027, 103,215 and $93,351, respectively, for relocation expenses in connection with the establishment of the Company’s office in Dallas, Texas, and (ii) $1,995,435 and $1,560, respectively, for parking and/or other de minimus items. Amounts for Mr. Kramer include parking and other de minimus amounts, and for Mr. Davis are for parking. The parking benefit for the NEOs is provided on the same terms as to a broader group of corporate employees.

68	ATI 2022 Proxy Statement	Compensation Discussion and Analysis Grants of Plan-Based Awards for 2021

GRANTS OF PLAN-BASED AWARDS FOR 2021

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards: Number	Exercise Or Base	Grant Date Fair Value of
Name	Description(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock (#)	of Securities Underlying Options (#)	Price of Option Awards ($/sh)	Plan-Based Equity Awards ($)(2)

Wetherbee	APP		578,125	1,156,250	2,312,500

	RSU	1/4/2021							119,796			1,999,994

	PSU	1/4/2021				59,898	119,796	239,592				2,428,265

	Total		578,125	1,156,250	2,312,500	59,898	119,796	239,592	119,796			4,428,259

Newman	APP		236,000	472,000	944,000

	RSU	1/4/2021							45,821			765,211

	PSU	1/4/2021				17,670	35,340	70,680				716,342

	Total		236,000	472,000	944,000	17,670	35,340	70,680	45,821			1,481,553

Fields	APP		239,693	479,385	958,770

	RSU	1/4/2021							46,420			775,214

	PSU	1/4/2021				17,969	35,938	71,876				728,463

	Total		239,693	479,385	958,770	17,969	35,938	71,876	46,420			1,503,677

Kramer	APP		204,000	408,000	816,000

	RSU	1/4/2021							41,030			685,201

	PSU	1/4/2021				15,274	30,548	61,096				619,208

	Total		204,000	408,000	816,000	15,274	30,548	61,096	41,030			1,304,409

Davis	APP		175,000	350,000	700,000

	RSU	1/4/2021							40,431			675,198

	PSU	1/4/2021				14,975	29,949	59,898				607,066

	Total		175,000	350,000	700,000	14,975	29,949	59,898	40,431			1,282,264

(1)	Represents the Company’s Annual Performance Plan and Long-Term Incentive Plan, consisting of PSUs and RSUs.

(2)

The values in this column are based on the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718 and correspond to the aggregate values disclosed in the “Stock Awards” column in the Summary Compensation Table.

Compensation Discussion and Analysis Outstanding Equity Awards at Fiscal Year End for 2021	ATI 2022 Proxy Statement	69

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2021

		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Wetherbee	2/27/2019	10,254	163,346
	2/24/2020	41,152	655,551
	2/24/2020			144,032	(4)	2,294,430
	1/4/2021	119,796	1,908,350
	1/4/2021			119,796	(5)	1,908,350
		171,202	2,727,247	263,828		4,202,780
Newman	1/6/2020	41,111	654,898
	2/24/2020	12,139	193,374
	2/24/2020			42,489	(4)	676,850
	1/4/2021	45,821	729,929
	1/4/2021			35,340	(5)	562,966
		99,071	1,578,201	77,829		1,239,816
Fields	5/6/2019	26,560	423,101
	2/24/2020	11,317	180,280
	2/24/2020			39,609	(4)	630,971
	1/4/2021	46,420	739,471
	1/4/2021			35,938	(5)	572,492
		84,297	1,342,852	75,547		1,203,463
Kramer	2/27/2019	4,973	79,220
	2/24/2020	10,493	167,153
	2/24/2020			36,728	(4)	585,077
	1/4/2021	41,030	653,608
	1/4/2021			30,548	(5)	486,630
		56,496	899,981	67,276		1,071,707
Davis	2/27/2019	4,871	77,595
	2/24/2020	10,288	163,888
	2/24/2020			36,008	(4)	573,607
	1/4//2021	40,431	644,066
	1/4//2021			29,949	(5)	477,088
		55,590	885,549	65,957		1,050,695

(1)

This table relates to awards under the current LTIP, including time-vested RSUs granted in 2019, 2020 and 2021, which vest ratably in one-third increments over a three-year period, and performance-vested awards, or PSUs, for the performance measurement periods ending in 2022 and 2023. PSUs for the performance period ended December 31, 2021 were settled during the first quarter of 2022 but vested as of December 31, 2021 and, therefore, are not shown as outstanding on this table on this table. For Mr. Newman and Ms. Fields, a portion of the RSUs granted on January 6, 2020 and May 6, 2019, respectively, have three-year cliff vesting requirements.

(2)	The number of shares reported in this column represents the number of shares that would be awarded pursuant to the time-vested RSUs granted in 2019, 2020 and 2021.

(3)	Amounts were calculated using $15.93 per share, the closing price of Company Common Stock at December 31, 2021.

(4)

Consists of target PSUs granted under the LTIP in 2020. The number of shares reported represents the number of shares that would be awarded if all applicable performance measures under the 2020 PSU grants are met at the end of the applicable three-year performance measurement period.

(5)

Consists of target PSUs granted under the LTIP in 2021. The number of shares reported represents the number of shares that would be awarded if all applicable performance measures under the 2021 PSU grants are met at the end of the applicable three-year performance measurement period.

The Company does not issue stock option awards and has not issued stock options to its employees since 2003.

70	ATI 2022 Proxy Statement	Compensation Discussion and Analysis Option Exercises and Stock Vested for 2021

OPTION EXERCISES AND STOCK VESTED FOR 2021

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Wetherbee	51,790	1,101,138

Newman	14,292	272,360

Fields	22,489	474,335

Kramer	21,922	466,963

Davis	21,434	456,651

(1)

Consists of: (a) 17,033 shares, 8,261 shares, and 8,090 awarded to Messrs. Wetherbee, Kramer and Davis, respectively, and 6,117 shares awarded to Ms. Fields pursuant to their 2019 PSU awards, based on payout at 23.73% of their respective target awards; (b) 3,927 shares, 3,441 shares and 3,329 shares that vested for Messrs. Wetherbee, Kramer and Davis, respectively, on the third anniversary of the grant date for the RSUs granted to each of them in 2018; (c) 10,254 shares, 4,973 shares and 4,871 shares that vested for Messrs. Wetherbee, Kramer and Davis, respectively, and 10,713 shares that vested for Ms. Fields on the second anniversary of the grant date for the RSUs granted to each of them in 2019; and (d) 20,576 shares, 6,070 shares, 5,247 shares and 5.144 shares that vested for Messrs. Wetherbee, Newman, Kramer and Davis, respectively, and 5,659 shares that vested for Ms. Fields, on the first anniversary of the grant date for the RSUs granted to each of them in 2020.

(2)

Amounts were calculated using: (a) $23.54 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on February 24, 2022, with respect to the 2019 PSUs; (b) $19.11 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on February 22, 2021, with respect to the 2018 RSU shares; (c) $20.07 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on February 27, 2021, with respect to the 2019 RSU shares; and (d) $20.38 per share, which was the average of the high and low trading prices of the Company’s common stock on the NYSE on February 24, 2021, with respect to the 2020 RSU shares.

The Company does not issue stock option awards and has not issued stock options to its employees since 2003.

PENSION BENEFITS FOR 2021

Name	Plan Name	Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Wetherbee	ATI Pension Plan 2	3	143,879	—

	ATI Non-Qualified Benefit Restoration Plan	3	191,224	—

Newman(1)	N/A	—	—	—

Fields(1)	N/A	—	—	—

Kramer(1)	N/A	—	—	—

Davis(1)	N/A	—	—	—

(1)	Messrs. Davis, Kramer and Newman and Ms. Fields do not participate in any defined benefit plans.

(2)	Years of credited service reflect the number of years of service used for determining benefits for Mr. Wetherbee during his participation under the respective plans.

Compensation Discussion and Analysis Non-Qualified Deferred Compensation for 2021	ATI 2022 Proxy Statement	71

Plan	Benefit Formulas and Retirement Information

ATI Pension Plan

Qualified defined benefit plan

The Allegheny Technologies Incorporated Pension Plan (“ATI Pension Plan”) is the result of the mergers of several plans previously sponsored by:

•   Allegheny Ludlum
Corporation (“Allegheny Ludlum”), and

•   Teledyne Inc. (“TDY”)

Effective December 31, 2014, the Company froze future benefit accruals under the ATI Pension Plan for all participating employees other than those with collectively-bargained employment arrangements.

The ATI Pension Plan has a number of benefit formulas that apply separately to various groups of employees and retirees, generally, by work location and job classification. A principal determinant of which formula applied prior to December 31, 2014 (the date at which the Company froze all remaining future benefit accruals) is whether the employee was employed by TDY at the time the respective companies became members of the controlled group that includes the Company.

Allegheny Ludlum ceased pension accruals under its pension formula in 1988, except for employees who then met certain age and service criteria, which subsequently were frozen on December 31, 2014.

Each formula for Allegheny Ludlum and TDY multiplies years of service by compensation and then by a factor to produce a benefit amount payable as a straight life annuity. That benefit amount is reduced with respect to Social Security amounts payable to determine the annuity amount payable. Participants can choose alternate benefit forms, including survivor benefits. The Allegheny Ludlum and TDY definitions of service and compensation differ somewhat, as do the factors used in the respective formulas.

ATI Pension Plan 2 Qualified defined benefit plan The ATI Pension Plan 2 is a qualified defined benefit plan to which certain former participants in the ATI Pension Plan were transferred.	As part of the Company’s ongoing pension liability management efforts, certain employees who participated in the ATI Pension Plan but were no longer accruing benefits thereunder have been transferred, most recently as of December 31, 2021, to a new qualified defined benefit plan, the ATI Pension Plan 2, with terms and conditions substantially the same as the ATI Pension Plan. Consequently, Mr. Wetherbee’s pension benefit is included in the ATI Pension Plan 2. His pension benefit formula includes a period of service with TDY. The ATI Pension Plan 2 generally permits participants to retire at age 55 with at least 5 years of service.

ATI Benefit Restoration Plan

Non-Qualified benefit plan

Effective December 31, 2014, the Company froze future benefit accruals under the defined benefit portion of the ATI Benefit Restoration Plan, in which Mr. Wetherbee participated.

Under the non-qualified ATI Benefit Restoration Plan, the Company accrues benefits for the NEOs that restore to eligible NEOs the amounts that cannot be paid to them under the terms of the Company’s defined contribution plans or the defined benefit plan (the ATI Pension Plan), in either case due to the limitations set forth in the Code. All NEOs are eligible to participate in the ATI Benefit Restoration Plan to the extent of benefits that cannot be accrued under the defined contribution plan in which the respective NEO participates.

Distributions under the ATI Benefit Restoration Plan are available only at the times and in the same forms as under the ATI Pension Plan, subject to payment delays to comply with Section 409A of the Code.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2021

Name	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings In Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Wetherbee	46,578	6,772	—	454,811

Newman	20,964	159	—	21,123

Fields	24,589	991	—	75,689

Kramer	18,054	4,256	—	280,607

Davis	16,830	7,834	—	508,197

(1)

Reflects contributions made pursuant to the non-qualified defined contribution portion of the ATI Non-Qualified Benefit Restoration Plan. Under the terms of the plan, the participants do not contribute; only the Company contributes to the plan on the participants’ behalf. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2021.

(2)

Aggregate earnings for the ATI Non-Qualified Benefit Restoration Plan are calculated on a daily basis, including current year contributions, multiplied by the interest rate on the Fixed Income Fund investment option in the Company’s qualified defined contribution plan, which averaged 1.67% for 2021.

72	ATI 2022 Proxy Statement	Compensation Discussion and Analysis CEO Pay Ratio

CEO PAY RATIO

For 2021, our last completed fiscal year, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 120:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify our median employee and to calculate the annual total compensation of our median employee and that of our CEO, we used the following methodology, assumptions and estimates:

Selection of Determination Date	As permitted under applicable SEC rules, we selected October 1, 2020, as the date on which we would identify the median employee from our adjusted employee population for 2020 and used the same median employee for 2021, because we do not believe that there were changes to our employee population or compensation arrangements during 2021 that would significantly change the pay ratio.

Determination of Adjusted Employee Population

As of October 1, 2020, we had a total of 7,158 U.S. and non-U.S. employees. To establish the population for identifying our median employee, we excluded 652 employees who were on either leave or suspended status, as well as 310 employees located in a number of foreign jurisdictions under the 5% de minimis exception as shown in the table below.

Our remaining employee population as of October 1, 2020 consisted of approximately 6,206 employees working either full time or part time in the United States, Poland or China at our parent company and consolidated subsidiaries, including our majority-owned joint venture, STAL.

	Jurisdictions Excluded from Employee Population (number of employees estimated as of October 1, 2020)				Headcount at October 1, 2020 By Region

	United Kingdom	212	Singapore	3
	Germany	55	Taiwan	3
	France	15	Israel	1
	Japan	8	Italy	1
	Korea	6	Spain	1
	India	5

Identification of Median Employee

We compared the cash compensation, including wages, overtime, salary and bonuses, paid during our fiscal year 2020 for each employee who was included in our adjusted employee population as the consistently applied compensation measure used to identify the median employee among those included in the adjusted employee population.

• As part of this analysis, we converted the compensation paid to non-U.S. employees from local currency to U.S. dollars using exchange rates in effect on December 31, 2020; and

• annualized the compensation of each full-time or part-time employee who was hired in 2020 and included in the adjusted employee population.

Calculation of Annual Total Compensation

• We determined the median employee’s 2021 annual total compensation to be $63,461, which is the amount that would have been reported for our median employee in the “Total” column of our 2021 Summary Compensation Table if she had been a Named Executive Officer for fiscal 2021.

• We determined the CEO’s 2021 annual total compensation to be $7,590,345 which is the amount reported for Mr. Wetherbee, who served as our CEO throughout 2021, in the “Total” column* of our 2021 Summary Compensation Table.

*See Summary Compensation Table “Total” column (j) on page 66 of this proxy statement.

We believe the methodology, assumptions and estimates described above to be reasonable given our employee population. The SEC rules grant companies significantly flexibility in determining the methodology, assumptions and estimates used to comply with the requirements of this disclosure. As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies. Therefore, our pay ratio may not necessarily be representative of or comparable to pay ratios disclosed by other companies in the industry or otherwise.

Compensation Discussion and Analysis Employment and Change in Control Agreements	ATI 2022 Proxy Statement	73

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Employment Agreements

ATI does not have any employment agreements with its NEOs.

Change in Control Agreements

The Company has agreements with each NEO and certain other key employees to assure that it will have the continued support of the executive and the availability of the executive’s advice and counsel notwithstanding the possibility, threat or occurrence of a change in control. All members of the management Executive Council and certain other key members of the Company’s leadership have change in control agreements, none of which include any excise tax gross-up provision.

Under the agreements, a “change in control” is defined as:

•  an acquisition by any individual, entity or group (a “Person”) of beneficial ownership of 20% or more of either (1) the then outstanding shares of common stock of the Company or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

•  the completion of a tender offer pursuant to which 20% or more of the voting power of Company stock has been acquired, subject to limited exceptions;

•  a change in the composition of the Board such that the individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, subject to limited exceptions for directors who are appointed or nominated for election by the incumbent Board;

•  the occurrence of a successful solicitation electing or removing 50% of the members of the Board or the Board consisting less than 51% of continuing directors;

•  the occurrence of a merger, consolidation, sale or similar business combination transaction, unless:

–   the existing beneficial owners of the Company’s outstanding stock immediately prior to the transaction continue to hold more than 50% of the equity and voting power of the resulting entity,

–   no person beneficially owns 20% or more of the outstanding equity of the resulting entity, except to the extent that such ownership existed prior to the transaction, and

–   at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

–   approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

In general, the agreements provide for the payment of severance benefits if a change in control occurs and, within 24 months after the change in control, either:

•

the Company terminates the executive’s employment without “cause,” which is defined to mean a felony conviction or plea of guilty to a charge of commission of a felony, breach of fiduciary duty owed to the Company involving personal profit, willful engaging by the executive in gross misconduct that is materially and demonstrably injurious to the Company, or intentional continued failure to perform stated duties after 30 days’ notice to cure; or

the executive terminates employment with the Company for “good reason,” which is defined to mean:

•  a material diminution of duties, responsibilities or status or the assignment of duties inconsistent with position,

•  relocation more than 35 miles from principal job location;

•  reduction in annual salary or material reduction in other compensation or benefits;

•  failure by the Company to cause a successor to assume and agree to perform the Company’s obligations under the agreement;

•  material diminution in the budget over which the Executive retains authority; or

•  purported termination other than as expressly permitted in the agreement.

74	ATI 2022 Proxy Statement	Compensation Discussion and Analysis Potential Payments Upon Termination

An executive officer entitled to severance benefits under a change in control agreement will be paid a lump sum cash payment generally within thirty days of the date of termination (except to the extent of compensation that is deemed to be “deferred compensation” under Section 409A of the Internal Revenue Code) equal to the sum of:

•

base severance consisting of base salary (based on the highest annual rate of base salary of the executive as in effect within two years prior to either his or her termination or the effective date of the change in control) plus annual cash incentive (at the greater of target for the year in which the change in control occurs or the actual amount paid for the year prior to the year in which the change in control occurs) times a multiple (which is 2.99x for Mr. Wetherbee and 2x for Ms. Fields and Messrs. Newman, Kramer and Davis);

•

aggregate amounts accrued through the date of termination (including but not limited to accrued but unpaid salary or cash incentive compensation and amounts accrued under any qualified, non-qualified or supplemental employee benefit plan); and

•	prorated annual incentive for the then uncompleted year measured at the greater of target or the level of performance achieved through the date of termination projected through the end of the year.

He or she will also be provided:

•

an additional lump sum payment equal to the incremental cost to the executive to maintain continued health and welfare coverage for the executive and, if applicable, his or her eligible dependents, under the Company’s group health plan(s) for a period of 36 months;

•	reimbursement for outplacement services up to $25,000 for Mr. Wetherbee and $15,000 for Ms. Fields and for Messrs. Newman, Kramer and Davis; and

•

for Mr. Wetherbee, credited service and full vesting under certain legacy supplemental pension plans in which he participates (and which were closed to new participants prior to the time that Ms. Fields and Messrs. Newman, Kramer and Davis joined the Company).

The agreements have a term of three years, which three-year term will continue to be extended until either party gives written notice that it no longer wants to continue to extend the term. If a change in control occurs during the term, the agreements will remain in effect for the longer of three years or until all obligations of the Company under the agreements have been fulfilled.

The Personnel and Compensation Committee has reviewed the change in control valuation, as well as the purposes and effects of the agreements, and determined that it is in the Company’s best interests to retain the change in control agreements on their terms and conditions.

POTENTIAL PAYMENTS UPON TERMINATION

The tables below reflect estimates of the amount of compensation in addition to the amounts shown in the compensation tables payable to each NEO in the event of termination of such executive’s employment by reason of retirement, death or disability, or within 24 months following a change in control to the extent such termination is without cause or the result of the executive’s resignation for good reason. The amounts shown assume that such termination was effective as of December 31, 2021. The closing price of Company Common Stock on the NYSE on that date was $15.93. The amounts shown are estimates of the amounts that would be paid out to the executives upon their termination under the circumstances specified. For purposes of the tables, calculations are based on the greater of the target award or the value earned for actual performance against the preset performance goals thorough the assumed date of termination. The actual amounts payable can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he or she may be entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the savings portion of the defined contribution plan and the Benefit Restoration Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the ATI Pension Plan.

Payments Made Upon Retirement

In the event of the retirement of a NEO, in addition to the items identified above, he or she will be entitled (subject to the Company’s consent for certain amounts) to receive a prorated share of his or her outstanding equity awards when the shares subject to such awards would otherwise have become payable as a result of the passage of time or the achievement of the applicable performance criteria.

Consent of the Company is required for payments of awards under the long-term compensation plans upon retirement as described.

Compensation Discussion and Analysis Potential Payments Upon Termination	ATI 2022 Proxy Statement	75

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” above, the NEO will be entitled to receive his or her outstanding equity awards and may receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate, each as generally available to all salaried employees.

Payments Made Upon a Change in Control

The Company is a party to a change in control severance agreement with each NEO that provides the NEO with payments in the event his or her employment is terminated by the Company for reasons other than cause or by the NEO for good reason (defined to include changes such as diminishment of pay, benefits, title or job responsibilities or transfer from the home office) within 24 months after a change in control. See the information under the caption “Employment and Change in Control Agreements” for definitions.

The tables below illustrate the amount of payments due in various circumstances. As noted, the column “Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/in 24 Months of a Change in Control)” assumes that there was a change in control at the December 31, 2021 closing price of $15.93 per share and all of the NEOs had a triggering event on December 31, 2021 and all cash amounts due, all deferred compensation enhancements, and all potential benefit payments were to be paid in a single lump sum.

Robert S. Wetherbee ($ in thousands):
Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/ in 24 months of Change in Control)	Disability	Death

Base Severance(1):	0	5,764	0	0

Short-Term Incentive Compensation:

Accrued 2021 APP	0	2,040	0	0

Long-Term Incentive Compensation:

LTIP(2)	409	6,930	2,727	2,727

Other Benefits:

Non-qualified defined contribution plan	0	83	0	0

Non-qualified defined benefit plan(3)	0	31	0	0

Health & Welfare Benefits	0	59	0	0

Outplacement	0	25	0	0

Total	409	14,932	2,727	2,727

(1)  Includes the sum of Mr. Wetherbee’s base salary rate at December 31, 2021 of $925,000 and $1,002,716 (his target award under the 2020 APP), times his 2.99x multiple.

(2)  Amounts shown for termination as a result of retirement, disability or death exclude the results of the 2019 – 2021 PSUs that vested at a rate of 23.73% of target on December 31, 2021 and the pro-rata portion of remaining PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

(3)  The Company froze future benefit accruals under the non-qualified defined benefit pension plan effective December 31, 2014. In the event that Mr. Wetherbee retires, dies or becomes disabled, he (or his beneficiary) is entitled to receive amounts accrued and vested under the ATI Pension Plan 2, payable in the ordinary course, as described above and under the heading “Pension Benefits for 2021.” As also described above, such amounts are payable on a lump sum basis in the event that he is terminated without cause or resigns for good reason within 24 months following a change in control. The amounts presented above in the change in control column with respect to each such benefit plan represent the additional present value of such lump sum payment of pension benefits.

76	ATI 2022 Proxy Statement	Compensation Discussion and Analysis Potential Payments Upon Termination

Donald P. Newman ($ in thousands):
Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/ in 24 months of Change in Control)	Disability	Death

Base Severance(1):	0	1,997	0	0

Short-Term Incentive Compensation:

Accrued 2021 APP	0	833	0	0

Long-Term Incentive Compensation:

LTIP(2)	222	2,818	1,578	1,578

Other Benefits:

Non-qualified defined contribution plan	0	35	0	0

Non-qualified defined benefit plan	0	0	0	0

Health & Welfare Benefits	0	54	0	0

Outplacement	0	15	0	0

Total	222	5,752	1,578	1,578

(1)  Includes the sum of Mr. Newman’s base salary rate at December 31, 2021 of $590,000 and $408,099 (his target award under the 2020 APP), times his 2x multiple.

(2)  Amounts shown for termination as a result of retirement, disability or death exclude the pro-rata portion of PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

Kimberly A. Fields ($ in thousands):
Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/ in 24 months of Change in Control)	Disability	Death

Base Severance(1):	0	1,965	0	0

Short-Term Incentive Compensation:

Accrued 2021 APP	0	846	0	0

Long-Term Incentive Compensation:

LTIP(2)	268	2,546	1,346	1,346

Other Benefits:

Non-qualified defined contribution plan	0	36	0	0

Non-qualified defined benefit plan	0	0	0	0

Health & Welfare Benefits	0	54	0	0

Outplacement	0	15	0	0

Total	268	5,462	1,346	1,346

(1)  Includes the sum of Ms. Fields’ base salary rate at December 31, 2021 of $600,000 and $382,739 (her target award under the 2020 APP), times her 2x multiple.

(2)  Amounts shown for termination as a result of retirement, disability or death exclude the results of the 2019 – 2021 PSUs that vested at a rate of 23.73% of target on December 31, 2021 and the pro-rata portion of PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

Compensation Discussion and Analysis Potential Payments Upon Termination	ATI 2022 Proxy Statement	77

Kevin B. Kramer ($ in thousands):
Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/ in 24 months of Change in Control)	Disability	Death

Base Severance(1):	0	1,735	0	0

Short-Term Incentive Compensation:

Accrued 2021 APP	0	702	0	0

Long-Term Incentive Compensation:

LTIP(2)	136	1,973	900	900

Other Benefits:

Non-qualified defined contribution plan	0	31	0	0

Non-qualified defined benefit plan	0	0	0	0

Health & Welfare Benefits	0	53	0	0

Outplacement	0	15	0	0

Total	136	4,509	900	900

(1)  Includes the sum of Mr. Kramer’s base salary rate at December 31, 2020 of $510,000 and $357,532 (his target under the 2020 APP), times his 2x multiple.

(2)  Amounts shown for termination as a result of retirement, disability or death exclude the results of the 2019 – 2021 PSUs that vested at a rate of 23.73% of target on December 31, 2021 and the pro-rata portion of remaining PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

Elliot S. Davis ($ in thousands):
Executive Benefit and Payments Upon Separation	Retirement	Involuntary Not for Cause Termination or Good Reason Termination by Executive (w/ in 24 months of Change in Control)	Disability	Death

Base Severance(1):	0	1,613	0	0

Short-Term Incentive Compensation:

Accrued 2021 APP	0	604	0	0

Long-Term Incentive Compensation:

LTIP(2)	133	1,936	886	886

Other Benefits:

Non-qualified defined contribution plan	0	30	0	0

Non-qualified defined benefit plan	0	0	0	0

Health & Welfare Benefits	0	52	0	0

Outplacement	0	15	0	0

Total	133	4,250	886	886

(1)  Includes the sum of Mr. Davis’ base salary rate at December 31, 2021 of $500,000 and $306,654 (his target award under the 2020 APP), times his 2x multiple.

(2)  Amounts shown for termination as a result of retirement, disability or death exclude the results of the 2019 – 2021 PSUs that vested at a rate of 23.73% of target on December 31, 2021 and the pro-rata portion of remaining PSU awards that may become payable at a future date based on the Company’s actual performance relative to applicable targets.

78	ATI 2022 Proxy Statement	Item 4: Ratification of the Selection of Independent Auditors Audit Committee Pre-Approval Policy

Item 4: Ratification of the Selection of Independent Auditors

Ernst & Young LLP (“Ernst & Young”) serves as our independent registered public accounting firm (the “independent auditors”). They have unrestricted access to the Audit and Risk Committee to discuss audit findings and other financial matters. The Audit and Risk Committee of the Board of Directors believes that Ernst & Young is knowledgeable about ATI’s operations and accounting practices and is well qualified to act in the capacity of independent auditors.

In appointing Ernst & Young as our independent auditors for the fiscal year ending December 31, 2022, and making its recommendation that stockholders ratify the selection, the Audit and Risk Committee considered, among other matters, whether the audit and non-audit services Ernst & Young provides are compatible with maintaining the independence of our outside auditors.

If the stockholders do not ratify the selection of Ernst & Young, the Audit and Risk Committee will reconsider the selection of Ernst & Young as the Company’s independent auditors.

Representatives of Ernst & Young will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions following the Annual Meeting.

AUDIT COMMITTEE PRE-APPROVAL POLICY

Under the Pre-Approval Policy, the Audit and Risk Committee reviews and approves all services to be provided by Ernst & Young before the firm is retained to perform any such services. Under this policy, the engagement terms and fees of all audit services and all audit-related services are subject to the approval of the Audit and Risk Committee. In addition, while the Committee believes that the independent auditor may be able to provide tax services to the Company without impairing the auditor’s independence, absent unusual circumstances, the Committee does not expect to retain the independent auditor to provide tax services. Under the policy, the Committee has delegated limited pre-approval authority to the Chair of the Committee with respect to permitted, non-tax related services; the Chair is required to report any pre-approval decisions to the Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young in 2021 and 2020.

INDEPENDENT AUDITOR: SERVICES AND FEES

The fees and expenses of Ernst & Young for the indicated services performed during 2021 and 2020 were as follows (amounts in thousands):

	2021	2020

Audit fees	$4,244	$4,010

Audit-related fees	$114	$102

Tax fees	$0	$0

All other fees	$5	$5

Total	$4,363	$4,117

“Audit fees” consisted of fees related to the annual audit of the Company’s consolidated financial statements and review of the consolidated financial statements in our Quarterly Reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation services, audit and attestation services related to statutory or regulatory filings, the issuance of consents, and captive insurance company audits.

“Audit-related fees” consisted of fees related to certain due diligence services and an audit of a pension plan.

“All other fees” consisted of subscriptions to Ernst & Young’s web-based EYOnline accounting reference library in both periods.

Audit and Risk Committee Report Roles and Responsibilities	ATI 2022 Proxy Statement	79

Audit and Risk Committee Report

The following is the report of the Audit and Risk Committee with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2021.

ROLES AND RESPONSIBILITIES

The Audit and Risk Committee monitors and oversees the financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s internal controls and financial reporting process. The Committee reviews and discusses management’s report on internal control over financial reporting. Ernst & Young LLP, our independent auditor, is responsible for performing an independent audit of ATI’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to their conformity with U.S. generally accepted accounting principles, and for attesting to the effectiveness of the ATI’s internal control over financial reporting.

REQUIRED DISCLOSURES AND DISCUSSIONS

The Audit and Risk Committee has reviewed, met and held discussions with ATI’s management, internal auditors, and the independent auditors regarding the financial statements, including a discussion of quality, not just acceptability, of the Company’s accounting principles, and Ernst & Young’s judgment regarding these matters.

The Audit and Risk Committee discussed with the internal auditors and independent auditors matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States). The Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls over financial reporting, and the overall quality of ATI’s financial reporting. The Audit and Risk Committee has also discussed with Ernst & Young matters required to be discussed by applicable auditing standards.

The Audit and Risk Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee also considered the compatibility of non-audit services with Ernst & Young’s independence. This information was also discussed with Ernst & Young.

COMMITTEE RECOMMENDS INCLUDING THE FINANCIAL STATEMENTS IN THE ANNUAL REPORT

Based on the review and discussions referred to above, the Audit and Risk Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission. The Board of Directors has approved this inclusion.

Submitted by:

AUDIT COMMITTEE:

Chair:	Leroy M. Ball, Jr.
Members:	Herbert J. Carlisle
James C. Diggs
Marianne Kah
David J. Morehouse

80	ATI 2022 Proxy Statement	Annual Meeting Information 2022 Annual Meeting of Stockholders — Questions and Answers

Annual Meeting Information

2022 ANNUAL MEETING OF STOCKHOLDERS — QUESTIONS AND ANSWERS

1.	Why are you conducting the 2022 Annual Meeting virtually?

After careful consideration, and in light of continued public health concerns regarding the ongoing COVID-19 pandemic, we have decided to forego an in-person meeting this year in favor of a virtual meeting format only. The 2022 Annual Meeting of Stockholders will be held virtually on Thursday, May 12, 2022, at 12:00 p.m Eastern Time. See “How can I attend and vote at the 2022 Annual Meeting?” below for more information.

The health and well-being of our employees and stockholders are paramount, and we are committed to conducting our operations, including the 2022 Annual Meeting, in a manner that safeguards their well-being and is consistent with prevailing federal, state and local public health guidelines. We believe at this time that the significant adverse public health implications of the ongoing COVID-19 pandemic warrant conducting the 2022 Annual Meeting in a manner that does not promote further propagation of the virus.

2.	How can I attend, vote and ask questions at the virtual 2022 Annual Meeting?

The 2022 Annual Meeting will be conducted exclusively by webcast at www.meetnow.global/MGR2VDX on May 12, 2022 at 12:00 p.m Eastern Time. We encourage you to access the 2022 Annual Meeting prior to the start time. Online access will begin at 11:45 a.m. Eastern Time.

We are committed to ensuring, to the extent possible, that our stockholders will be afforded the ability to participate at the virtual meeting like they would at an in-person meeting. You are entitled to participate, vote and submit questions at the 2022 Annual Meeting if you were a stockholder of record as of the close of business on March 14, 2022, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee. No physical meeting will be held.

For Stockholders of Record

Stockholders of record will be able to participate in the 2022 Annual Meeting, vote electronically and submit questions during the live webcast of the meeting, without advance registration. To access the live webcast of the meeting, you will need the 15-digit control number on the proxy card or the “Notice Regarding the Availability of Proxy Materials” (the “Notice”) you previously received.

For Beneficial Owners

If you are a beneficial owner and hold your shares through an intermediary, such as a bank, broker or nominee, you must register in advance to participate in the 2022 Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare Trust Company, N.A. (“Computershare”).

Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on Monday, May 9, 2022. You will receive a confirmation of your registration and instructions on how to attend the meeting by email after Computershare receives your registration materials.

Beneficial owners who are unable to register in advance may still attend the 2022 Annual Meeting by visiting www.meetnow.global/MGR2VDX as a “guest” but will not have the option to vote shares electronically or submit questions during the live webcast of the meeting. However, we have provided additional methods to ensure that all of our stockholders are afforded the opportunity to submit questions. See “To submit a question” below.

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To submit a question at the virtual 2022 Annual Meeting

In Advance of the Meeting. Stockholders may submit questions in advance of the meeting by emailing their questions, along with proof of ownership, to investors@ATImetals.com

During the meeting. You may submit questions during the live webcast of the meeting by visiting the meeting website at www.meetnow.global/MGR2VDX and entering your control number. Once logged in, click on the “messages” icon at the top of the screen to type in your question, then click the arrow icon on the right to submit.

Those who attend the 2022 Annual Meeting as a “guest,” as described above, will not have the option to submit questions during the live webcast of the meeting. However, in order to ensure all stockholders are afforded the opportunity to submit questions, you may also email your question, along with proof of ownership, during the live meeting to investors@ATImetals.com.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

For technical support

If you encounter technical difficulties with the virtual meeting platform on the day of the meeting, a link on the meeting page will provide further assistance, or you may call 1-888-724-2416 or 1-781-575-2748.

3.	Will you make a list of stockholders entitled to vote at the 2022 Annual Meeting available electronically ?

We will make available a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the meeting from May 1, 2022 through May 12, 2022 at our corporate offices or on request by email to investors@atimetals.com. The list will also be available to stockholders at www.meetnow.global/MGR2VDX during the live webcast of the 2022 Annual Meeting.

4.	How do I obtain materials for the annual meeting?

We are making this Proxy Statement and ATI’s 2021 Annual Report available to our stockholders electronically via the internet. On or about March 25, 2022, we began mailing to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the Annual Report and how to vote online. Unless you request a printed copy of the proxy materials by following the instructions for requesting such materials contained in the Notice, you will not receive a printed copy of the proxy materials. This Proxy Statement and our 2021 Annual Report are available to you at envisionreports.com/ATI and on our website at ATImetals.com.

5.	Who is entitled to vote at the annual meeting?

If you held shares of Allegheny Technologies Incorporated common stock, par value $0.10 per share (“Common Stock”), at the close of business on March 14, 2022, you may vote your shares at the annual meeting. On that day, 124,844,552 shares of our Common Stock were outstanding.

In order to vote, you must follow the instruction provided on your proxy card to designate a proxy to vote on your behalf or attend the meeting and vote your shares during the meeting. Please return your proxy as soon as possible to ensure that your shares are represented and will be voted at the meeting, whether or not you plan to attend the meeting.

6.	How do I cast my vote?

There are four different ways you may cast your vote. You may vote by:

Telephone	using the toll-free number listed on each proxy or voting instruction card
Online	at the web address provided on each proxy or voting instruction card
Mail	marking, signing, dating and mailing each proxy or voting instruction card and returning it in the postage-paid envelope provided. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote on any particular item, your shares will be voted as the Board of Directors recommends for any such item.
Attending and voting during the Virtual Annual Meeting	only if you are a stockholder of record (that is, your shares are registered directly in your name on the Company’s books and are not held in “street name” through a broker, bank or other nominee).

If you are a stockholder of record and wish to vote by telephone or electronically through the Internet, then you will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership. The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Time on May 11, 2022.

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If your shares are held in “street name” (that is, they are held in the name of broker, bank or other nominee), or if your shares are held in one of the Company’s savings or retirement plans, then you will receive instructions with your materials that you must follow in order to have your shares voted. For voting procedures for shares held in ATI’s savings or retirement plans, see the response to question 16 below.

7.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly, to vote electronically, or to vote in person at the Annual Meeting. If you have requested printed materials, we have enclosed a proxy card for you to use.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker, bank or nominee who is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal voting proxy from your broker, bank or nominee. If you requested printed materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

8.	I am a beneficial owner. Why do I need to request a legal proxy to be able to vote at the virtual meeting?

If your shares are held in an account at a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and the Notice was sent to you by your nominee. The bank, broker or other nominee holding your account is the stockholder of record for purposes of voting at the 2022 Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or nominee regarding how to vote the shares in your account. You are also invited to attend the virtual 2022 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares or submit questions during the meeting unless you request and obtain a “legal proxy” from your bank, broker or other nominee.

This process is no different than if you chose to vote your shares at an in-person meeting. See “How can I attend, vote and ask a question at the 2022 Annual Meeting?” above for more information.

9.	What documentation can I provide as proof of my ownership?

You need to provide documentation showing that you owned Common Stock on the record date of March 14, 2022. Documentation includes a copy of one of the following:

•	your proxy card or voting instruction form;

•	the Notice received by postal mail or e-mail; or

•	an account statement or a brokerage statement reflecting your ownership of Common Stock as of March 14, 2022.

10.	If I submit my proxy do I still need to attend and vote during the virtual meeting?

If you have already submitted your proxy, there is no need to submit another proxy or vote at the 2022 Annual Meeting unless you wish to change or revoke your vote. Whether or not you plan to participate in the live webcast of the 2022 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in this Proxy Statement.

11.	If I submit my proxy in advance, may I still attend the virtual meeting?

If you have already submitted your proxy, there is no need to submit another proxy or vote at the 2022 Annual Meeting unless you wish to change or revoke your vote, but you are still invited to attend the meeting if you choose. Stockholders of record and beneficial holders who wish to attend the 2022 Annual Meeting should follow the directions provided above under “How can I attend and vote at the 2022 Annual Meeting?”

12.	How many votes can be cast by all stockholders?

Each share of ATI Common Stock is entitled to one vote. There is no cumulative voting. We had 124,844,552 shares of Common Stock outstanding and entitled to vote on the record date.

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13.	How many votes must be present to hold the annual meeting?

A majority of the shares entitled to vote as of the record date must be present as part of the virtual meeting or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you properly cast your vote in person, electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

14.	What shares are included on the proxy or voting instruction card?

The shares indicated on your proxy or voting instruction card represent those shares registered directly in your name and shares held in the Company’s savings or retirement plans. If you do not cast your vote, your shares (except those held in the Company’s savings or retirement plans) will not be voted. See question 16 for an explanation of the voting procedures for shares in the Company’s savings or retirement plans.

15.	What does it mean if I receive more than one proxy or voting instruction card?

If your shares are registered differently and are in more than one account, then you will receive more than one card. Please complete and return all of the proxy or voting instruction cards you receive (or vote by telephone or the Internet all of the shares on each of the proxy or voting instruction cards you receive) in order to ensure that all of your shares are voted.

16.	How are shares that I hold in a company savings or retirement plan voted?

If you hold ATI Common Stock in one of the Company’s savings or retirement plans, then you may tell the plan trustee how to vote the shares of Common Stock allocated to your account. You may either sign and return the voting instruction card provided by the plan trustee or transmit your instructions by telephone or the Internet. If you do not transmit instructions, your plan shares will be voted as the plan administrator directs or as otherwise provided in the plan.

The deadline for voting the shares you hold in the Company’s savings or retirement plans by telephone or the Internet is 11:59 p.m. Eastern Time on May 10, 2022.

17.	Is my vote confidential?

ATI maintains a policy of keeping stockholder votes confidential.

18.	How many votes are required to elect the directors and pass the other proposals?

Item 1: Election of Directors

While directors are elected by a plurality of votes cast, our Bylaws include a director resignation policy. This policy states that in an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election, as compared to votes “FOR” such election, must tender his or her resignation. The Nominating and Governance Committee of the Board is required to make recommendations to the Board regarding any tendered resignation. The Board will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHOLD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee for purposes of our director resignation policy.

Full details of our director resignation policy are stated in our Bylaws, which are available on our website at ATImetals.com.

Item 2: Approve our 2022 Incentive Plan	Item 2 will be approved if in it receives the affirmative vote of at least a majority of the shares of ATI Common Stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on Item 2, your shares will be counted as present and entitled to vote for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

84	ATI 2022 Proxy Statement	Annual Meeting Information 2022 Annual Meeting of Stockholders — Questions and Answers

Item 3: Advisory vote to approve the 2021 compensation of our named executive officers	Your vote on Item 3 is advisory, which means the result of the vote is non-binding. Although non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting result when making future decisions regarding executive compensation.
Item 4: Ratify Ernst & Young as our independent auditor for 2021	Item 4 will be approved if in it receives the affirmative vote of at least a majority of the shares of ATI Common Stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on Item 4, your shares will be counted as present and entitled to vote for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal.

19.	What if I don’t give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board, or if you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board on all matters presented in this Proxy Statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law and the rules of the New York Stock Exchange, brokers generally do not have discretion to vote on most matters, but, if you do not provide voting instructions to your broker, the broker could vote your shares in its discretion with respect to the proposal to ratify the selection of Ernst & Young as our independent auditors for 2022 (Item 4) because that is deemed to be a routine matter. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal and are not considered to be shares entitled to vote on non-routine matters. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on Items 1, 2 and 3.

20.	How do I revoke or change my vote?

You may revoke your proxy or change your vote at any time before it is voted at the meeting by:

•	notifying the Corporate Secretary at ATI’s executive office;

•	transmitting a proxy dated later than your prior proxy, either by mail, telephone or Internet; or

•	attending the meeting and voting in person or by proxy (except for shares held in “street name” through a broker, bank or other nominee, or in the Company’s savings or retirement plans).

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

21.	Can I receive the Notice or other proxy materials over the internet?

Stockholders can elect to view future ATI notices and proxy materials over the Internet instead of receiving paper copies in the mail. This saves us the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you.

•

If you are a stockholder of record and you choose to vote over the Internet, you can choose to receive future materials electronically by following the prompt on the voting page when you vote using the Internet.

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If you hold your Company stock in street name (such as through a broker, bank or other nominee account), check the information provided by your nominee for instructions on how to elect to view future notices and other materials over the Internet.

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Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions electronically that contain the Internet address for those materials, as well as voting instructions, approximately six weeks before future meetings, even in cases in which we otherwise mail full printed sets of our proxy materials.

If you enroll to view ATI’s future annual reports and proxy statements electronically and vote over the Internet, then your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, stockholders of record should access computershare.com/investor and follow the instructions to cancel enrollment. You should retain your control number appearing on your enclosed proxy or voting instruction card. If you hold your Company stock in “street name,” check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

22.	What is householding?

The term “householding,” means that we will deliver only one Notice of Internet Availability of Proxy Materials to stockholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered.

If you would like to receive a printed copy of the annual report or proxy statement for this meeting or opt out of householding, or if you are a stockholder eligible for householding and would like to participate in householding, please send a request addressed to ATI’s Corporate Secretary at 1000 Six PPG Place, Pittsburgh, PA 15222-5479, or call (412) 394-2800. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

86	ATI 2022 Proxy Statement	Annual Meeting Information 2023 Annual Meeting and Stockholder Proposals

2023 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted for inclusion in the proxy statement and form of proxy relating to the 2023 Annual Meeting of Stockholders must be received no later than November 25, 2022. Stockholder proposals should be sent to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

If you wish to submit director nominations or other business to be properly brought before an annual meeting, you must give timely notice of your intent to submit a proposal in writing to the Corporate Secretary. For such notices to be timely, notice must be received by the Corporate Secretary not less than 75 days and not more than 90 days before the first anniversary of the date of the preceding year’s annual meeting. For our 2022 Annual Meeting of Stockholders, we must receive any such notice on or after February 11, 2023 and on or before February 26, 2023. The notice must contain certain information specified in the Company’s Certificate of Incorporation and Bylaws.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Committee will evaluate stockholder-recommended candidates on the same basis as other candidates. Stockholder recommendations should be sent to the Corporate Secretary at the address above, who will forward the information to the Committee.

Stockholders may obtain copies of our Certificate of Incorporation and Bylaws by writing to the Corporate Secretary at the address set forth above. Copies of our Certificate of Incorporation and Bylaws have been filed with the SEC and can be viewed on our website, ATImetals.com at “About ATI—Corporate Governance.”

OTHER BUSINESS AND INFORMATION

The Company knows of no business to be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote on such matters at their discretion.

Annual Report on Form 10-K

Copies of ATI’s Annual Report on Form 10-K, without Exhibits, can be obtained free of charge by written request to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479 or by calling (412) 394-2800.

Proxy Solicitation

We pay the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

ATI has engaged Georgeson Inc., 199 Water Street, 26th Floor, New York, New York 10038 to help solicit proxies from brokers, banks and other nominee holders of Common Stock at a cost of $10,000 plus expenses. Our employees may also solicit proxies for no additional compensation.

On behalf of the Board of Directors:

Amanda J. Skov

Corporate Secretary

Dated: March 25, 2022

ATI 2022 Proxy Statement	A-1

Appendix A

ALLEGHENY TECHNOLOGIES INCORPORATED 2022 INCENTIVE PLAN

SECTION 1. Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.

For purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a company or other entity controlled by, controlling or under common control with the Company.

(b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to the terms of this Plan.

(d) “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(e) “Board” means the board of directors of the Company.

(f) “Business Combination” has the meaning set forth in Section 11(e)(iii).

(g) “Cash-Based Award” means an Award denominated in a dollar amount.

(h) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause”, or a term of similar import, as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (ii) if there is no such Individual Agreement or if it does not define Cause or a term of similar import: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Participant in the performance of his or her employment duties in any material respect, (C) dishonesty in the course of fulfilling the Participant’s employment duties, (D) a material violation of the Company’s ethics and compliance program or (E) prior to a Change in Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(i) “Change in Control” has the meaning set forth in Section 11(e).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(k) “Commission” means the Securities and Exchange Commission or any successor agency.

(l) “Committee” means the Committee referred to in Section 2.

(m) “Common Stock” means common stock, $0.10 par value per share, of the Company.

(n) “Company” means Allegheny Technologies Incorporated, a Delaware corporation, or its successor.

(o) “Corporate Transaction” has the meaning set forth in Section 3(d).

(p) “Disability” means, unless otherwise provided in an Award Agreement, (i) ”Disability”, or a term of similar import, as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability” or a term of similar import, permanent and total disability as determined under the Company’s Long-Term Disability Plan applicable to the Participant; provided, however, to the extent necessary to avoid tax penalties under Section 409A of the Code, Disability means an individual is “disabled” as defined in Section 409A(a)(2)(C) of the Code.

(q) “Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

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(r) “Effective Date” has the meaning set forth in Section 13(a).

(s) “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(u) “Fair Market Value” means, except as otherwise determined by the Committee, the closing market price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and Section 422(c)(1) of the Code.

(v) “Forfeiture Amount” has the meaning set forth in Section 15(j)(i).

(w) “Full-Value Award” means any Award other than a Stock Option or Stock Appreciation Right or Cash Based Award.

(x) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(y) “Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(z) “Incumbent Board” has the meaning set forth in Section 11(e)(ii).

(aa) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” upon and after a Change in Control.

(bb) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(cc) “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents and convertible debentures.

(dd) “Outstanding Company Common Stock” has the meaning set forth in Section 11(e)(i).

(ee) “Outstanding Company Voting Securities” has the meaning set forth in Section 11(e)(i).

(ff) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(gg) “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. Performance Goals may be based on the attainment of specified levels of one or more performance measures established by the Committee, including without limitation: stock price, net income, operating income, gross profit, operating profit, income before taxes, earnings (whether based on earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on investment or working capital, return on capital employed, return on equity, return on assets or operating assets, return or commissioning or qualification of particular capital expenditures or equipment, total shareholder return, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), cash flow (before or after dividends), operating cash flow, cash flow per share (before or after dividends), cost control and/or reductions, balanced scorecard, execution of growth strategy, integration or qualification of acquired businesses, manufacturing cycle time reductions, reductions in inventory, inventory turns, on-time delivery performance and improvements in safety or environmental performance, or such other performance measure selected by the Committee in its discretion, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies). The Performance Goals may be adjusted as contemplated by Section 3(d)(iv).

(hh) “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(ii) “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

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(jj) “Person” has the meaning set forth in Section 11(e)(i).

(kk) “Plan” means the Allegheny Technologies Incorporated 2022 Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(ll) “Prior Plans” means the Allegheny Technologies Incorporated 2020 Incentive Plan and the Allegheny Technologies Incorporated 2017 Incentive Plan.

(mm) “Replaced Award” has the meaning set forth in Section 11(b).

(nn) “Replacement Award” has the meaning set forth in Section 11(b).

(oo) “Restricted Stock” means an Award granted under Section 6.

(pp) “Restricted Stock Unit” has the meaning set forth in Section 7(a).

(qq) “Restriction Period” has the meaning set forth in Section 6(c)(ii).

(rr) “Retirement” means, except as otherwise provided by the Committee, (i) retirement from active employment with the Company or any Affiliate pursuant to the early or normal retirement provisions of the applicable retirement plan of such employer or (ii) pursuant to the retirement scheme applicable under local law or the local policies and procedures of the Company or any Affiliate.

(ss) “Section 16(b)” has the meaning set forth in Section 12(a).

(tt) “Section 409A CIC” has the meaning set forth in Section 11(f).

(uu) “Separation from Service” has the meaning set forth in Section 1(aaa).

(vv) “Share” means a share of Common Stock.

(ww) “Stock Appreciation Right” means an Award granted under Section 5(b).

(xx) “Stock Option” means an Award granted under Section 5(a).

(yy) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(zz) “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.

(aaa) “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Service. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration

(a) Committee. This Plan shall be administered by the Board directly, or if the Board elects, by the Personnel and Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i) To select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, Cash-Based Awards or any combination thereof are to be granted hereunder;

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(iii) To determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

(iv) To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(c)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(v) To modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(c) and 5(d)), at any time or from time to time, including, but not limited to, Performance Goals;

(vi) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

(vii) To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(viii) To determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(ix) To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(x) To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(xi) To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

(xii) To decide all other matters that must be determined in connection with an Award; and

(xiii) To otherwise administer this Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 12, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(ii) Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Subject to Section 1(h), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan, including terms and conditions for grant or vesting and the adjustment of Awards need not be the same for each Participant.

(d) Cancellation or Suspension. Subject to Section 5(c), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(e) Award Agreements. The terms and conditions of each Award (other than a Cash-Based Award), as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award (other than a Cash-Based Award) shall be subject to the Participant’s acceptance of the applicable Award Agreement within the time period specified therein (if any).

(f) Minimum Vesting Period. Except for (i) Awards granted with respect to a maximum of five percent of the Shares authorized in the first sentence of Section 3(a), and (ii) Awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting, any Award (or any installment thereof) granted under the Plan shall vest no earlier than the first anniversary of the Grant Date, although the Committee may permit acceleration of vesting of such awards.

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SECTION 3. Common Stock Subject to Plan

(a) Plan Maximums. Subject to any increase or decrease pursuant to Section 3(d), the maximum number of Shares that may be granted pursuant to Awards under this Plan shall be equal to the sum of (i) 4,725,000 Shares and (ii) the number of shares available under the Allegheny Technologies, Inc. 2020 Incentive Plan immediately prior to shareholder approval of the Plan, subject to the counting, adjustment and substitution provisions of the Plan. The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be equal to 1,000,000 Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares or Shares held in or acquired for the treasury of the Company, or both. On and after the Effective Date (as defined in Section 13(a)), no new awards may be granted under the Prior Plans, it being understood that (i) awards outstanding under any such plans as of the Effective Date shall remain in full force and effect under such plans according to their respective terms, and (ii) to the extent that any such award granted under the Prior Plans is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan; provided, however, that dividend equivalents may continue to be issued under the Company’s existing equity compensation plans in respect of awards granted under such plans which are outstanding as of the Effective Date.

(b) Individual Limits. A Participant who is a non-employee director of the Company shall not receive total compensation for any fiscal year that exceeds $850,000, increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director. For purposes hereof, total compensation is the sum of (A) the grant date fair value of any equity or equity-based Awards mandatorily granted to such non-employee director of the Company during such fiscal year, (B) the initial amount of any cash-denominated Awards mandatorily granted to such non-employee director during such fiscal year, and (C) the amount of cash fees payable to such non-employee director in respect of such service during any fiscal year, including any such cash fees that are voluntarily deferred by the non-employee directors.

(c) Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards that are not delivered shall again be available for Awards under this Plan. If the exercise price of, and/or the tax withholding obligations relating to, any Stock Option or Stock Appreciation Right is satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the gross number of Shares subject to the Stock Option or Stock Appreciation Right shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 3(a). If the tax withholding obligations relating to any Full-Value Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares related to such Full-Value Award, the net number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a).

(d) Adjustment Provisions.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) upon certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(ii) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Section 3(a) upon certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(iii) In the case of Corporate Transactions, such adjustments may include (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company)

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for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iv) The Committee may adjust the Performance Goals applicable to any Awards to reflect any items that are unusual in nature or occur infrequently, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the Commission, or as otherwise determined by the Committee in its reasonable discretion.

(v) Any adjustments made pursuant to this Section 3(d) to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(e) Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

SECTION 4. Eligibility

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. Stock Options and Stock Appreciation Rights

(a) Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b) Stock Appreciation Rights. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Exercise Price; Prohibition on Repricing. The exercise price per Share subject to a Stock Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(d) Term. The Term of each Stock Option and each Stock Appreciation Right shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than 10 years after its Grant Date.

(e) Exercisability. Except as otherwise provided herein, Stock Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(f) Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(i), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 15(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.

(g) Nontransferability of Stock Options and Stock Appreciation Rights. No Stock Option or Stock Appreciation Right shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a

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Nonqualified Stock Option or Stock Appreciation Right, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 5(g), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

(h) Termination of Service. The effect of a Participant’s Termination of Service on any Award of Stock Options or Stock Appreciation Rights then held by such Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Award.

(i) Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(j) Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).

SECTION 6. Restricted Stock

(a) Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

(b) Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of Shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Allegheny Technologies Incorporated 2022 Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222.

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(d) Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of

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Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends. As determined by the Committee in the applicable Award Agreement and subject to Section 15(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be payable in cash or Common Stock (in an amount determined on the basis of the Fair Market Value of the Common Stock on the applicable dividend payment date) and shall be held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall be held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

(e) Delivery of Unlegended Certificates. If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates. In the case of legended book-entry recordation, the legend will be removed from such book-entry recordation.

(f) Termination of Service. The effect of a Participant’s Termination of Service on any Award of Restricted Stock then held by such Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Award.

SECTION 7. Restricted Stock Units

(a) Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Award Agreement, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15(e)).

(c) Rights of a Shareholder. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. Unless otherwise determined by the Committee and subject to Section 15(e), an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares. Notwithstanding the immediately preceding sentence, if an adjustment to an Award of Restricted Stock Units is made pursuant to Section 3(d) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional Restricted Stock Units) shall be made under this Section 7(c) as a result of the same dividend or distribution.

(d) Termination of Service. The effect of a Participant’s Termination of Service on any Award of Restricted Stock Units then held by such Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Award.

SECTION 8. Performance Units

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The conditions for grant or vesting and the other provisions of Performance Units (including any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

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SECTION 9. Other Stock-Based Awards

Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, or other Awards denominated in, or with a value determined by reference to, a number of Shares that is specified at the time of the grant of such Award, and (d) be designed to comply with applicable laws of jurisdictions other than the United States.

SECTION 10. Cash-Based Awards

Cash-Based Awards may be granted under this Plan, subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. Cash-Based Awards may be paid in cash or in Shares (valued as of the date of payment) as determined by the Committee.

SECTION 11. Change-in-Control Provisions

(a) General. The provisions of this Section 11 shall, subject to Section 3(d), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b) Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11(c) (any award meeting the requirements of Section 11(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).

(c) Replacement Awards. An Award shall meet the conditions of this Section 11(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied, and a Replacement Award for any performance-based Award may provide that all uncompleted Performance Periods shall terminate upon the Change in Control, the target level of performance (or, if higher, the actual level of performance) set forth with respect to each Performance Goals under such performance-based Award shall be deemed to have been attained and a pro-rata portion (based on the ratio of (i) the number of full and partial months which have elapsed from the beginning of the Performance Period through the Change in Control to (ii) the number of months originally contained in the Performance Period) of each such performance-based Award shall become vested, subject to any continuing employment requirement through the end of the original Performance Period, and the remainder of each such performance-based Award shall be converted into and remain outstanding as Restricted Stock Units, subject to any continuing employment requirement through the end of the original Performance Period. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control, except to the extent of performance-based vesting as provided in the preceding sentence. The determination whether the conditions of this Section 11(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d) Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Service of a Participant by the Company other than for Cause within 24 months following a Change in Control or, if longer, the duration of any remaining Performance Period with respect to a performance-based Award (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change in Control or provided in the Replacement Award, at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Service

A-10	ATI 2022 Proxy Statement	Appendix A

as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised until the expiration of the stated full Term of such Stock Option or Stock Appreciation Right.

(e) Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11(e); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 11(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f) Notwithstanding any other provision of this Plan, an Award Agreement or any Individual Agreement, for any Award that constitutes non-qualified deferred compensation within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Code (a “Section 409A CIC”); provided, however, that whether or not a Change in Control is a Section 409A CIC, such Change in Control may result in the accelerated vesting of such Award as provided by the Award Agreement, this Plan, any Individual Agreement or otherwise by the Committee.

Appendix A	ATI 2022 Proxy Statement	A-11

SECTION 12. Section 16(b); Section 409A

(a) The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b) and meet any requirements of the Applicable Exchange, and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(b) This Plan and the Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to Awards that are subject to Section 409A of the Code, it is intended that this Plan be interpreted and administered in all respects in accordance with Section 409A of the Code. Each payment (including the delivery of Shares) under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan, any Award Agreement or any Individual Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company as in effect on the date of Termination of Service), amounts that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day of the seventh month following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

SECTION 13. Term, Amendment and Termination

(a) Effectiveness. This Plan was approved by the Board on February 25, 2022, subject to and contingent upon approval by the Company’s shareholders. This Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).

(b) Termination. This Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c) Amendment of Plan. The Board or the Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(c), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

SECTION 14. Unfunded Status of Plan

It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. Neither the Company nor the Committee shall have any obligation to segregate assets or establish a trust or other arrangements to meet the obligations created under this Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligation created by this Plan and the Award Agreement. No such obligation shall be deemed to be secured by any pledge or encumbrance on the property of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

SECTION 15. General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares, or book-entry registration, may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan or record any book-entry registration prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the

A-12	ATI 2022 Proxy Statement	Appendix A

maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company and as provided in an Award Agreement, withholding obligations will be settled with Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes (up to the maximum statutory rate), all in accordance with such procedures and subject to approvals as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15(e). In no event may any dividends or dividend equivalents with respect to any Awards be paid until vesting of such Awards.

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.

(h) Governing Law and Interpretation. This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

(i) Non-Transferability. Except as otherwise provided in Sections 5(g), 6(c)(ii) and 7(b)(ii) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

(j) Clawback Policy.

(i) Forfeiture. Unless otherwise determined by the Committee, if the Company is required to prepare a material negative accounting restatement due to the noncompliance of the Company with any financial reporting requirement under the securities laws as a result of misconduct, and the Committee determines that (A) a Participant knowingly engaged in the misconduct, (B) was grossly negligent with respect to such misconduct, or (C) knowingly or grossly negligently failed to prevent the misconduct, the Company may require the Participant to pay to the Company an amount (the “Forfeiture Amount”), as determined by the Committee in its sole and absolute discretion, up to the sum of (1) the Fair Market Value of any Shares held by the Participant as of the date that the Committee requires forfeiture that were acquired by the Participant pursuant to an Award during the three-year period following the first public filing of the financial document requiring restatement, (2) the excess, if any, of (x) the proceeds from the sale (including sales to the Company) of any Shares acquired by the Participant pursuant to an Award during the three-year period following the first public filing of the financial document requiring restatement, over (y) the amount, if any, paid by the Participant to purchase such Shares, and (3) any proceeds received by the Participant upon cash settlement of any Award during the three-year period following the first public

Appendix A	ATI 2022 Proxy Statement	A-13

filing of the financial document requiring restatement. The Forfeiture Amount shall be paid by the Participant within 30 days of receipt from the Company of written notice requiring payment by the Participant of the Forfeiture Amount.

(ii) Committee Determination. Without limiting the generality of Section 2, the Committee shall make all determinations required pursuant to this Section 15(j) in its sole and absolute discretion, and such determinations shall be conclusive and binding on all Persons. Notwithstanding any provision of Section 15(j)(i) to the contrary, the Committee has sole and absolute discretion not to require a Participant to pay a Forfeiture Amount, and its determination not to require any Participant to pay a Forfeiture Amount with respect to any particular act by any particular Participant shall not in any way reduce or eliminate the Committee’s authority to require payment of a Forfeiture Amount with respect to any other act or other Participant.

(iii) Effect of Change in Control. Notwithstanding the foregoing, this Section 15(j) shall not be applicable to any Participant following a Change in Control.

(iv) Non-Exclusive Remedy. This Section 15(j) shall be a non-exclusive remedy and nothing contained in this Section 15(j) shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Section 15(j).

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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/ati or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ati

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals –	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Leroy M. Ball, Jr.	☐	☐	☐	02 - Carolyn Corvi	☐	☐	☐	03 - Robert S. Wetherbee	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of our 2022 Incentive Plan	☐	☐	☐	3.	Advisory vote to approve the compensation of our named executive officers	☐	☐	☐

4.	Ratification of the selection of Ernst & Young LLP as our independent auditors for 2022	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

2022 Annual Meeting of

Allegheny Technologies Incorporated Stockholders

Thursday, May 12, 2022

12:00 p.m. Eastern Time

Dear Stockholder,

Available on the Internet at http://www.envisionreports.com/ati are materials relating to the Allegheny Technologies Incorporated 2022 Annual Meeting of Stockholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

Your vote is important. Please vote your proxy promptly whether or not you expect to attend the meeting. You may vote by toll-free telephone, by Internet or by signing and returning the proxy card (below) by mail in the enclosed postage-paid envelope.

Amanda J. Skov

Corporate Secretary

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2021 Annual Report to Stockholders are available at: www.envisionreports.com/ati

The 2022 Annual Meeting of Stockholders of Allegheny Technologies Incorporated will be held on

Thursday, May 12, 2022 at 12:00 p.m. Eastern Time, virtually via the internet at meetnow.global/MGR2DVX.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ati

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy – Allegheny Technologies Incorporated

Proxy for 2022 Annual Meeting

Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated

The undersigned hereby appoints Donald P. Newman, Elliot S. Davis and Amanda J. Skov or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 12, 2022, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this card and, in their discretion, upon such other matters as may properly come before such meeting.

STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy, when properly executed, will be voted as directed herein, but if you do not specify a vote, the proxies will vote FOR Items 1, 2, 3 and 4 and in their discretion on other matters.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address - Please print new address below.	Comments - Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals –	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Leroy M. Ball, Jr.	☐	☐	☐	02 - Carolyn Corvi	☐	☐	☐	03 - Robert S. Wetherbee	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of our 2022 Incentive Plan	☐	☐	☐	3.	Advisory vote to approve the compensation of our named executive officers	☐	☐	☐

4.	Ratification of the selection of Ernst & Young LLP as our independent auditors for 2022	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy – Allegheny Technologies Incorporated

Proxy for 2022 Annual Meeting

Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated

The undersigned hereby appoints Donald J. Newman, Elliot S. Davis and Amanda J. Skov or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 12, 2022, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this card and, in their discretion, upon such other matters as may properly come before such meeting.

STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy, when properly executed, will be voted as directed herein, but if you do not specify a vote, the proxies will vote FOR Items 1, 2,3 and 4 and in their discretion on other matters.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 10, 2022.
Online Go to www.envisionreports.com/ati or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ati

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Leroy M. Ball, Jr.	☐	☐	☐	02 - Carolyn Corvi	☐	☐	☐	03 - Robert S. Wetherbee	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of our 2022 Incentive Plan	☐	☐	☐	3.	Advisory vote to approve the compensation of our named executive officers	☐	☐	☐

4.	Ratification of the selection of Ernst & Young LLP as our independent auditors for 2022	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03LTDB

•	The ATI Retirement Plan

•	The ATI 401(k) Savings Plan

As a Plan participant, you have the right to direct Benefit Trust Company how to vote the shares of Allegheny Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may vote by telephone, Internet or by completing, signing and returning voting instructions herein by mail. A postage-paid return envelope is enclosed.

The Trustee must receive your voting instructions by 11:59 p.m., Eastern Time, on May 10, 2022. If the Trustee does not receive your instructions by such date, the Trustee shall vote your shares as the Plan Administrator directs.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2021 Annual Report to Stockholders are available at: www.envisionreports.com/ati

The 2022 Annual Meeting of Stockholders of Allegheny Technologies Incorporated will be held on

Thursday, May 12, 2022 at 12:00 p.m. Eastern Time, virtually via the internet at meetnow.global/MGR2DVX.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ati

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Voting Instruction Card for 2022 Annual Meeting

Allegheny Technologies Incorporated

Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated

The undersigned hereby directs Benefit Trust Company to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 12, 2022 and any adjournments or postponements thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.

PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐